                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                               AMENDMENT NO. 1 TO

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]   Preliminary Information Statement         [ ]   Confidential, for Use of
                                                the Commission Only (as
                                                permitted by Rule 14c-5(d)(2))

[ ]   Definitive Information Statement

                            DIXON TICONDEROGA COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[X]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            Common stock, par value $1.00 per share, of Dixon Ticonderoga
            Company.

--------------------------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:
            3,207,894 shares.

--------------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was based upon he sum of (a) 3,207,894 shares of common stock multiplied by $7.00 per share and (b) options to purchase 165,500 shares of common stock multiplied by $3.76 per share (which is the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.0001267 by the sum of the preceding sentence.

--------------------------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction: $22,991,478.

--------------------------------------------------------------------------------

      5)    Total fee paid: $2,913.02.

--------------------------------------------------------------------------------

[X]   Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            --------------------------------------------------------------------

      2)    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3)    Filing Party:

            --------------------------------------------------------------------

      4)    Date Filed:

            --------------------------------------------------------------------

                            DIXON TICONDEROGA COMPANY
                            195 INTERNATIONAL PARKWAY
                               HEATHROW, FL 32746
                                 (407) 829-9000

                       NOTICE OF ACTION BY WRITTEN CONSENT
                             AND OF APPRAISAL RIGHTS

                                [________], 2005

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS DATED [___________], 2005 AND IS FIRST BEING MAILED TO DIXON STOCKHOLDERS ON [____________], 2005.

Dear Stockholder:

      Dixon Ticonderoga Company, a Delaware corporation ("Dixon"), is writing to you in connection with the Agreement and Plan of Merger dated as of December 16, 2004, among Fila-Fabbrica Italiana Lapis ed Affini S.p.A, an Italian corporation ("Fila"), Pencil Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Fila (the "Purchaser"), and Dixon. The merger agreement provides for an offer by the Purchaser to purchase all of the issued and outstanding shares of Dixon's common stock, followed by the merger of the Purchaser into Dixon, with Dixon as the surviving corporation. Upon completion of the merger, Dixon will be a wholly-owned subsidiary of Fila. We refer to the Agreement and Plan of Merger as the merger agreement, to the offer to purchase all the issued and outstanding shares of Dixon's common stock contemplated by the merger agreement as the offer and to the merger contemplated by the merger agreement as the merger.

      The board of directors of Dixon has unanimously determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are fair to and in the best interests of Dixon and its stockholders; approved and declared advisable the merger agreement and the transactions contemplated thereby, including the offer and merger; and recommended that the stockholders of Dixon vote to approve and adopt the merger agreement and the merger. A copy of the merger agreement is attached to the accompanying information statement as Annex A.

      The offer was the first step in the acquisition of Dixon by Fila. The Purchaser commenced the offer on January 7, 2005 and on [__________], 2005, consummated the offer by purchasing and paying for a total of [_________] shares. The merger is the second and final step of the acquisition of Dixon by Fila. As a result of the consummation of the offer, Dixon's common stock ceased to be quoted on the American Stock Exchange and is no longer publicly traded.

      In the merger, each share of Dixon common stock outstanding immediately prior to the effective time (other than shares owned by (i) Fila or an affiliate of Fila, the Purchaser or Dixon or its subsidiaries, which shall be cancelled, and (ii) stockholders who are entitled to demand and have properly exercised and perfected appraisal rights under Delaware law) will, by virtue of the merger and without any action on the part of the holders of such shares, be converted into the right to receive $7.00 per share in cash, less any required withholding taxes and without interest, as soon as reasonably practicable after surrender of the certificate(s) formerly representing such shares.

      Simultaneously with the execution of the merger agreement, certain Dixon stockholders entered into a stock purchase agreement with the Purchaser to sell their shares of Dixon common stock to the Purchaser for $7.00 per share and appointed designees of the Purchaser as proxies to vote their shares in favor of the merger or execute a stockholder written consent to the merger.

      Under Delaware law and Dixon's organizational documents, the approval and affirmative vote (or written consent in lieu thereof) of the holders of not less than 66 2/3% of the voting power of the outstanding shares of Dixon stock, is required to adopt the merger agreement. As the result of the stock purchase agreement and the consummation of the offer, the Purchaser currently owns [__]% of the shares of Dixon's outstanding common stock as of [_________], 2005, which also represents approximately [__]% of the voting power of the outstanding shares of capital stock of Dixon as of [__________], 2005, the record date fixed by Dixon's board of directors for the action by written consent.

      The Purchaser has delivered to Dixon a written consent in accordance with
Section 228 of the Delaware General Corporation Law (the "DGCL"), adopting the merger agreement and approving the merger and the other transactions contemplated by the merger agreement. Because the Purchaser beneficially owns shares of common stock representing greater than 66 2/3% of the voting power of the outstanding shares of capital stock of Dixon entitled to be cast on the adoption of the merger agreement, the action by written consent is sufficient to adopt the merger agreement and to approve the merger and the other transactions contemplated by the merger agreement without any further action by any other Dixon stockholder. As a result, no other votes are necessary to adopt the merger agreement, and your approval is not required and is not being requested. Neither Dixon nor Fila is soliciting proxies from Dixon stockholders. When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228(e) of the DGCL requires prompt notice of the action to those stockholders who did not vote.

      Under Section 262 of the DGCL, if you did not consent to the adoption of the merger agreement, you may be entitled to appraisal rights in connection with the merger as described in the attached information statement. If you comply with the requirements of Section 262 of the DGCL, you will have the right to seek an appraisal and to be paid the "fair value" of your shares of Dixon common stock, at the effective time of the merger (exclusive of any element of value arising from the accomplishment or expectation of the merger), together with a fair rate of interest, if any, as determined by the Delaware Court of Chancery, instead of $7.00 per share in cash without interest.

      THIS NOTICE AND THE INFORMATION STATEMENT ATTACHED HERETO SHALL CONSTITUTE NOTICE TO YOU OF ACTION TAKEN BY WRITTEN CONSENT AS REQUIRED UNDER SECTION 228(e) OF THE DGCL AND OF THE AVAILABILITY OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL, A COPY OF WHICH IS ATTACHED AS ANNEX C TO THE INFORMATION STATEMENT.

      Please read the information statement carefully and in its entirety.

                                            By order of the Board of Directors,

                                            /s/ Laura Hemmings
                                            -----------------------------
                                            Laura Hemmings
                                            Secretary

                            DIXON TICONDEROGA COMPANY

                               AMENDMENT NO. 1 TO

                              INFORMATION STATEMENT

                               [__________], 2005

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

      This information statement is being furnished to the holders of common stock of Dixon Ticonderoga Company, a Delaware corporation ("Dixon", or the "Company"), by Dixon's board of directors in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 16, 2004, among Fila-Fabbrica Italiana Lapis ed Affini S.p.A, an Italian corporation, ("Fila"), Pencil Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Fila (the "Purchaser"), and Dixon. The Merger Agreement provides for an offer by the Purchaser to purchase all of the issued and outstanding common stock of Dixon (the "Offer"), followed by the merger of the Purchaser into Dixon, with Dixon as the surviving corporation (the "Merger"). Upon completion of the Merger, Dixon will be a wholly-owned subsidiary of Fila.

      The Offer was the first step in the acquisition of Dixon by Fila. The Purchaser commenced the Offer on January 7, 2005 and on [__________], 2005, consummated the Offer by purchasing and paying for a total of [_________] shares. The Merger is the second and final step of the acquisition of Dixon by Fila. As a result of the consummation of the Offer, Dixon's common stock ceased to be quoted on the American Stock Exchange and is no longer publicly traded.

      The board of directors of Dixon has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of Dixon and its stockholders; approved and declared advisable the merger agreement and the transactions contemplated thereby, including the Offer and the Merger; and recommended that the stockholders of Dixon vote to approve and adopt the merger agreement and the merger. A copy of the Merger Agreement is attached to this information statement as Annex A.

      In the Merger, each share of Dixon common stock, $1.00 par value per share (the "Shares") outstanding immediately prior to the Effective Time (other than Shares owned by (i) Fila or an affiliate of Fila, the Purchaser or Dixon or its subsidiaries, which shall be cancelled, and (ii) stockholders who are entitled to demand and have properly exercised and perfected appraisal rights under Delaware law) will, by virtue of the Merger and without any action on the part of the holders of Shares, be converted into the right to receive $7.00 per Share in cash, less any required withholding taxes and without interest, as soon as reasonably practicable after surrender of the certificate(s) formerly representing such Shares.

      Simultaneously with the execution of the Merger Agreement, certain Dixon stockholders entered into a Stock Purchase Agreement with the Purchaser to sell their Shares to the Purchaser for $7.00 per Share and appointed designees of the Purchaser as proxies to vote their Shares in favor of the Merger or execute a stockholder written consent to the Merger.

      Under Delaware law and Dixon's organizational documents, the approval and affirmative vote (or written consent in lieu thereof) of the holders of not less than 66 2/3% of the voting power of the outstanding shares of Dixon stock, is required to adopt the merger agreement. As the result of the Stock Purchase Agreement and the consummation of the Offer, the Purchaser currently owns [__]% of the outstanding Shares as of [_________], 2005, which also represents approximately __% of the voting power of the outstanding shares of capital stock of Dixon as of __________, 2005, the record date fixed by Dixon's board of directors for the action by written consent that is the subject of this information statement.

      The Purchaser has delivered to Dixon a written consent in accordance with
Section 228 of the Delaware General Corporation Law (the "DGCL") adopting the Merger Agreement and approving the Merger and the other transactions contemplated by the Merger Agreement. Because the Purchaser beneficially owns shares of common stock representing greater than 66 2/3% of the voting power of the outstanding shares of capital stock of Dixon entitled to be cast on the adoption of the Merger Agreement, the action by written consent is sufficient to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated by the Merger Agreement without any further action by any other Dixon stockholder. As a result, no other votes are necessary to adopt the Merger Agreement, and your approval is not required and is not being requested.

      Neither Dixon nor Fila is soliciting proxies from Dixon stockholders. When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228(e) of the DGCL requires prompt notice of the action to those stockholders who did not vote. THIS INFORMATION STATEMENT AND NOTICE ATTACHED HERETO SHALL CONSTITUTE NOTICE TO YOU OF ACTION TAKEN BY WRITTEN CONSENT AS CONTEMPLATED BY SECTION 228(e) OF THE DGCL.

      Under Section 262 of the DGCL, if you did not consent to the adoption of the Merger Agreement, you may be entitled to appraisal rights in connection with the Merger, as described in this information statement. If you comply with the requirements of Section 262 of the DGCL, you will have the right to seek an appraisal and to be paid the "fair value" of your Shares at the effective time of the Merger (exclusive of any element of value arising from the accomplishment or expectation of the Merger) together with a fair rate of interest, if any, as determined by the Delaware Court of Chancery, instead of $7.00 per Share in cash, without interest. THIS INFORMATION STATEMENT AND NOTICE ATTACHED HERETOSHALL CONSTITUTE NOTICE TO YOU OF THE AVAILABILITY OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL, A COPY OF WHICH IS ATTACHED AS ANNEX C TO THIS INFORMATION STATEMENT.

      Under applicable securities regulations, the Merger may not be completed until 20 calendar days after the date of mailing of this information statement to Dixon stockholders. Therefore, notwithstanding the execution and delivery of the written consent by the Purchaser, the Merger may not be completed until that time has elapsed, and therefore, the earliest possible date on which the merger can be completed is [_____________], 2005.

             PLEASE READ THIS INFORMATION STATEMENT CAREFULLY AND IN
               ITS ENTIRETY, AS IT CONTAINS IMPORTANT INFORMATION

      Please do not send in your Dixon stock certificates at this time. If the Merger is completed, you will receive instructions regarding the surrender of your stock certificates and payment for your shares of Dixon common stock as promptly as practicable after the merger is completed.

      Neither the Securities and Exchange Commission, (the "SEC"), nor any state securities commission has passed upon the adequacy or accuracy of this information statement or determined if this information statement is complete. Any representation to the contrary is a criminal offense.

                                             By order of the Board of Directors,

                                             /s/ Laura Hemmings
                                             -----------------------------------
                                             Laura Hemmings, Secretary

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER..................................................................      Q-1
SUMMARY ................................................................................................      S-1
      The Proposed Transaction..........................................................................      S-1
      The Companies.....................................................................................      S-1
      Merger Consideration..............................................................................      S-2
      Effect of the Merger on Options...................................................................      S-2
      Record Date.......................................................................................      S-2
      Recommendation of our Board of Directors..........................................................      S-2
      Fairness Opinion..................................................................................      S-3
      Required Approval of the Merger; Written Consent..................................................      S-3
      Interests of Executive Officers in the Merger.....................................................      S-3
      Material U.S. Federal Income Tax Consequences of
             the Merger to Our Stockholders.............................................................      S-4
      The Merger Agreement..............................................................................      S-4
THE COMPANIES ..........................................................................................        1
      Dixon Ticonderoga Company.........................................................................        1
      Fila..............................................................................................        1
      The Purchaser.....................................................................................        2
THE MERGER..............................................................................................        2
      Required Approval of the Merger; Written Consent..................................................        8
      Record Date.......................................................................................        8
      Recommendation of the Board of Directors..........................................................        8
      Reasons for the Board's Recommendation............................................................        9
      Fairness Opinion..................................................................................       12
      Financing Condition...............................................................................       24
      Material US Federal Income Tax Consequences of the
             Merger to Our Stockholders.................................................................       24
      Interests of Directors and Executive Officers in the Merger.......................................       26
      Dissenters' Appraisal Rights......................................................................       28
      Form of the Merger................................................................................       31
      Conversion of Shares; Procedure for Exchange of Certificates......................................       31
THE MERGER AGREEMENT AND RELATED AGREEMENTS.............................................................       32
      The Merger Agreement..............................................................................       32
             The Offer..................................................................................       32
             Directors..................................................................................       32
             Conversion of Securities...................................................................       33
             Certificate of Incorporation and Bylaws....................................................       34
             Directors and Officers of the Surviving Corporation........................................       34
             Options....................................................................................       34
             The Merger.................................................................................       34
             Stockholders Meeting.......................................................................       34
             Merger Without Meeting of Stockholders.....................................................       35
             Representations and Warranties.............................................................       35
             Company Conduct of Business Covenants......................................................       36
             No Solicitation............................................................................       36
             Insurance and Indemnification..............................................................       37
             Rights Agreement...........................................................................       38

             Conditions to the Merger...................................................................       38
             Termination................................................................................       38
             Fees and Expenses..........................................................................       39
             Amendment..................................................................................       39
      Stock Purchase Agreement..........................................................................       39
             Transfer of Shares.........................................................................       39
             Voting Arrangements........................................................................       40
             Representations and Warranties of the Stockholders.........................................       40
             Representations and Warranties of Purchaser................................................       40
             Termination................................................................................       40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
      MANAGEMENT........................................................................................       40
WHERE YOU CAN FIND MORE INFORMATION.....................................................................       41

Annex A  Agreement and Plan of Merger
Annex B  Opinion of Sheldrick, McGehee & Kohler, Inc.
Annex C  Section 262 of the Delaware General Corporation Law

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

      The following questions and answers are intended to address briefly some commonly asked questions regarding the merger agreement and the merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to in this information statement.

Q.    WHY DID I RECEIVE THIS INFORMATION STATEMENT?

      A. Provisions of Delaware law and applicable securities regulations require us to provide you with information regarding the merger even though your consent is neither required nor requested to adopt the merger agreement or complete the Merger.

Q.    WHAT IS THE PROPOSED TRANSACTION?

      A. The proposed transaction is a Merger of the Purchaser with and into Dixon, with Dixon surviving as a wholly owned subsidiary of Fila. It is the second step in transactions that provide for the acquisition of Dixon by Fila. The first step was the Offer commenced by Fila on January 7, 2005 to purchase all of the outstanding Shares. As a result of the consummation of the Offer, the Shares ceased to be quoted on the American Stock Exchange and are no longer publicly traded.

Q.    WHY AM I NOT BEING ASKED TO VOTE ON THE MERGER?

      A. The merger requires the affirmative vote (or consent in writing in lieu thereof) of the holders of not less than 66 2/3% of the voting power of Dixon's outstanding capital stock. As the result of the consummation of the Offer and the Stock Purchase Agreement, the Purchaser currently owns [__]% of the outstanding Shares as of [_________], 2005, which also represents approximately [__]% of the voting power of the outstanding shares of capital stock of Dixon as of [__________], 2005, the record date fixed by Dixon's board of directors for the action by written consent that is the subject of this information statement. The Purchaser has delivered to Dixon a written consent in accordance with Section 228 of the DGCL adopting the Merger Agreement and approving the Merger and the other transactions contemplated by the Merger Agreement. Because the Purchaser beneficially owns Shares representing greater than 66 2/3% of the voting power of the outstanding shares of capital stock of Dixon entitled to be cast on the adoption of the Merger Agreement, the action by written consent is sufficient to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated by the Merger Agreement without any further action by any other Dixon stockholder. As a result, no other votes are necessary to adopt the Merger Agreement, and your approval is not required and is not being requested.

Q.    WHY DID THE BOARD OF DIRECTORS RECOMMEND THE MERGER AGREEMENT?

      A. After careful consideration and evaluation, the Dixon board of directors voted unanimously to approve, adopt and declare advisable the Merger Agreement and the Merger. The board also determined that the Merger and the other transactions contemplated by the Merger Agreement are in the best interest of the stockholders of Dixon. Important factors in the board's determination included, the results of a process begun in 2000 to determine if other parties were interested in entering into a strategic transaction relating to Dixon, the results of extensive negotiations with Fila for the sale of Dixon, the consideration of the risks of Dixon remaining as an independent, stand-alone company, the receipt by the board of a fairness opinion stating that the

      Merger consideration is fair, from a financial point of view, to the stockholders covered by the fairness opinion (as described below in the section entitled "Fairness Opinion ") and other important factors described in this information statement. To review our board of director's reasons for recommending that our stockholders adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, see "The Merger -- Reasons for the Board's Recommendation".

Q.    IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY SHARES?

      A. Upon completion of the merger, each Share outstanding immediately prior to the merger (other than Shares owned by Dixon or any subsidiary of the Dixon, Fila or any affiliate of Fila, all of which will be cancelled, and other than Shares that are held by stockholders, if any, who properly exercise their appraisal rights under the DGCL) will be converted into the right to receive $7.00 in cash, without interest (the "merger consideration"). Following the completion of the Merger, upon the surrender of your common stock certificates, you will receive an amount in cash equal to the product obtained by multiplying the merger consideration by the number of Shares that you own. In the event of a transfer of ownership of common stock that is not registered in the records of our transfer agent, the cash consideration for Shares may, subject to certain requirements, be paid to a person other than the person in whose name the certificate so surrendered is registered. See "The Merger -- Conversion of Shares; Procedures for Exchange of Certificates."

Q. WILL THE MERGER CONSIDERATION I RECEIVE IN THE MERGER INCREASE IF DIXON'S RESULTS OF OPERATIONS IMPROVE?

      A. No. The value of the Merger consideration is fixed. The Merger Agreement does not contain any provision that would adjust the Merger consideration based on the amount of working capital held by Dixon at the effective time of the Merger or improvements in the results of operations of Dixon prior to the effective time of the Merger.

Q.    IS THE MERGER AGREEMENT SUBJECT TO THE FULFILLMENT OF CONDITIONS?

      A. Yes. Before the Merger can be completed, Dixon, Fila and the Purchaser must fulfill or waive several closing conditions. If these conditions are not satisfied or waived, the merger will not be completed. We do not know of any reason that all conditions to the Merger will not be satisfied. See "The Merger Agreement -- Conditions to the Merger".

Q. WHAT VOTE (OR CONSENT IN WRITING IN LIEU THEREOF) OF STOCKHOLDERS IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

      A. The approval and affirmative vote (or written consent in lieu thereof) of the holders of not less than 66 2/3% of the voting power of the outstanding shares of Dixon stock is required to adopt the Merger Agreement. As the result of the consummation of the Offer and the Stock Purchase Agreement, the Purchaser currently owns __% of the Shares as of [_________], 2005, which also represents approximately __% of the voting power of the outstanding shares of capital stock of Dixon as of [__________], 2005, the record date fixed by the Dixon board of directors for the action by written consent that is the subject of this information statement. The Purchaser has already acted by written consent to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement. The action by written consent is sufficient to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement without the approval of any other stockholder of Dixon.

      Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. WHAT RIGHTS DO I HAVE TO SEEK AN APPRAISAL OF THE FAIR VALUE OF MY SHARES? (SEE PAGE __)

      A. If you wish, you may seek an appraisal of the fair value of your Shares, but only if you comply with all requirements of Delaware law as described on pages __ through __ and in Annex C of this Information Statement. Depending upon the determination of the Delaware Court of Chancery, the appraised fair value of your Shares, which is the amount you will receive for your Shares if you properly seek an appraisal, may be less than, equal to or more than the $7.00 per Share to be paid in the Merger.

Q.    WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

      A. We expect the merger to occur on or about [_____________], 2005, which is 20 calendar days after Dixon expects to mail this information statement.

Q.    SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

      A. No. After the completion of the merger, you will be sent detailed instructions for exchanging your common stock certificates for the Merger Consideration.

Q.    WILL I OWE TAXES AS A RESULT OF THE MERGER?

      A. The Merger will be a taxable transaction for all U.S. holders of Shares. As a result, assuming you are a U.S. holder, the cash you receive in the Merger for your Shares will be subject to United States federal income tax and also may be taxed under applicable state, local, and other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the amount of cash you receive and (2) the adjusted tax basis of your surrendered Shares. See "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders" for a more detailed explanation of the tax consequences of the Merger. You should consult your tax advisor on how specific tax consequences of the Merger apply to you.

Q.    WHERE CAN I FIND OUT MORE INFORMATION ABOUT DIXON?

      A. We file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please refer to the section entitled "Where You Can Find More Information".

Q.    WHO CAN HELP ANSWER MY QUESTIONS?

      A. If you have questions about the Merger after reading this information statement, require assistance or need additional copies of this information statement, please call Richard A. Asta, Executive Vice President and Chief Financial Officer of Dixon.

                                     SUMMARY

      This summary highlights important information in this information statement. Because this summary may not contain all of the information that is important to you, you should carefully read this entire information statement, the annexes attached to this information statement and the other documents to which this information statement refers you for a more complete understanding of the Merger, including in particular the copy of the Merger Agreement and the opinion of Sheldrick, McGehee & Kohler, Inc. that are attached to this information statement as Annex A and Annex B, respectively. We have included page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE PROPOSED TRANSACTION

        The Merger is the second step of a transaction that began with the Offer commenced on January 7, 2005, to purchase all of the issued and outstanding Shares. Simultaneously with the execution of the Merger Agreement, certain
Dixon stockholders entered into a Stock Purchase Agreement with the Purchaser to sell their Shares to the Purchaser for $7.00 per Share and appointed designees of the Purchaser as proxies to vote their Shares in favor of the Merger or execute a stockholder written consent to the Merger. As the result of the Stock Purchase Agreement and consummation of the Offer, the Purchaser currently owns __% of the outstanding Shares as of [_________], 2005, the record date fixed by the Dixon board of directors for the action by written consent that is the subject of this information statement. As a result of the consummation of the Offer, the Shares ceased to be quoted on the American
Stock Exchange.

      Pursuant to the Merger Agreement, the Purchaser will merge with and into Dixon, with Dixon surviving the Merger as a wholly owned subsidiary of Fila. Upon completion of the Merger, each issued and outstanding Share owned by us or any of our subsidiaries, or by Fila or any affiliate of Fila, including the Purchaser, will automatically be cancelled and no payment will be made with respect to such Shares, and each outstanding Share not owned by us or any of our subsidiaries, or by Fila or any affiliate of Fila, including the Purchaser (other than Shares held by stockholders, if any, who properly exercise their appraisal rights under Delaware law), will be converted into the right to receive $7.00 in cash, without interest. Shares held by Fila in the Purchaser will be converted to shares of Dixon common stock.

THE COMPANIES (PAGE 1)

      Dixon. Dixon, which we also refer to in this information statement as we, us or our company, is headquartered in Heathrow, Florida and manufactures and markets a wide range of writing instruments, art materials and office products, including the well-known Ticonderoga(R), Prang(R) and Dixon(R) brands.

      Our principal executive office is located at 195 International Parkway Heathrow, Florida 32746, and our telephone number is (407) 829-9000.

      Fila. Fila is headquartered in Milan, Italy and is a privately held Italian company. It manufactures and markets a wide range of design and writing instruments, art materials and modeling paste. Its leading brands in the European market are Giotto, Tratto, Pongo, Das and Dido.

      Fila's principal executive office is located at Via Sempione, 2/C
20016 Pero (MI), Milan, Italy and its telephone number is 011-39-02-38-100-363.

      The Purchaser. The Purchaser is a Delaware corporation organized in connection with the Offer and Merger and has engaged in no activities other than those incident to its formation and the completion of the transactions provided for in the Merger Agreement. The Purchaser is a wholly owned subsidiary of Fila. The mailing address of the Purchaser's principal executive offices is Via Sempione, 2/C 20016 Pero (MI), Milan, Italy and its telephone number is 011-39-02-38-100-363.

CONVERSION OF SECURITIES (PAGE 33)

      Upon completion of the Merger, each Share issued and outstanding (other than shares held by Fila or its affiliates, including the Purchaser, or Dixon or its subsidiaries, or held by stockholders, if any, who properly exercise their appraisal rights under Delaware law) will be converted into the right to receive $7.00 in cash, without interest. As a result of the Merger, unless you have properly exercised your appraisal rights as described in this information statement, you will receive a total amount equal to the product obtained by multiplying $7.00 by the number of Shares that you own upon surrender of your common stock certificates.

EFFECT OF THE MERGER ON OPTIONS (PAGE 33)

      Dixon agreed to take or cause to be taken such actions as are reasonably required to ensure that (i) each holder of a an option to purchase Shares that has not previously expired or been exercised in full as of or prior to the effective time of the Merger, whether vested or unvested has the right to irrevocably elect, no later than immediately prior to the consummation of the Merger, to surrender, following the consummation of the Merger, any eligible option then held by the optionee in exchange for the right to receive a cash payment equal to (x) the excess, if any, of (A) the per share price paid in the Merger over (B) the exercise price per share of the Shares subject to such eligible option, multiplied by (y) the number of Shares then issuable pursuant to the unexercised portion of such eligible option, payable not later than five days after the effective time, (ii) each optionee shall have the right to purchase, effective no later than immediately prior to the consummation of the Merger, subject to the consummation of the Merger and in accordance with the terms of the relevant plan or document, all or any part of the Shares covered by any eligible option held by the optionee (that has not been surrendered pursuant to (i) above), and each Share so purchased shall be converted, as of the effective time of the Merger, into the right to receive the per Share price paid in the Merger, and (iii) each eligible option (with respect to which an optionee has not exercised one of the rights set forth in (i) and (ii) above) will, following the Merger, confer upon the optionee only the right to receive upon exercise in accordance with the terms of the relevant plan or document (including payment of the aggregate exercise price), for each Share that otherwise would be issuable pursuant to the unexercised portion of such eligible option, $7.00 per Share.

RECORD DATE (PAGE 8)

      The board of directors of Dixon fixed [_______________], 2005, as the record date to determine the stockholders entitled to consent to the adoption of the Merger Agreement, to receive notice of the proposed Merger and to receive this information statement. On [____________] the Purchaser executed and delivered to us a written consent in respect of __% of the voting power of the outstanding shares of capital stock of Dixon entitled to consent to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement. On [_____________], 2005, there were 3,207,894 Shares outstanding. Each Share is entitled to one vote in respect of the adoption of the Merger Agreement.

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RECOMMENDATION OF OUR BOARD OF DIRECTORS (PAGE 8)

      After evaluating a variety of business, financial and market factors and consulting with our legal and financial advisors, our board of directors unanimously:

      - determined that the Merger Agreement and the transactions contemplated thereby, including the Offer, the Merger and the Stock Purchase Agreement, were fair to and in the best interests of Dixon and its stockholders;

      - approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer, the Merger and the Stock Purchase Agreement;

      - recommended that Dixon's stockholders accept the Offer and tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement and the Merger; and,

      - approved the Merger Agreement, the Stock Purchase Agreement, the Offer, and the Merger for purposes of Section 203 of the Delaware General Corporation Law of the State of Delaware so that the restrictions on "business combinations" and "interested stockholders" set forth in Section 203 will not apply to the Merger Agreement, the Stock Purchase Agreement, the Offer or the Merger.

      For a discussion of the material factors considered by our board of directors in reaching their conclusion, see "The Merger -- Reasons for the Merger."

FAIRNESS OPINION (PAGE 12)

      We retained Sheldrick, McGehee & Kohler, Inc. ("SMK") to provide a financial fairness opinion to the board of directors of Dixon in connection with the Offer and the Merger. At meetings of the board of directors on December 2, 2004 and on December 15, 2004, SMK rendered its oral opinion, subsequently confirmed in writing on December 16, 2004, that as of December 16, 2004, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the consideration to be received by the holders of Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders (other than Fila, the Purchaser and their affiliates).

      The full text of SMK's written opinion which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the reviews undertaken in rendering its opinion, is attached as Annex B to this information statement. The summary of SMK's fairness opinion set forth in this information statement is qualified in its entirety by reference to the full text of the opinion. Stockholders should read the opinion carefully and in its entirety. SMK's opinion is directed to the board of directors of Dixon, addresses only the fairness from a financial point of view of the consideration to be received by holders of Shares pursuant to the Merger Agreement (other than Fila, the Purchaser and their affiliates), and does not address any other aspect of the Merger.

REQUIRED APPROVAL OF THE MERGER; WRITTEN CONSENT (PAGE 8)

      Under Delaware law and Dixon's organizational documents, the adoption of the Merger Agreement by Dixon's stockholders may be effected by written consent of the stockholders holding not less than 66 2/3% of the voting power of the outstanding Shares. On [____________] the Purchaser executed and delivered to us a written consent in respect of __% of the voting power of the outstanding shares of capital stock of Dixon entitled to consent to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement. On [_____________], 2004,
there were 3,207,894 Shares outstanding. Each Share is entitled to one vote in respect of the adoption of the Merger Agreement. As a result, no further action of Dixon's stockholders will be required to adopt the Merger Agreement or approve the Merger, and Dixon will not hold a stockholders' meeting at which stockholders will vote or take other action on the adoption of the Merger Agreement.

      Federal securities laws state that the Merger may not be completed until 20 calendar days after the date of mailing of this information statement to Dixon stockholders. Therefore, notwithstanding the execution and delivery of the written consents, the Merger will not occur until that time has elapsed. We expect the Merger to close on or about that time. However, there can be no assurance that the Merger will close at that time, or at all.

      When actions are taken by written consent of less than all of the stockholders entitled to vote (or consent in writing in lieu thereof) on a matter, Section 228(e) of the DGCL requires notice of the action to those stockholders who did not vote (or consent in writing in lieu thereof). This information statement and the notice attached hereto shall constitute notice to you of action by written consent as required by Section 228(e) of the DGCL.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE 25)

      Some of our executive officers and the members of our board of directors have interests in the Merger that are different from, or in addition to, the interests of Dixon and our stockholders generally. The members of our board of directors were aware of these interests and considered them at the time they approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

      These interests include:

            - the cancellation and cash-out of all outstanding options to acquire our Shares, whether or not then vested or exercisable, held by directors and executive officers;

            - assurance of severance payments and benefits following the Merger; and

            - the right to continued indemnification and directors' and officers' liability insurance for our directors and officers by the surviving corporation for events occurring prior to the time of the Merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS (PAGE 24)

      The receipt of the merger consideration for each Share pursuant to the Merger Agreement will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. For U.S. federal income tax purposes, each of our stockholders that are U.S. holders generally will recognize taxable gain or loss as a result of the Merger measured by the difference, if any, between the Merger consideration, and the adjusted tax basis in that Share owned by the stockholder. That gain or loss will be a capital gain or loss if the Share is held as a capital asset in the hands of the stockholder, and will be long-term capital gain or loss if the Share has been held for more than one year at the time of the completion of the Merger. Stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the Merger.

THE MERGER AGREEMENT (PAGE 31)

      Conditions to the Completion of the Merger (page 37). As more fully described in this information statement and the Merger Agreement, the completion of the merger depends on the satisfaction or waiver of certain conditions. If these conditions are not satisfied or waived, the Merger will not be completed.

      Dissenters' Rights of Appraisal (page 27). If you did not consent in writing to the Merger and you take all steps required to perfect your appraisal rights under Delaware law, you will be entitled to dissent from the Merger and to have the fair value of your Shares judicially determined and paid to you in cash, together with a fair rate of interest, if any, as the Delaware Court of Chancery may determine. The text of Section 262 of the Delaware General Corporation Law, which sets forth the specific steps you must take to perfect your appraisal rights, is attached to this Information Statement as Annex C. If you are a stockholder of record and wish to exercise your right to dissent from the Merger and demand appraisal of your Shares under Delaware law, you must:

      - hold your Shares on the date of the making of the demand for appraisal;

      - continuously hold your Shares through the effective date of the Merger; and

      - deliver to Dixon a written demand for appraisal of your Shares within 20 days after the date of mailing by Dixon of the notice that the Merger was approved to which this information statement is attached and that appraisal rights are available, which demand must reasonably inform us of your identity and that you intend to demand the appraisal of your shares. This twenty-day period will expire on [_________], 2005.

      ANY HOLDER WHO WISHES TO EXERCISE HIS OR HER RIGHT TO DISSENT FROM THE MERGER AND DEMAND APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW THE DISCUSSION IN THE SECTION CAPTIONED "DISSENTERS' APPRAISAL RIGHTS" (PAGE 27) AND ANNEX C CAREFULLY. FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE REQUIREMENTS AND PROCEDURES SPECIFIED THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS UNDER DELAWARE LAW.

                                  THE COMPANIES

DIXON TICONDEROGA COMPANY

            Dixon, with operations dating back to 1795, is one of the oldest publicly held companies in the U.S. Its consumer group manufactures and markets a wide range of writing instruments, art materials and office products, including the well-known Ticonderoga(R), Prang(R) and Dixon(R) brands. Dixon employs approximately 1,600 people at eight facilities in the U.S., Canada, Mexico, the U.K. and China.

            Dixon manufactures its leading brand Ticonderoga(R) and a full line of pencils at its facility in Versailles, Missouri. It manufactures and markets advertising specialty pencils, pens and markers through its promotional products division. It also manufactures and markets Wearever(R) and Dixon(R) pen writing products as well as Prang(R) and Ticonderoga(R) lines of markers, mechanical pencils and allied products. The majority of its Prang(R) brand of soybean-based and wax crayons, chalks, dry and liquid tempera, water colors and art materials are manufactured at the facility of its subsidiary, Grupo Dixon, S.A. de C.V. ("Grupo Dixon"), located in Mexico City.

            Through its subsidiaries, Grupo Dixon manufactures and sells black and color writing and drawing pencils, correction materials, lumber crayons and allied products in Mexico. It also manufactures and sells the same types of products marketed in the U.S. under the Prang(R) brand, but uses its Vinci(R) brand in Mexico. Grupo Dixon also manufactures marker products, modeling clay and special markers for industrial use, all of which are marketed and sold together with the Prang(R) products by the U.S. Consumer division.

            Dixon Ticonderoga, Inc., a wholly-owned subsidiary of Dixon with a distribution center in Newmarket, Ontario, and a manufacturing plant in Acton Vale, Quebec, Canada, sells black and color writing and drawing pencils, pens, lumber crayons, correction materials, erasers, rubber bands and related products in Canada. It also distributes certain of Dixon's school product lines and produces eraser products and correction materials for distribution by the U.S. Consumer division. Also, under a licensing agreement with Warner Bros. Consumer Products, Dixon markets in Canada a line of pencils, pens and related products featuring the famous Looney Tunes(R) and Scooby Doo(R) characters.

            Dixon Europe, Limited, a wholly-owned subsidiary of Dixon, is engaged in the distribution of many Dixon consumer products in the United Kingdom and other European countries.

            Beijing Dixon Ticonderoga Stationery Company, Ltd., Dixon's wholly-owned Chinese subsidiary, manufactures wood slats for pencil manufacturing and sources and distributes certain consumer products for international sale by Dixon. It also manufactures colored and graphite pencils for export sale.

            Dixon is a Delaware corporation. Our principal executive office is located at 195 International Parkway Heathrow, Florida 32746, and our telephone number is (407) 829-9000.

FILA-FABBRICA ITALIANA LAPIS ED AFFINI S.P.A.

            Fila, with operations dating back to 1920, is a privately held Italian company. It manufactures and markets a wide range of design and writing instruments, art materials and modeling paste. Its leading brands in the European market are Giotto, Tratto, Pongo, Das and Dido. Headquartered in Milan, Italy, Fila's group employs about 600 people at four facilities in Italy, France, Spain and Chile.

      Fila is an Italian corporation. Its principal executive office is located at Via Sempione, 2/C, 20016 Pero (MI), Milan, Italy and the telephone number at that address is 011-39-02-38-100-363.

PENCIL ACQUISITION CORP.

      Pencil Acquisition Corp. is a Delaware corporation organized in connection with the merger and has engaged in no activities other than those incident to its formation and the completion of the Offer and the merger. It is a wholly owned subsidiary of Fila. The mailing address of its principal executive office is Via Sempione, 2/C, 20016 Pero (MI), Milan, Italy and the telephone number at that address is 011-39-02-38-100-363.

                                   THE MERGER

BACKGROUND

      In August, 2000, after it had defaulted on covenants in its senior and subordinated debt instruments, Dixon engaged an investment banker to assist the board in evaluating its strategic alternatives. After an extensive analysis, the investment banker advised Dixon to explore a merger or a sale. By March, 2001, the investment banker had contacted numerous potential strategic and financial buyers, including private equity funds. From March 2001 until August 2004, Dixon permitted a number of interested parties, including California Cedar Products Company ("CCPC"), to conduct due diligence, and Dixon began preliminary negotiations with some of them with respect to a possible transaction. It was not until May, 2003 that Dixon's negotiations with interested parties progressed to the point of entering into an exclusivity agreement for a transaction. Dixon entered into an exclusivity agreement with a potential buyer of its assets in May, 2003, but negotiations with that potential buyer terminated later in 2003.

      In December, 2003, Dixon received a proposal from Jarden Corporation ("Jarden") indicating an interest in making a tender offer for all of the issued and outstanding Shares at a price of not less than $4.25 per Share, with a 90% tender requirement. At or about that time, the board retained Delaware legal counsel to advise the board and appointed from its members a negotiating committee comprised of Philip M. Shasteen, Wesley D. Scovanner, and John Ritenour (the "Committee"), all independent directors, to assist the board in negotiating a transaction. Messrs. Pala, Joyce and Asta attended most of the Committee meetings by invitation of the Committee.

      After negotiations, Jarden increased its offer to $5 per Share and Dixon and Jarden entered into and publicly disclosed an exclusivity agreement with an expiration date of February 10, 2004, which was later extended three times. On March 25, 2004, the Jarden exclusivity agreement and all negotiations with Jarden were terminated. At about that time, Dixon and its investment banker mutually decided to end the investment banking engagement.

      During April through June, 2004, various interested parties, including CCPC, conducted due diligence with respect to Dixon under confidentiality agreements. In June, 2004, Dixon received a proposal from a financial buyer for the acquisition for cash of all outstanding Shares at a price of $5.60 per Share. The price was later increased to $6.00 per Share. During that time, although CCPC and Dixon engaged in negotiations with respect to a similar transaction, neither CCPC nor any other interested party other than the financial buyer indicated an interest in a transaction at a price at or above $6.00 per Share. On June 28, 2004, Dixon and the financial buyer entered into a sixty day exclusivity agreement contemplating a cash-out merger at a price of $6.00 per Share.

      Dixon understands that during the summer of 2004, CCPC asked Fila to join with it to make an offer to acquire Dixon. On August 6, 2004, Lazard & Co. S.R.L. ("Lazard"), on behalf of Fila and CCPC (together, "FC"), wrote two letters to Dixon expressing FC's interest in acquiring Dixon at a price of $7.00 per share and requesting due diligence information regarding Dixon. Dixon responded to those inquiries by informing FC that it was not in a position to discuss a transaction at that time. After receipt of the Lazard letters, a member of the Committee discussed the Lazard letters with the financial buyer to determine if the financial buyer would agree to increase its price, but it declined to do so at that time.

      On August 10, 2004, the Committee held a meeting to consider Lazard's August 6 letters, at which it discussed engaging an investment banker to advise the board and the Committee, determined that a board meeting should be held to determine how Dixon should proceed, and decided to continue to attempt to persuade the financial buyer to increase its price.

      On August 13, 2004, Dixon received a letter from the financial buyer indicating that it had substantially completed its due diligence. Attached to that letter were draft commitment letters from the financial buyer's financing sources. At about the same time, legal counsel to the financial buyer had indicated in conversations with legal counsel to Dixon that the financial buyer was still not inclined to increase its price.

      The Committee met again on August 17, 2004 for an update on the discussions with the financial buyer, and to discuss its recommendation to the board with respect to the Lazard letters. At that meeting, the Committee decided to explore the hiring of an investment banker to advise the board and, in order to keep the negotiations with the financial buyer alive, to authorize Dixon's legal counsel to begin, based on discussions with counsel to the financial buyer, the preparation of a draft of the protective provisions Dixon would expect to be included in any definitive agreement for a transaction it might enter with the financial buyer. The Committee instructed legal counsel to make it clear to the financial buyer that Dixon expected a price increase if negotiations with the financial buyer were to continue.

      The Dixon board held a meeting on August 18, 2004 to consider its position with respect to the financial buyer and FC. At that meeting, the board instructed the Committee to continue to press the financial buyer for a price increase, determined that it might be advisable to engage an investment banker to assist the board and the Committee in reviewing and evaluating offers and deal terms with prospective buyers, and requested more information on prices and possible candidates before it did so.

      The Committee held a meeting on August 25, 2004 to discuss the status of the negotiations with the financial buyer and the progress of discussions with investment banking firms. The Committee decided to recommend the approval of the engagement of KPMG Corporate Finance LLC ("KPMG") to assist the Committee and the board in reviewing and evaluating offers and offer terms with prospective buyers and to assist it in its analysis of a sale of Dixon. Also on August 25, 2004, Dixon received a letter from Lazard on behalf of FC congratulating Dixon on its third quarter earnings and indicating that if FC were to have access to more information, it could consider increasing its $7.00 per Share price.

      At a meeting on August 27, 2004, the Committee received an update from its advisors as to the status of the negotiations with the financial buyer and the due diligence review that might be conducted by FC if Dixon allowed it to do so if and when the exclusivity agreement with the financial buyer might expire. Immediately after that Committee meeting, the board held a meeting during which it discussed the risks and benefits of extending the exclusivity agreement with the financial buyer beyond its expiration date of August 27, 2004, or alternatively beginning negotiations with FC. At that meeting, counsel to Dixon advised the board that the financial buyer's position at that time was that it would not agree to increase its price and would refuse to continue to expend money to further negotiate a transaction unless Dixon would agree to extend the exclusivity agreement for 45 days and agree to pay half of the financial buyer's expenses, up to $250,000, if Dixon did not enter into a definitive agreement with the financial buyer for any reason. Counsel also reported that the financial buyer would require that Mr. Pala and Mr. Joyce enter into a voting agreement with respect to their Shares and that Messrs. Pala and Joyce would need to pay the financial buyer any amounts received for their Shares over the financial buyer's acquisition price if Dixon ultimately consummated a transaction with another buyer. After extensive discussion, the board (i) approved the engagement of KPMG as an advisor, (ii) directed the Committee and KPMG to continue to press the financial buyer for a price increase and acceptable terms upon which its exclusivity agreement could be extended to allow time to negotiate a definitive agreement for a transaction, (iii) directed the Committee and KPMG, should the exclusivity agreement with the financial buyer expire without an extension, to begin discussions with FC with respect to its proposal, including its financing sources and timing, and (iv) decided to meet again on August 31, 2004 to receive an update and to take any required action.

      The exclusivity agreement with the financial buyer expired on August 27, 2004, but discussions with the financial buyer continued, during which the Committee, counsel and KPMG continued to press the financial buyer for a price increase. Over the next few days, legal counsel to Dixon continued to discuss with legal counsel to the financial buyer the circumstances under which its exclusivity agreement could be renewed and extended. During those conversations, the financial buyer declined to increase its proposed price and reiterated that it would not continue to spend money further negotiating a transaction unless Dixon granted a 45 day renewal and extension of the exclusivity agreement and agreed to expense reimbursement obligations if no definitive agreement was reached with the financial buyer.

      On August 29, 2004, the Committee advised an FC representative that Dixon was continuing discussions with another party but that as of that date, Dixon was not restricted from discussing a possible transaction with FC. The Committee requested more information about FC's proposal, including the nature and status of arrangements between CCPC and Fila, FC's ability to finance a transaction, any contingencies to a closing, and the timing of a transaction. FC was informed by the Committee that the financial buyer had substantially completed its due diligence investigation of Dixon and that if FC wanted to proceed with a transaction, it would have to be able to proceed very quickly. Lazard then sent Dixon a letter dated August 31, 2004, responding to some of the Committee's questions, including pricing, due diligence, financing and timing.

      On or about September 3, 2004, after discussions among the Committee, its representatives, FC's representative, and Lazard about FC's ability to close a transaction and the Committee's other concerns about FC's proposal, Dixon informed FC that it would be afforded access to information regarding Dixon and would be given until September 17, 2004, subsequently extended to September 22, 2004 due to complications posed by hurricanes in Florida, to make an offer for all of Dixon's outstanding Shares.

      Further negotiations with the financial buyer after the expiration of its exclusivity agreement resulted in indications that it would increase its price first to $6.20 per Share, then to $6.40 per Share, but the price increases were conditioned on, among other things, a 30 day extension of the exclusivity agreement and a requirement that Dixon reimburse the financial buyer up to $1 million of its expenses if for any reason Dixon and the financial buyer did not enter into a definitive merger agreement by the end of the extended 30 day exclusivity period.

      The board held a meeting on September 8, 2004 to consider its course of action with respect to the financial buyer and FC. At that meeting, the board directed legal counsel to Dixon to present a counterproposal to the financial buyer accepting the $6.40 per Share price, agreeing to provisions to pay, under certain circumstances, the maximum amount of break up fee and expense reimbursement that Dixon believed would be reasonable under Delaware law, and giving the financial buyer 24 hours to respond. The board directed the Committee to proceed with negotiations with FC if the counterproposal to the financial buyer was not accepted. The board's counterproposal was presented to the financial buyer after the board meeting and was rejected.

      FC signed a confidentiality agreement with Dixon dated September 8, 2004, and was then provided detailed documentation regarding, among other things, Dixon's operations, financial results and condition, corporate structure, agreements and litigation. FC informed Dixon that FC had hired
PriceWaterhouseCoopers to assist in its due diligence efforts, which were conducted during September 2004 and included visits to Dixon's executive offices in Heathrow, Florida, and its plants in Versailles, Missouri and Mexico.

      On or about September 22, 2004, Lazard, on behalf of FC, proposed to the Committee that the parties negotiate a definitive agreement whereby FC would acquire all of the issued and outstanding Shares for $7.00 per Share. Such proposal was subject to, among other things, the approval by the respective boards of Fila and CCPC.

      The Committee held a meeting on September 23, 2004 to discuss FC's proposal. At that meeting, KPMG updated the Committee on discussions with an FC representative about the proposal, including the price. The Committee determined that it should seek a price of $7.25 per Share, with a 30 day negotiating period, that the transaction should be structured as a tender offer, that no financing contingency would be accepted, and that FC should be required to post an $800,000 deposit when a definitive agreement was signed. KPMG then immediately advised an FC representative of the Committee's position by telephone.

      On September 24, 2004, the Committee reiterated its position in a letter to Lazard. On FC's behalf, Lazard responded on September 29, 2004, confirming that Fila's and CCPC's respective boards had authorized proceeding with the proposed acquisition and confirming FC's proposal to acquire the outstanding Shares for $7.00 per Share. In that letter, Lazard confirmed that any offer by FC would not be subject to financing.

      The Committee held a meeting on September 30, 2004, at which KPMG advised the Committee about discussions with counsel to FC in which KPMG had raised, among other issues, the Committee's concerns that the price had not been increased above $7.00 per Share. After discussion, the Committee directed that its position, including its disappointment in the price, be expressed in a letter to Lazard, and on October 1, 2004, the Committee responded to Lazard's September 29 letter. In its response, the Committee again requested a price of $7.25 per Share, and set forth its position regarding a termination fee and FC's request that Dixon obtain a waiver from its senior and subordinated lenders of the change of control provisions contained in their respective loan agreements.

      On October 4, 2004, Lazard responded, on FC's behalf, to the Committee's October 1, 2004 letter. Lazard stated FC's belief that $7.00 per share represented a full and fair price for all of Dixon's outstanding shares. Lazard also requested certain information relating to Dixon's inventories, which Dixon supplied on or about October 8, 2004.

      On October 8, 2004, counsel for the Committee and Dixon sent FC's counsel a proposed letter agreement providing that the parties would negotiate exclusively for the acquisition of all issued and outstanding Shares at a price of not less than $7.00 per Share. Thereafter, counsel for the parties and the Committee negotiated the proposed letter agreement.

      The board held a meeting on October 13, 2004 to consider a proposed form of letter agreement with FC providing for an exclusive 30 day period for the parties to negotiate a definitive merger agreement. After discussing the provisions of the draft letter agreement, the board concluded that entering into a letter agreement with FC would present the best opportunity for Dixon to get the highest price reasonably available for its stockholders and authorized Dixon to enter into the letter agreement in a form previously delivered to the board members, but with certain changes to be made by the Committee.

      The board met again on October 15, 2004 to consider authorizing a revised letter agreement with FC, reflecting changes negotiated by counsel to Dixon and the Committee, and authorized entering into the letter agreement as revised. The parties then executed the letter agreement dated October 15, 2004 and effective on October 18, 2004 when it was signed by Fila (the "Letter").

      The Letter provided for an exclusive 30 day period for the parties to negotiate a definitive agreement. The Letter assumed that FC had completed its due diligence other than that related to the calculation of reserves for Dixon's inventories in Mexico, and contemplated that the definitive agreement would provide for FC to commence a tender offer to purchase all of the outstanding Shares at a price of not less than $7.00 per Share in cash to be followed by a cash-out merger at the same price. The Letter also contemplated that Gino Pala and Rick Joyce, Co-CEOs of Dixon, would enter into a Stock Purchase Agreement requiring them to tender their Shares into the Offer, if consummated, and that certain Dixon executives would remain employed by the surviving corporation for a period of time after the consummation of the transactions.

      Following execution of the Letter, the parties continued to negotiate the terms of a definitive merger agreement and of second amendments to the employment agreements of certain Dixon executives. On or about October 29, 2004, representatives of FC met with Dixon's management in Heathrow, Florida to discuss FC's concerns regarding certain of Dixon's inventory and to discuss Dixon's preliminary fiscal year end results.

      The Committee held meetings on November 4, 2004 and on November 10, 2004 to discuss the progress of the negotiation of a definitive agreement with FC.

      On November 16, 2004, Lazard sent a letter to the Committee requesting that the exclusivity provision contained in the Letter be extended to December 3, 2004 to allow Fila's lender, Banca Intesa, time to document its credit approval of the loan to Fila to acquire the Shares. In the November 16, 2004 letter, Lazard advised Dixon that CCPC had withdrawn from the proposed acquisition, and that Fila would purchase the Shares without CCPC's participation. At a November 16, 2004 board meeting, the board approved an extension of the Letter to December 3, 2004 subject to Fila being advised that if Fila was not ready to proceed with a definitive agreement on December 3, 2004, Dixon would not be willing to grant another extension unless Fila posted a non-refundable deposit.

      On November 17, 2004, the Committee responded to Lazard's November 16, 2004 letter. The response included a request for an acknowledgment by Fila that Dixon did not intend to extend the exclusivity period further unless Fila agreed that any further extension beyond December 3, 2004 would require Fila to make a non-refundable deposit in the amount of $800,000. Fila declined to agree to such a condition being contained in the extension letter, and on November 18, 2004, Dixon agreed to extend Fila's exclusivity period under the Letter until December 3, 2004.

      Between the November 17, 2004 Committee meeting and a board meeting held on December 2, 2004, Lazard told Dixon that Fila was considering reducing the $7.00 per Share offer price, to which Dixon and Mr. Pala responded that any price reduction would be unacceptable to Dixon and Mr. Pala.

      The board held a meeting on December 2, 2004 with its legal and financial advisors to consider the proposed Merger Agreement and related transactions with Fila. At that meeting, Delaware legal counsel to Dixon reviewed with the board its duties under Delaware law and the terms of the proposed transactions that had been negotiated to date, including the terms and conditions of the proposed Merger

Agreement, the Stock Purchase Agreement and the proposed amendments to the Dixon Rights Agreement. At the meeting, the board received a presentation with respect to the fairness opinion analysis and oral opinion of Sheldrick, McGehee & Kohler, Inc. ("SMK"), subsequently confirmed in writing, that, as of December 2, 2004 and based upon and subject to the considerations set forth in its opinion, the $7.00 per Share in cash to be received by the holders of the Shares (other than Fila and its affiliates) in the Offer and the Merger was fair from a financial point of view to such holders. The board also received the financial analysis prepared by SMK, which had been provided to the board prior to the meeting and was reviewed at the meeting.


      During the December 2, 2004 board meeting, counsel for Fila contacted Messrs. Joyce and Asta to request a further extension of the exclusivity provision of the Letter to allow time for it to finalize its financing arrangements with Banca Intesa. As a result of that request, and because, among other things, certain terms of the consents from Dixon's lenders had not been finalized, the board did not vote on the approval of the Merger Agreement and related transactions at its December 2 meeting, but approved an extension of the Letter through December 14, 2004 if a non-refundable deposit of $150,000 was made by Fila. The parties were unable to agree upon the terms of such extension, but continued to negotiate the terms of the Merger Agreement and related transactions.

      Before and during the week of December 13, 2004, counsel for Dixon and Fila negotiated for, and obtained, amendments and/or waivers from Dixon's lenders regarding the change of control provisions under their respective loan agreements and continued the negotiation of the remaining open issues under the Merger Agreement. The agreements with Dixon's lenders provide that the execution and delivery of the Merger Agreement and the Stock Purchase Agreement and commencement of the Offer will not cause a "change in control" of Dixon and further provide, in the case of Dixon's senior lenders, that none of the consummation of the Offer, the purchase of Shares pursuant to the Stock Purchase Agreement, or the Merger will constitute a "change in control," provided certain conditions are met.


      The board reconvened on December 15, 2004 to consider and act upon the Merger Agreement. After receiving a report on the status of Fila's financing for the Merger and changes to the Merger Agreement since the last board meeting, and after receiving confirmation from SMK that it was prepared to issue its fairness opinion on that date and that SMK's analysis delivered at the December 15, 2004 Board meeting was still valid, the board discussed the proposed transactions and, after taking into account the factors discussed in "Reasons for the Board's Recommendation" below, resolved that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair, advisable and in the best interests of Dixon and its stockholders. The board also approved an amendment to the Dixon Rights Agreement dated March 3, 1995 which provides that the approval, execution or consummation of the Offer, the Merger Agreement, the Stock Purchase Agreement and the Merger do not and will not result in the ability of any person to exercise any right issued under the Rights Agreement and do not and will not cause the rights to separate from the Shares to which they are attached or to be triggered or to become exercisable. The board also made the recommendations to stockholders stated in "Recommendation of the Board of Directors" below.



      SMK issued its written fairness opinion on December 16, 2004. The full text of the SMK opinion, which sets forth assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by SMK in rendering its opinion, is attached as Annex B to this document and is incorporated by reference in its entirety. The SMK opinion addresses only the fairness, from a financial point of view, to the holders of the Shares other than Fila and its affiliates of the consideration to be received by such holders pursuant to the Offer and the Merger, as of the date of the SMK opinion, and does not constitute a recommendation to any stockholder as to whether or not such stockholder should tender Shares pursuant to the Offer, as to how such stockholder should vote or act on any matter relating to the Merger, or whether such stockholder should seek to perfect his or her appraisal rights in connection with the Merger. Stockholders are urged to, and should, read the SMK opinion carefully and in its entirety.

      On December 16, 2004, after the close of the financial markets, the parties executed the definitive Merger Agreement and the Purchaser and the other parties thereto executed the Stock Purchase Agreement. A joint press release announcing the transaction was issued prior to the opening of the financial markets the next morning.

      On January 7, 2005, the Purchaser filed its Tender Offer Statement with the SEC and launched the Offer. Also on January 7, 2005, Dixon filed its Solicitation Recommendation with the SEC.

      On [________], 2005, the Purchaser accepted and paid for a total of _______ Shares in the Offer, which together with the Shares acquired pursuant to the Stock Purchase Agreement, represent approximately __% of the outstanding Shares and approximately __% of the voting power of the outstanding Shares as of that date. On [________], 2005, the Purchaser delivered to Dixon a written consent in accordance with Section 228 of the DGCL, adopting the merger agreement.

REQUIRED APPROVAL OF THE MERGER; WRITTEN CONSENT

      Under Delaware law and Dixon's organizational documents, the approval and affirmative vote (or written consent in lieu thereof) of the holders of not less than 66 2/3% of the voting power of the outstanding shares of Dixon stock, is required to adopt the Merger Agreement. Our board of directors has previously approved and adopted the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Purchaser has delivered to Dixon a written consent in accordance with Section 228 of the DGCL, adopting the Merger Agreement. Because the Purchaser beneficially owns Shares representing greater than 66 2/3% of the voting power of the outstanding shares of Dixon's capital stock entitled to be cast on the adoption of the Merger Agreement, the Purchaser's action by written consent is sufficient to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated by the Merger Agreement without any further action by any other Dixon stockholder. As a result, no other votes are necessary to adopt the Merger Agreement and your approval is not required and is not being requested.

      Federal securities laws state that the Merger may not be completed until 20 calendar days after the date of mailing of this information statement to Dixon stockholders. Therefore, notwithstanding the execution and delivery of the written consent by the Purchaser, the Merger will not occur until that time has elapsed. We expect the Merger to close on or about [________], 2005. However, there can be no assurance that the Merger will close at that time.

RECORD DATE

      The board of directors of Dixon fixed [________], 2005, as the record date to determine the stockholders entitled to consent to the adoption of the Merger Agreement, to receive notice of the proposed Merger and to receive this information statement. The Purchaser's written consent in respect of __% of the voting power of the outstanding shares of capital stock of Dixon entitled to consent to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement was executed on [________], 2005. On [________], 2005, there were 3,207,894 Shares outstanding and entitled to vote on (or consent in writing to in lieu thereof) the adoption of the Merger Agreement. Each share of our common stock is entitled to one vote in respect of the adoption of the Merger Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      On December 15, 2004, after evaluating a variety of business, financial and market factors and consulting with our legal and financial advisors, and after due discussion and due consideration, our board of directors unanimously:

      - determined that the Merger Agreement and the transactions contemplated thereby, including the Offer, the Merger and the Stock Purchase Agreement, were fair to and in the best interests of Dixon and its stockholders;

      - approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer, the Merger, and the Stock Purchase Agreement;

      - recommended that Dixon's stockholders accept the Offer and tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement and the Merger; and

      - approved the Merger Agreement, the Stock Purchase Agreement, the Offer, and the Merger for purposes of Section 203 of the Delaware General Corporation Law of the State of Delaware so that the restrictions on "business combinations" and "interested stockholders" set forth in Section 203 will not apply to the Merger Agreement, the Stock Purchase Agreement, the Offer or the Merger.

REASONS FOR THE BOARD'S RECOMMENDATION

      In approving the Offer, the Merger, the Merger Agreement and the other transactions contemplated thereby, including the Stock Purchase Agreement and the transactions contemplated thereby, and recommending that all holders of Shares accept the Offer and tender their Shares pursuant to the Offer and vote to approve and adopt the Merger Agreement and the Merger, the board considered a number of factors, including, without limitation, the following:

            (1) Dixon's high level of debt, including payments on Dixon's subordinated debt in the amount of $2.5 million due on March 31, 2005 in order to prevent the exercise of warrants held by the subordinated lenders and the requirement that Dixon refinance over $30 million of debt in 2005;


            (2) the historical, current and prospective financial condition, results of operations, business and business strategy of Dixon, including previous loan covenant defaults and its inability to grow its revenues over the past several years;



            (3) the advice from Dixon's former investment bankers that primarily because of Dixon's high leverage and the greater size and resources of its competitors, Dixon should consider a merger or sale;



            (4) the historical and current market prices and trading volumes of the Shares, and the premiums that $7.00 per Share represents with respect to the average market prices of the Shares during the last four years ($2.99 - 134%), the last two years ($2.48 - 101%), the last year ($4.26 -
      64%), the last six months ($4.00 - 75%), and the closing price on August 30, 2004 ($4.15 - 68%), the time the parties began negotiating, respectively;


            (5) the extensive efforts of Dixon over a period of over four years to explore strategic alternatives, including a similar transaction with another party, including such factors as (a) the comparison of the $7.00 Offer Price to indications of interest received by Dixon in the past from other potential buyers, and given the extensive canvassing of the market for potential acquirers by Dixon and its former investment bankers, the relative likelihood that other potential acquirors would submit competitive proposals, (b) the potential harm to Dixon's business of engaging with a bidder that did not present a significant likelihood of achieving a successful transaction, (c) the risk of losing an opportunity to enter into a transaction with the proposed purchaser and the lack of assurance that there would be another opportunity for Dixon's stockholders to receive as significant of a premium as that contemplated by the proposed transactions, and (d) the loss of potential opportunities to enter into transactions with previously interested parties;


            (6) the substantial cost to Dixon in fiscal 2005 for initial compliance with the internal audit requirements of Section 404 of the Sarbanes-Oxley Act, estimated at approximately $400,000 for consulting fees to document Dixon's internal review structure for review by the independent auditors;


            (7) that the Merger Agreement provides that the Offer may not close until a minimum of 20 trading days following the announcement of the transaction, which the board believed provides an adequate opportunity for alternative proposals to be made, and for the board to consider such alternative proposals and agreements, if any who are able to provide similar products at a lower cost, and the economy and capital markets which make it unlikely that Dixon could raise money from the capital markets at a price approaching the Offer Price;


            (8) the current and prospective conditions of the industry, the economy and the capital markets, including certain challenges facing Dixon with respect to competition from foreign manufacturers who are able to provide similar products at a lower cost, and the economy and capital markets which make it unlikely that Dixon could raise money from the capital markets at a price approaching the Offer Price;


            (9) discussions with senior management of Dixon and Potter, Anderson & Corroon, LLP, Dixon's Delaware legal counsel, regarding certain business and legal aspects, respectively, of the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement;

            (10) the inability of Dixon's stockholders to participate in the growth of Dixon's business after the consummation of the proposed transactions;

            (11) the negotiations between Dixon and Fila with respect to the Merger Agreement;

            (12) the opinion of SMK delivered to the board that, as of December 16, 2004 and based upon and subject to the factors and assumptions set forth in the opinion, the $7.00 per Share in cash to be received by the holders of the Shares (other than Fila and its affiliates) in the Offer and the Merger is fair from a financial point of view to such holders, which opinion is attached hereto as Annex B and incorporated herein by reference; the presentation by, and discussions with, a representative of SMK as to matters relevant to such opinion, as described in "Background" above; and the board being aware that SMK's compensation was not contingent on the consummation of the Offer;

            (13) that the Offer and Merger, because they are solely for cash consideration, provide certainty as to the value of the consideration to be received in the proposed transactions;

            (14) that the consideration received by Dixon's shareholders in the proposed transactions would be taxable to them;

            (15) that as described below in "Interests of Directors and Executive Officers in the Merger," existing agreements with executive officers will result in the acceleration of rights and payments as a result of consummation of the transactions and that all outstanding options for Shares granted under Dixon's stock option plans will vest and the Purchaser is obligated to pay in cash an amount equal to the positive difference, if any, between $7.00 per option Share and the exercise price of such option;

            (16) that the Merger Agreement requires Dixon to terminate all current stock option plans and any other benefit plan that provides for any issuance or grant of Shares and that accumulated payroll deductions credited to each participant's account under Dixon's Employee Stock Purchase Plan will be returned to participants;

            (17) that the terms of the Offer and Merger provided reasonable certainty that the Purchaser would be required to purchase Shares tendered in the Offer and to close the Merger, and that the Purchaser's obligations to purchase Shares in the Offer and to close the Merger were not subject to its ability to secure financing commitments;

            (18) that, notwithstanding the generality of factor 17 above, the Purchaser was not obligated to purchase Shares in the Offer unless, among other conditions, 66 2/3% of the issued and outstanding Shares were tendered in the Offer; that the Purchaser is obligated to close the Merger unless, among other conditions, holders of 66 2/3% of the issued and outstanding Shares vote to approve the Merger Agreement; and that certain stockholders of Dixon owning approximately 28% of the Shares outstanding as of December 16, 2004 had agreed to sell their Shares to the Purchaser conditioned on the Offer closing, or to tender their Shares into the Offer;

            (19) that the Merger Agreement permits Dixon to furnish information, or enter into discussions or negotiations with, any person in response to an Acquisition Proposal (as defined in the Merger Agreement) that the board or a board committee determines in good faith, after consultation with outside legal counsel, reasonably could be expected to lead to a Superior Proposal (as defined in the Merger Agreement) provided that Dixon, its subsidiaries, or any of their representatives have not violated certain of the restrictions set forth in the Merger Agreement, and that the board or a board committee determines in good faith, after consultation with outside legal counsel, that failure to take such action is likely to constitute a breach of the fiduciary duties of the board under applicable law;

            (20) that the Merger Agreement permitted the board to withdraw, amend or modify its recommendation of the Offer or Merger if the board or a board committee determined in good faith, after consultation with its outside legal counsel, that its failure to do so would likely constitute a breach of its fiduciary duties;

            (21) that the Merger Agreement permitted the Purchaser to terminate the Offer or the Merger Agreement in certain circumstances, including the withdrawal, amendment or modification by the board in a manner adverse to Fila, of its recommendation of the Offer or Merger;

            (22) that the Merger Agreement required Fila to deposit $800,000 in Escrow and that if the Merger Agreement had been terminated because Fila or the Purchaser materially breached any of its representations, warranties or covenants in the Merger Agreement, the deposit was payable to Dixon and Fila would have been obligated to pay all reasonable and documented out-of-pocket expenses incurred by Dixon since September 1, 2004 in connection with the Merger Agreement, the Offer and the Merger in an aggregate amount not to exceed $750,000;

            (23) that the Merger Agreement provided for termination of the Merger Agreement by either Fila or Dixon, at any time prior to consummation of the Offer, if the board shall have authorized Dixon to enter into a written agreement for a transaction that constitutes a Superior Proposal, and if the Merger Agreement had been validly terminated for that reason or for Dixon's breach of the Merger Agreement that creates such right of termination, Dixon would have been obligated to pay to Fila a non-refundable termination fee of either $400,000 or $800,000 (depending on whether the breach gives rise to a Material Adverse Effect, as defined in the Merger Agreement) and to reimburse Fila for all reasonable and documented out-of-pocket expenses incurred by Fila after September 1, 2004 in connection with the Merger Agreement, the Offer and the Merger in an aggregate amount not to exceed $750,000;

            (24) the ability of Dixon's stockholders who object to the Merger to obtain "fair value" for their shares if they exercise and perfect their appraisal rights under Delaware law; and

            (25) the other terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Offer, the Merger, and the Stock Purchase Agreement.

      The foregoing discussion of information and factors considered and given weight by the board is not intended to be exhaustive, but is believed to include all of the material factors, both positive and negative, considered by the board. In evaluating the transactions, the members of the board considered their knowledge of the business, financial condition and prospects of Dixon, and the views of Dixon's management and its financial and legal advisors. In view of the wide variety of factors considered in connection with its evaluation of the transactions, the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of the board may have given different weights to different factors.

      The board recognized that, while the transactions give Dixon's shareholders the opportunity to realize a significant premium over the trading price of the Shares over the past four years, adopting the Merger Agreement would eliminate the opportunity for Dixon's shareholders to participate in the future growth and profits of Dixon. The board also realized that the fee and expense reimbursement required by the terms of the Merger Agreement to be paid by Dixon in certain circumstances would make it more costly for another potential purchaser to acquire Dixon. The board believed that the loss of the stockholders' opportunity to participate in the growth and profits of Dixon following the Offer and the Merger and the risks associated with the termination fee and expense reimbursement provisions were reflected in the $7.00 per Share price offered by the Purchaser in the Offer and the Merger, and that fee and expense reimbursement provisions are customary in transactions of this type.

FAIRNESS OPINION

      SMK rendered its opinion to the board that, as of December 16, 2004 and based upon and subject to the factors and assumptions set forth in the written opinion, the $7.00 per Share in cash to be received by the holders (other than Fila and its affiliates) of the Shares in the Offer and the Merger is fair from a financial point of view to such holders.

      THE FULL TEXT OF THE WRITTEN OPINION OF SMK, DATED DECEMBER 16, 2004, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B. YOU SHOULD READ THE OPINION IN ITS ENTIRETY. SMK PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTIONS. THE SMK OPINION IS NOT A RECOMMENDATION AS TO WHETHER ANY HOLDER OF SHARES SHOULD TENDER SUCH SHARES IN CONNECTION WITH THE OFFER, HOW ANY HOLDER OF SUCH SHARES SHOULD VOTE WITH RESPECT TO THE MERGER, OR WHETHER ANY HOLDER OF SHARES SHOULD SEEK TO PERFECT HIS OR HER APPRAISAL RIGHTS IN CONNECTION WITH THE Merger.

      In connection with rendering the opinion described above and performing its related financial analyses, SMK reviewed, among other things:

      -     the Merger Agreement;

      - internally generated financial statements of Dixon for the fiscal year ended September 30, 2004;

      - annual reports to stockholders and Annual Reports on Form 10-K of Dixon for the five fiscal years ended September 30, 2003;

      - certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Dixon;

      -     certain other communications from Dixon to its stockholders; and


      - certain internal financial analyses and forecasts for Dixon prepared by its senior management during their normal budgeting process, including projected 2005 data which assumed the following changes from 2004 estimated results: an 8.4% increase in sales; a 7.1% increase in cost of sales; a 7.2% increase in selling and administrative expenses; a 3% increase in payroll; restructuring charges of $500,000; incremental Sarbanes-Oxley compliance costs of $400,000; refinancing costs of $225,000; and a 75% increase in net after-tax earnings.


      SMK also held discussions with members of the senior management of Dixon and Dixon's financial advisors regarding the assessment of Dixon's past and current business operations, financial condition and future prospects. In addition, SMK reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for Dixon with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the U.S. writing instruments industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

      SMK relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In addition, SMK did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent liabilities) of Dixon or any of its subsidiaries and SMK was not furnished with any such evaluation or appraisal. SMK's opinion did not address the underlying business decision of Dixon to engage in the Offer or the Merger. SMK was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with Dixon. SMK's opinion described above was provided for the information and assistance of the board in connection with its consideration of the transactions contemplated by the Merger Agreement and such opinion does not constitute a recommendation whether or not any holder of Shares should tender such Shares in connection with the Offer, how any holder of Shares should vote with respect to the Merger or whether any holder of shares should seek to perfect his or her appraisal rights in connection with the Merger.

      The following is a summary of the material financial analyses used by SMK in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by SMK. The order of analyses described does not represent relative importance or weight given to those analyses by SMK. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of SMK's financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed as of November 29, 2004 and is not necessarily indicative of current market conditions.

      Selected Companies Analysis. While SMK found it difficult to locate companies directly comparable to Dixon, SMK reviewed and compared certain financial information for Dixon to corresponding financial information for the following publicly traded guideline companies which SMK believed have a reasonable degree of comparability:

      -     Avery Dennison Corp.

      -     Cross (A.T.) & Co.

      -     CSS Industries, Inc.

      -     General Binding Corp.

      -     JAKKS Pacific, Inc.

      -     Jarden Corporation

      -     Newell Rubbermaid, Inc.

      -     School Specialty, Inc.

      -     Staples, Inc.

      -     United Stationers, Inc.

      The financial information was based on information from SEC filings. The data presented below for the public companies is based on pricing as of November 29, 2004 and the then most recently reported financial statements (as of June or July 2004). The pricing of $4.00 per Share for Dixon (DXT) is based on the trading price of the Shares prior to the presumed effect of the pending Offer on the marketplace, as discussed below. The second row containing Dixon information assumes a price of $7.00 per Share based on the Offer Price so that proper comparisons can be made between the Offer and the market trading price.

      Relevant data regarding the public guideline companies described above, in addition to comparative financial information for Dixon, is as follows:

                                                                   NET
                                      PRIMARY                     INCOME     STKHLDERS'      PRICE-     EPS BASIC      COM SHARES
COMPANY                    TICKER       SIC         SALES         (LOSS)       EQUITY         CLOSE        FROM        OUTSTANDING
  NAME                     SYMBOL       CODE        ($MIL)        ($MIL)       ($MIL)       11/29/04    OPERATIONS        (MIL)
------------------------   ------     -------    ----------     ----------   ----------     --------    ----------     -----------
AVERY DENNISON CORP         AVY         2670      5,005.900       246.900    1,377.600        58.480       2.480         99.570
CROSS (A.T.) & CO - CL A    ATX         3950        128.399        (0.426)      71.839         4.800      (0.028)        15.021
CSS INDUSTRIES INC          CSS         2670        530.614        29.482      244.646        32.050       2.492         11.830
GENERAL BINDING CORP        GBND        3579        702.629         4.815       57.078        13.890       0.300         16.032
JAKKS PACIFIC INC           JAKK        3942        358.106        22.343      423.794        19.210       0.898         24.867
JARDEN CORP                 JAH         3634        716.626        41.157      275.380        39.340       1.524         27.007
NEWELL RUBBERMAID INC       NWL         3089      7,305.600      (150.200)   1,900.300        23.340      (0.547)       274.400
SCHOOL SPECIALTY INC        SCHS        5961        940.832        45.655      413.222        37.640       2.394         19.070
STAPLES INC                 SPLS        5940     13,707.346       625.860    3,711.837        32.340       1.254        499.194
UNITED STATIONERS INC       USTR        5110      3,876.580        89.628      690.100        48.150       2.644         33.903

MEDIAN                                              828.729        35.319      418.508        32.195       1.389         25.937

Dixon Ticonderoga           DXT         3950         88.147         1.143       21.893         4.000       0.356          3.208
(based on 9/30/04 fin.
Stmts. and $4 p/s price)

Dixon Ticonderoga           DXT         3950         88.147         1.143       21.893         7.000       0.356          3.208
(based on 9/30/04 fin.
Stmts. and $7 p/s price)

Dixon Ticonderoga           DXT         3950         95.524         2.026       23.919         0.000       0.632          3.208

(2005 fin. projections)

      SMK believed that in terms of sales and standard industrial code classification, Cross (A.T.) & Co. and JAKKS Pacific, Inc. are the most comparable to Dixon. Newell Rubbermaid was included by SMK as a guideline company because it competes directly with Dixon; however, given its relative size, SMK believed that Newell could not be considered reasonably comparable. School Specialty, Inc. and Staples, Inc. were reviewed because Dixon supplies these companies; however, due to the fact that these businesses are retailers and are much larger in size, SMK did not consider them to be directly comparable. SMK noted that Dixon is much smaller than the public guideline companies as indicated by the sales and equity levels.

      The following chart provides performance and pricing comparisons between the public guideline companies and DXT:

                                           RETURN ON       PRICE        RETURN ON                   RETURN ON     PRICE TO
COMPANY                       PRICE TO       SALES          TO           EQUITY        PRICE TO       ASSETS        TOTAL
  NAME                        EARNINGS       (AS %)        SALES         (AS %)          BOOK         (AS %)       ASSETS
------------------------      ---------    ---------      -------       ---------      --------     ---------     --------
AVERY DENNISON CORP             23.584        4.932         1.163       17.922          4.227         5.983         1.411
CROSS (A.T.) & CO - CL A      (169.251)      (0.332)        0.562       (0.593)         1.004        (0.387)        0.654
CSS INDUSTRIES INC              12.860        5.556         0.715       12.051          1.550         8.008         1.030
GENERAL BINDING CORP            46.248        0.685         0.317        8.436          3.901         0.895         0.414
JAKKS PACIFIC INC               21.380        6.239         1.334        5.272          1.127         3.652         0.781
JARDEN CORP                     25.815        5.743         1.483       14.946          3.858         4.092         1.056
NEWELL RUBBERMAID INC          (42.640)      (2.056)        0.877       (7.904)         3.370        (2.188)        0.933
SCHOOL SPECIALTY INC            15.722        4.853         0.763       11.049          1.737         4.593         0.722
STAPLES INC                     25.795        4.566         1.178       16.861          4.349         9.676         2.496
UNITED STATIONERS INC           18.213        2.312         0.421       12.988          2.365         7.008         1.276

MEDIAN                          19.797        4.709         0.820       11.550          2.868         4.342         0.981

Dixon Ticonderoga
(based on 9/30/04 fin.
Stmts. and $4 p/s price)        11.226        1.297         0.146        5.221          0.586         1.538         0.173

Dixon Ticonderoga
(based on 9/30/04 fin.
Stmts. and $7 p/s price)        19.646        1.297         0.255        5.221          1.026         1.538         0.302

Dixon Ticonderoga
(based on 2005 fin.
proj. and $7 p/s price)         11.084        2.121         0.235        8.470          0.939         2.653         0.294

      SMK's review of Dixon's performance as compared to the public guideline companies indicated that Dixon's returns on sales, equity and assets in 2004 were substantially lower than the median returns indicated by the public guideline companies. Accordingly, Dixon's trading price at the end of the 2004 fiscal year yielded pricing multiples that generally fall below the guideline public multiples as indicated in the first row of data for Dixon.

      The second row of Dixon data reflects pricing multiples based on Dixon's September 30, 2004 financial results and the assumed price of $7.00 per Share as indicated in the proposed transaction. The third row shows returns and pricing multiples based on Dixon's management's 2005 projection and the assumption of a $7.00 per Share price. SMK's analysis indicated that the proposed price of $7.00 per Share yields a price-to-earnings multiple for 2004 that exceeds the public guideline company median and that $7.00 per share for the Shares is an attractive price based on the current earnings level. SMK's analysis indicated that the projected 2005 data and the proposed price of $7.00 per Share indicates a price-to-earnings multiple consistent with Dixon's current P/ E ratio, but still below the public median. However, SMK believed a typical investor's reliance on Dixon's projections for 2005 would involve substantial risk based on market factors as discussed in its report and that Dixon's trend in top line volume is indicative of the problems facing Dixon that relate to the increase in larger competitors moving into (or increasing a presence) in the school market. These competitors include office superstores, mass retailers and wholesale clubs that are much larger than Dixon and have considerable resources by comparison. Dixon's sales levels steadily decreased from 1998 through 2002, and although volume increased in 2003, this improvement totaled only $244,000 (or 0.28%) and was erased in 2004, when volume declined by over $650,000. The 2005 projection suggests an increase in Dixon's sales of nearly $7.4 million, or by over 8% from the prior year. Based on the history of operations and sales trend, as well as the assumed increase in earnings reflected in the projection, SMK believed an investor in Dixon would perceive a high level of risk in the 2005 forecast.



      With respect to the comparison with public companies and the determination of an appropriate discount from public pricing multiples, SMK did not quantify a specific discount, but instead utilized the public data as a testing of reasonableness for the value of Dixon indicated by the $7 per share Offering Price. SMK was unable to find any truly comparable companies for Dixon; therefore, SMK concluded that the comparisons to the public medians were of limited use. SMK's first observation was that the per share price of $7 does not represent a discount from the current median public guideline company price-earnings ratio, but is consistent with that median -- a median that includes four companies that are between 40 and 155 times as large as Dixon in terms of sales. SMK believed that a discount would relate to the $7 share price and management's projected figures, and although these numbers might be interesting to an investor, the decision to purchase Dixon stock would be determined based on the multiple of current earnings. Also, SMK believed that overall discounting of pricing multiples for Dixon relative to the public companies researched would be influenced by the level of debt held by Dixon and noted that Dixon's percentage of interest-bearing debt is more than 40% compared to the median percentage of approximately 23% for the public guideline companies. The most comparable public guidelines companies (Cross and JAKKS Pacific) had debt percentages ranging from 8.5% to 16%, supporting a discount for Dixon's pricing multiples in an investment analysis.


      SMK believed that overall, the public guideline company analysis yielded a wide range of pricing multiples from which it could gain some level of guidance for pricing the Shares. The price-to-earnings multiples of the public guideline companies ranged from a negative P/ E to 46.25x, with an overall median of 19.8x. The positive range of value for Dixon derived from these public P/ Es is $14.7 million to $52.86 million, with the median P/ E yielding a value of $22.63 million based on Dixon's 2004 after-tax earnings. SMK noted that this median is very close to the Offer Price of $7.00 per Share, or $22.46 million based on approximately 3.2 million Shares outstanding. SMK believed that based on Dixon's relative performance, balance sheet and size, a value consistent with the median of the public companies is strong support for the fairness of the price to be paid for Shares in the Offer and the Merger.

      The price-to-book value range for the public guideline companies was 1.004x to 4.35x, with a median of 2.87x. These public multiples, when applied to Dixon's stockholder equity in 2004, yield values ranging from $21.98 million to $95.2 million, with a median of $62.8 million. SMK believed that given Dixon's lower return on equity relative to the public median and a more leveraged balance sheet, it is reasonable that the market value of Dixon falls in the lower end of the public range. SMK noted that in terms of size and operations, Dixon is most comparable to Cross which trades at a price-to-book value of 1.004x and that although Cross has incurred recent losses, its balance sheet reflects a much stronger position than Dixon's.

      SMK's analysis indicated that the price-to-sales and price-to-assets ratios for the public guideline companies yielded value indications for Dixon ranging from approximately $28 million to $186 million, with a median of roughly $73 million. SMK believed that these value indications are clearly high and not particularly useful in its analysis, although Dixon's performance and financial position clearly cause its value to be at the lower end based on the public sales and asset multiples.

      SMK's analysis indicated that the two most comparable public guideline companies (Cross and JAKKS) have returns on equity below 10% and are trading at price-to-book multiples well below the public median. SMK's review of Dixon's financial statements indicated that Dixon's performance improved substantially in the 2004 fiscal year, while Cross incurred losses for the twelve-month period ended September 30, 2004. However, SMK noted that Dixon's balance sheet is substantially encumbered with debt compared to Cross as evidenced by an interest-bearing debt-to-equity ratio of 147% compared to Cross' ratio of 13%. SMK also noted that JAKKS has had more consistent earnings in addition to a less leveraged balance sheet as indicated by a debt-to-equity ratio of 23%. SMK's analysis indicated that overall, the financial comparisons support a lower pricing multiple for Dixon of approximately 59% of book value.

      SMK believed that the Offer Price of $7.00 per Share reflects a price-to-book value ratio of approximately 102.6% based on Dixon's stockholders' equity at September 30, 2004, again, indicating that the $7.00 Offer Price is an attractive one for the Shares. SMK's analysis also indicated that the price-to-book value indicated by the Offer Price is consistent with that of Cross, a similar-sized business that, although incurring recent losses, has a much stronger financial position than Dixon as indicated by the debt ratios discussed above and an equity percentage of 65% compared to Dixon's equity percentage of 29%.

      SMK believed that overall, the public guideline company analysis is limited for its purposes due to the lack of direct comparables. However, it was SMK's opinion that the guideline company analysis indicates amounts investors are willing to pay for securities of similar businesses and the comparative analysis supports the $7.00 per Share Offer Price.

      Selected Transactions Analysis. SMK also analyzed certain information relating to the July, 2000 acquisition by JAKKS of Pentech International, Inc. ("Pentech"). Pentech and its wholly-owned subsidiary, Sawdust Pencil Company, were engaged in the production, design and marketing of writing and drawing instruments which are marketed to major mass marketers located in the United States. Pentech generated approximately $40 million in annual revenue in 2000 and had assets totaling approximately $30 million.

      JAKKS acquired all outstanding Pentech shares for $1.60 per share, or a total consideration of $19,117,500 for 11,946,259 shares of common stock. SMK noted that prior to the acquisition, JAKKS had purchased 625,000 shares of Pentech in the open market at a per share price of $1.29 per share, suggesting a premium for the controlling shares of approximately 24% over the market price.

      SMK noted certain similarities between Pentech and Dixon including:

      -     Both companies incurred losses in recent years prior to acquisition;

      - Pentech's balance sheet was substantially leveraged, with total interest-bearing debt representing approximately 42% of total assets, compared to Dixon's interest-bearing debt of 43% of total assets at September 30, 2004;

      - Like Dixon, a high percentage of Pentech's debt was listed as current at the acquisition date; and,

      - Prior to the acquisition, Pentech had been in violation of certain financial covenants related to the existing credit agreement, which was restructured for a three-year period at which time the covenants were modified.

      SMK noted that when compared to the recent trading price of $4.00 per Share, the $7.00 per Share Offer Price represents a substantial premium of 75% over that trading price. Although that level of premium exceeds the premium indicated by the acquisition of Pentech, SMK believed that it can be attributed to Dixon's significant improvement in operating results in the most recent year in addition to improvements in the capital markets.

      SMK concluded that the Offer Price of $7.00 per Share represents a large premium above the recent trading price of the Shares, which compares favorably to the Pentech acquisition. Given the similarities between Pentech and Dixon with respect to products, performance and financial position, it was SMK's opinion that the Pentech transaction supports the fairness of the price to be paid for Shares in the Offer and the Merger, particularly based on the higher relative premium reflected in the Offer Price.

      Discounted Cash Flow Analysis. To establish a range of value for the Shares, SMK employed the discounted cash flow method which involves calculating the present value of estimated future available cash flows. The discount rate used to calculate present value is commensurate with return requirements in the capital markets and the risks inherent in the specific investment. SMK used the debt-free or invested capital method of discounting to eliminate the impact of financial leverage by calculating the value of cash flows available to both debt and equity investors. Then, Dixon's interest-bearing debt was subtracted to determine the value of the equity.

      SMK conducted this analysis using the after-tax cash flow available to debt and equity investors (known as the "debt free" or "invested capital" method) calculated as follows:

                  Earnings before interest & tax
            x                 (1 - tax rate)
                  Earnings to debt & equity investors
            +     Depreciation & amortization (non-cash expenses)
            -     Capital expenditures
            -     Increases in working capital requirements (excluding interest bearing debt)
            =     Net cash flow available to investors (both debt and equity holders)

      The duration of Dixon's financial projections used by SMK in this analysis was based on the length of time necessary to reach stable revenue, volume growth, expense structure and capacity utilization. SMK estimated net cash flow available to debt and equity investors on an annual basis in the short-term. In the long-term, SMK estimated that net cash flows would increase at a stable, average annual growth rate, indefinitely. The cash flow projections expected by a typical willing buyer were based on Dixon's management's 2005 projection and management discussions, as well as economic and industry conditions. SMK was not provided with comprehensive financial projections by Dixon's management.

      The assumptions made by SMK in developing the financial projections for Dixon are as follows:

      - Revenue growth of 8.4% in 2005 was based on management's projection. Volume was projected to increase at rates declining from 8% in 2006 to 5% in 2010. Cash flow was projected to grow at a 3% annual rate based on economic growth expectations into perpetuity;

      - Cost of revenue and cash operating expenses as a percentage of sales were based on management's 2005 financial projections throughout the projection period;

      - Working capital needs were based on historic levels of working capital relative to sales; and,

      - Capital expenditures and depreciation levels were based on Dixon's recent history with these items, as well as management's 2005 projections.

      SMK next determined the discount rate applicable to cash flows available to debt and equity investors based on the weighted average cost of capital
(WACC), which represents the blended, after-tax costs of debt and equity.

      The cost of equity, or return required by an equity investor, was based on the return requirements for alternative investments in the capital markets and the risks inherent in Dixon. Based on historic returns yielded by small publicly traded companies and considering specific Dixon risks, SMK developed a cost of equity ranging from 12.83% to 13.13%.

      The cost of debt assumed an 8.75% interest cost based on the blended rate currently being paid on Dixon's debt. After consideration of an approximate 38% tax rate, SMK determined that the after-tax cost of debt is 5.46%. The proportion of invested capital attributable to equity (50%) and debt (50%) was based on the current and anticipated capital structure of Dixon's business.

      SMK's determination of the weighted average cost of capital for DXT is as follows:

                                                       Weighting
                                           ----------------------------------
After-tax cost of debt                      5.46%   x     50%    =      2.73%
After-tax cost of equity                   15.13%   x     50%    =      7.57%
                                                                        ----
Weighted average cost of capital (WACC)                                 10.3%
                                                                        ====

                                                       Weighting
                                           ----------------------------------
After-tax cost of debt                      5.46%   x     50%    =      2.73%
After-tax cost of equity                   13.88%   x     50%    =      6.94%
                                                                        ----
Weighted average cost of capital (WACC)                                 9.67%
                                                                        ====

      As indicated above, SMK applied discount rates of 10.3% and 9.67% to the projected cash flow streams. The discounted cash flow schedules under these two costs of capital assumptions are as follows:

DIXON TICONDEROGA COMPANY

Valuation as of November 30, 2004

Fiscal Years Ending September 30

DISCOUNTED CASH FLOW METHOD - INVESTED CAPITAL

                                      FYE 2004              FYE 2005                FYE 2006                FYE 2007
                                Adjusted       %       Projected      %       Projected      %        Projected      %
Revenue                       $88,147,118    100.0%   $95,524,000   100.0%   $102,210,680   100.0%   $108,854,374   100.0%
 Cost of Revenue               54,581,911     61.9%    58,460,000    61.2%     62,552,200    61.2%     66,618,093    61.2%
                              -----------    -----    -----------   -----    ------------   -----    ------------   -----
Gross Profit                   33,565,207     38.1%    37,064,000    38.8%     39,658,480    38.8%     42,236,281    38.8%
 Cash Operating Expense        25,687,253     29.1%    28,218,370    29.5%     30,152,151    29.5%     32,112,040    29.5%
                              -----------    -----    -----------   -----    ------------   -----    ------------   -----
EBITDA                          7,877,954      8.9%     8,845,630     9.3%      9,506,329     9.3%     10,124,241     9.3%
 Depreciation                   2,137,000      2.4%     1,728,447     1.8%      1,589,298     1.6%      1,490,650     1.4%
                              -----------    -----    -----------   -----    ------------   -----    ------------   -----
Operating Income                5,740,954      6.5%     7,117,183     7.5%      7,917,031     7.7%      8,633,591     7.9%
 Other Income & (Expense)         (93,963)    -0.1%             -     0.0%              -     0.0%              -     0.0%
                              -----------    -----    -----------   -----    ------------   -----    ------------   -----
EBIT                            5,646,991      6.4%     7,117,183     7.5%      7,917,031     7.7%      8,633,591     7.9%
                              -----------    -----
 Federal & State Income Tax                             2,676,061     2.8%      2,976,804     2.9%      3,246,230     3.0%
                                                      -----------   -----    ------------   -----    ------------   -----
Earnings after Tax*                                   $ 4,441,122     4.6%   $  4,940,227     4.8%   $  5,387,361     4.9%
                                                      ===========   =====    ============   =====    ============   =====

                                   FYE 2008                FYE 2009                  FYE 2010
                               Projected      %        Projected      %        Projected        %
Revenue                      $115,385,637   100.0%   $121,731,847   100.0%    $127,818,439    100.0%
 Cost of Revenue               70,615,179    61.2%     74,499,013    61.2%      78,223,964     61.2%
                             ------------   -----    ------------   -----     ------------    -----
Gross Profit                   44,770,458    38.8%     47,232,833    38.8%      49,594,475     38.8%
 Cash Operating Expense        34,038,763    29.5%     35,910,895    29.5%      37,706,440     29.5%
                             ------------   -----    ------------   -----     ------------    -----
EBITDA                         10,731,695     9.3%     11,321,938     9.3%      11,888,035      9.3%
 Depreciation                   1,424,301     1.2%      1,383,526     1.1%       1,362,774      1.1%
                             ------------   -----    ------------   -----     ------------    -----
Operating Income                9,307,394     8.1%      9,938,413     8.2%      10,525,262      8.2%
 Other Income & (Expense)               -     0.0%              -     0.0%               -      0.0%
                             ------------   -----    ------------   -----     ------------    -----
EBIT                            9,307,394     8.1%      9,938,413     8.2%      10,525,262      8.2%
 Federal & State Income Tax     3,499,580     3.0%      3,736,843     3.1%       3,957,498      3.1%
                             ------------   -----    ------------   -----     ------------    -----
Earnings after Tax*          $  5,807,814     5.0%   $  6,201,570     5.1%    $  6,567,763      5.1%
                             ============   =====    ============   =====     ============    =====

* The impact of tax deductible interest expense is accounted for in determining the after-tax cost of debt

                                         FYE 2005      FYE 2006      FYE 2007    FYE 2008     FYE 2009     FYE 2010
Cash Flow to Invested Capital
  Earnings after Tax*                   $ 4,441,122   $ 4,940,227  $ 5,387,361  $ 5,807,814  $ 6,201,570  $ 6,567,763
  Plus: NonCash Items                     1,728,447     1,589,298    1,490,650    1,424,301    1,383,526    1,362,774
                                        -----------   -----------  -----------  -----------  -----------  -----------
  Gross Cash Flow                         6,169,569     6,529,526    6,878,011    7,232,115    7,585,095    7,930,537
  Less: Working Capital Needs            (2,735,316)   (2,611,524)  (2,648,816)  (2,745,613)  (2,863,764)  (2,817,867)
  Less: Capital Expenditures               (955,240)   (1,022,107)  (1,088,544)  (1,153,856)  (1,217,318)  (1,278,184)
                                        -----------   -----------  -----------  -----------  -----------  -----------
Net Cash Flow to Inv. Capital           $ 2,479,013   $ 2,895,894  $ 3,140,650  $ 3,332,646  $ 3,504,013  $ 3,834,486
  time Period                                  0.50          1.50         2.50         3.50         4.50         5.50
  PV Factor                                    0.95          0.86         0.78         0.71         0.64         0.58
                                        -----------   -----------  -----------  -----------  -----------  -----------
  Present Value                         $ 2,360,483   $ 2,500,052  $ 2,458,273  $ 2,365,069  $ 2,254,574  $ 2,236,918

Value of Cashflows - next 6 yrs.  $ 14,175,369                                              KWacc=          10.3%
Present Value of Terminal           31,583,628                                 Long Term Growth g=           3.0%
                                  ------------                                                       -----------
Value of Invested Capital         $ 45,759,000 rounded                    Capitalization Rate(k-g)           7.3%
Less: All Interest Bearing Debt    (32,509,988)rounded                           Cash Flow in 2010     3,834,486
                                  ------------
100% Equity Interest**            $ 13,249,000 rounded                                    x(1 + g)         103.0%
                                  ============                                                       -----------
                                                                           Cash Flow in 2001 = CF1     3,949,520
                                                                    Terminal Value (CFI/Cap. Rate)   $54,140,100
                                                                                         PV Factor          0.58
                                                                                                     -----------
                                                                   Present Value of Terminal Value   $31,583,628

DIXON TICONDEROGA COMPANY

Valuation as of November 30, 2004

Fiscal Years Ending  September 30

DISCOUNTED CASH FLOW METHOD - INVESTED CAPITAL

                                     FYE 2004               FYE 2005                FYE 2006                  FYE 2007
                               Adjusted        %      Projected      %        Projected       %        Projected       %
Revenue                      $88,147,118    100.0%   $95,524,000   100.0%    $102,210,680   100.0%    $108,854,374    100.0%
 Cost of Revenue              54,581,911     61.9%    58,460,000    61.2%      62,552,200    61.2%      66,618,093     61.2%
                             -----------    -----    -----------   -----     ------------   -----     ------------    -----
Gross Profit                  33,565,207     38.1%    37,064,000    38.8%      39,658,480    38.8%      42,236,281     38.8%
 Cash Operating Expense       25,687,253     29.1%    28,218,370    29.5%      30,152,151    29.5%      32,112,040     29.5%
                             -----------    -----    -----------   -----     ------------   -----     ------------    -----
EBITDA                         7,877,954      8.9%     8,845,630     9.3%       9,506,329     9.3%      10,124,241      9.3%
 Depreciation                  2,137,000      2.4%     1,728,447     1.8%       1,589,298     1.6%       1,490,650      1.4%
                             -----------    -----    -----------   -----     ------------   -----     ------------    -----
Operating Income               5,740,954      6.5%     7,117,183     7.5%       7,917,031     7.7%       8,633,591      7.9%
 Other Income & (Expense)        (93,963)    -0.1%             -     0.0%               -     0.0%               -      0.0%
                             -----------    -----    -----------   -----     ------------   -----     ------------    -----
EBIT                           5,646,991      6.4%     7,117,183     7.5%       7,917,031     7.7%       8,633,591      7.9%
                             -----------    -----
 Federal & State Income Tax                            2,676,061     2.8%       2,976,804     2.9%       3,246,230      3.0%
                                                     -----------   -----     ------------   -----     ------------    -----
Earnings after Tax*                                  $ 4,441,122     4.6%    $  4,940,227     4.8%    $  5,387,361      4.9%
                                                     ===========   =====     ============   =====     ============    =====

                                       FYE 2008                    FYE 2009                  FYE 2010
                                Projected         %       Projected          %        Projected        %
Revenue                        $115,385,637    100.0%    $121,731,847      100.0%    $127,818,439     100.0%
 Cost of Revenue                 70,615,179     61.2%      74,499,013       61.2%      78,223,964      61.2%
                               ------------    -----     ------------      -----     ------------     -----
Gross Profit                     44,770,458     38.8%      47,232,833       38.8%      49,594,475      38.8%
 Cash Operating Expense          34,038,763     29.5%      35,910,895       29.5%      37,706,440      29.5%
                               ------------    -----     ------------      -----     ------------     -----
EBITDA                           10,731,695      9.3%      11,321,938        9.3%      11,888,035       9.3%
 Depreciation                     1,424,301      1.2%       1,383,526        1.1%       1,362,774       1.1%
                               ------------    -----     ------------      -----     ------------     -----
Operating Income                  9,307,394      8.1%       9,938,413        8.2%      10,525,262       8.2%
 Other Income & (Expense)                 -      0.0%               -        0.0%               -       0.0%
                               ------------    -----     ------------      -----     ------------     -----
EBIT                              9,307,394      8.1%       9,938,413        8.2%      10,525,262       8.2%
 Federal & State Income Tax       3,499,580      3.0%       3,736,843        3.1%       3,957,498       3.1%
                               ------------    -----     ------------      -----     ------------     -----
Earnings after Tax*            $  5,807,814      5.0%    $  6,201,570        5.1%    $  6,567,763       5.1%
                               ============    =====     ============      =====     ============     =====

* The impact of tax deductible interest expense is accounted for in determining the after-tax cost of debt.

                                          FYE 2005      FYE 2006     FYE 2007     FYE 2008     FYE 2009   FYE 2010
Cash Flow Invested Capital
 Earning after Tax*                     $ 4,441,122   $ 4,940,227  $ 5,387,361  $ 5,807,814  $ 6,201,570  $ 6,567,763
 Plus: NonCash Items                      1,728,447     1,589,298    1,490,650    1,424,301    1,383,526    1,362,774
                                        -----------   -----------  -----------  -----------  -----------  -----------
 Gross Cash Flow                          6,169,569     6,529,526    6,878,011    7,232,115    7,585,095    7,930,537
 Less: Working Capital Needs             (2,735,316)   (2,611,524)  (2,648,816)  (2,745,613)  (2,863,764)  (2,817,867)
 Less: Capital Expenditures                (955,240)   (1,022,107)  (1,088,544)  (1,153,856)  (1,217,318)  (1,278,184)
                                        -----------   -----------  -----------  -----------  -----------  -----------
Net Cash Flow to Inv. Capital           $ 2,479,013   $ 2,895,894  $ 3,140,650  $ 3,332,646  $ 3,504,013  $ 3,834,486
 time Period                                   0.50          1.50         2.50         3.50         4.50         5.50
 PV Factor                                     0.95          0.87         0.79         0.72         0.66         0.60
                                        -----------   -----------  -----------  -----------  -----------  -----------
 Present Value                          $ 2,367,200   $ 2,521,453  $ 2,493,446  $ 2,412,580  $ 2,312,972  $ 2,307,937

Value Cashflows - next 6 yrs.     $ 14,415,589                                               KWacc =           9.7%
Present Value of Terminal           35,639,810                                  Long Term Growth g =           3.0%
                                  ------------                                                         -----------
Value of Invested Capital         $ 50,055,000 rounded                    Capitalization Rate(k - g)           6.7%
Less: All Interest Bearing Debt    (32,509,988)rounded                             Cash Flow in 2010     3,834,486
                                  ------------
100% Equity Interest**            $ 17,545,000 rounded                                      x(1 + g)         103.0%
                                  ============                                                         -----------
                                                                             Cash Flow in 2011 = CF1     3,949,520
                                                                        Terminal Value(CF1/Cap.Rate)   $59,213,198
                                                                                           PV Factor          0.60
                                                                                                       -----------
                                                                     Present Value of Terminal Value   $35,639,810

      SMK discounted the annual cash flows in the short-term using the weighted average cost of capital and determined the value of the long-term cash flows (known as the terminal value) based on the capitalization of cash flows using the weighted average cost of capital and adjusting for estimated annual long-term growth. Discounting the short-term and long-term cash flows available to debt and equity investors resulted in a range of value for invested capital ranging from $45,759,000 to $50,055,000. After subtracting total interest-bearing debt of $32,510,000 the resulting equity value ranges from $13,429,000 to $17,545,000. Based on 3,207,894 shares of common stock outstanding, the per Share value ranges from approximately $4.10 to $5.50.

      SMK found that for a financial buyer, the discounted cash flow method supports the $4.00 per Share market price of the stock (prior to the recent effect of the pending Offer on the market price as discussed below) up to a premium over that price of approximately 38% and that the $7.00 per Share Offer Price would be beneficial to Dixon's stockholders and represents a synergistic value to Fila.

      Price History. SMK researched the pricing history of the Shares from the end of September 2002 to November 29, 2004. SMK noted that from September 25, 2002 through June 2, 2003, the price of the Shares fluctuated between $1.00 and $2.00 per Share, averaging $1.67 per Share during this period. On June 3, 2003, the trading price increased 42% (from $1.80 per Share to $2.55 per Share) although there were no major changes in Dixon's operations or announcements that would cause such a dramatic rise in value. Given that a nonbinding indication of interest from a potential buyer was submitted to Dixon just a few days before, SMK believed it is reasonable to assume that the run up in price is related to some speculation in the marketplace as to a possible transaction.

      The price of the Shares continued to climb in the following weeks to a high of $3.55 per Share and closed at $3.27 per Share on August 12, 2003, the day before Dixon's June 30, 2003 earnings announcement. On August 13, 2003 after the positive earnings announcement, the price of the Shares rose approximately 18%, closing at $3.85 per share, although at the end of trading on August 15, 2003 (end of week), the Shares closed down at a price of $3.71 per Share. SMK concluded that Dixon's improved performance had a positive impact on the trading price of the Shares, but believed it is logical to assume that much of the increase in price since the indication of interest made by the potential buyer related to that potential transaction. SMK believed that the impact of the termination of the proposed purchase in September 2003 was evident in the trading price of the Shares, which decreased from $4.00 in early September to as low as $3.00 per Share in the latter part of the month.

      During the succeeding months, the price of the Shares fluctuated between approximately $3.00 and $3.70 per Share, closing at $3.27 per Share on December 26, 2003. On December 29, 2003, the next trading day, Dixon announced its 2003 earnings which resulted in an 18.7% rise in the price to $3.88 per Share, very similar to the June earnings announcement. The Shares subsequently traded above $4.00 per Share, closing at $4.18 per Share on January 9, 2004. On the next trading day of January 12, 2004, Dixon announced it had signed an exclusivity agreement with Jarden Corporation, at which time the trading price of the Shares rose 13.6%, closing at $4.75 per Share. The exclusivity agreement was amended three times from January 12, 2004 through March 15, 2004 during which the price of the stock dropped from a high of $4.89 to $4.19 per Share. When the discussions with Jarden Corporation were officially terminated on March 29, 2004, the price of the Shares declined 15.5% from the previous day's close (from $4.26 per Share to $3.60). The Shares traded at a price ranging from $3.20 to $4.43 per Share in the subsequent eight-month period, with a closing price of $4.05 per Share on November 17, 2004. SMK noted that on January 2, 2004, prior to the signing of an exclusivity agreement with Jarden Corporation, the Shares also closed at a price of $4.05 per share.

      On November 22, 2004, the Shares closed at a price of $4.00 per Share. From November 23 through November 29, the closing price of the Shares rose from $4.31 to $6.05 per Share, reflecting an increase of over 50% above the November 22, 2004 trading price. SMK concluded that it is reasonable to assume that the increase in trading price in November, 2004 was due to market speculation concerning a possible offer because Dixon did not disclose any financial or operational information during this period that could reasonably have been expected to result in such an increase in trading price.

      From the above review of Dixon's trading history, SMK believed it is evident that a per Share price of approximately $4.00 represents the true market value of the Shares based on Dixon's performance. Therefore, SMK concluded that the 75% premium over the unaffected trading value represented by a sale at $7.00 per Share is a true economic benefit to be received by the Dixon stockholders without any influence of knowledge in the investment community of the pending Offer.

      Although the per share trading price of the Shares represents arm's-length trading activity, ostensibly reflecting a true economic market value to stockholders, SMK believed that if all of Dixon's stockholders wanted to receive the value of their stock holdings, Dixon would not have the liquidity to purchase them, nor would the market sustain the current market value in the event of such a large sell order. SMK concluded that this factor further supports its conclusion that the price of $7.00 per Share represents a substantial premium.

      Overall Fairness of the Transaction. SMK determined that the Offer at $7.00 per Share represents a significant premium above the current trading price of the stock, and that, to the extent comparable companies and transactions are considered, the Offer Price exceeds the median values for those companies using nearly all metrics SMK considered relevant. Thus, SMK concluded that from a financial point of view, the Offer and the Merger are fair to Dixon's stockholders. SMK concluded that the overall transaction represented by the Offer and the Merger is economically sound. In this case, there are several factors considered by SMK in rendering an opinion as indicated below:

      - although Dixon was able to restructure its long-term debt, over $30 million is due in 2005 and it is probable that another restructuring would be necessary at a material cost to Dixon;

      - Dixon's former investment bankers attempted to identify a potential buyer for Dixon through a long and arduous process during which a number of interested parties were contacted. However, valuations continued to fall due to concerns over Dixon's performance and ability to service its debt;

      - although Dixon has shown improvement in its recent operations, the public guideline company analysis indicates Dixon's unfavorable historic performance and weaker financial position relative to similar publicly traded businesses. Overall, the public company analysis supports the Offer and Merger and the amount to be received by Dixon's stockholders;

      - given the operating and financial similarities of Pentech International, Inc. and Dixon, the recent sale of Pentech and the indicated premium over the trading price that was paid by the buyer in that transaction strongly support the Offer and Merger;

      - the 75% premium over the unaffected trading value represented by the $7.00 per Share Offer Price is in itself a strong argument and motivation for selling the Shares. Fila represents the first truly synergistic potential purchaser of Dixon since the discussions with Jarden

            Corporation were terminated and it is unlikely that Dixon's stockholders could currently receive such a premium from a non-synergistic, financial buyer;

      - Dixon does not have the liquidity to redeem all outstanding Shares, nor would the market be able to sustain market value for such a large sell order, thus Dixon's stockholders would not be able to realize full value in the event that 100% of the Shares were offered for sale in the market; and,

      - Fila had expressed concerns regarding the proposed form of purchase (stock versus asset) and the assumption of any unknown liabilities that may exist. Also, Fila has additional concerns regarding the level of inventory held and potential obsolescence, Dixon's inability to reach sales and EBITDA targets, and the level of Dixon's debt. The reality of these concerns in the marketplace supports the Offer and Merger at an attractive price of $7.00 per Share.

      SMK believed that Dixon's management has performed the appropriate analysis to ensure the best deal for the stockholders and has allowed for Dixon to continue in the most stable and profitable manner. Although Dixon has improved its financial performance through expense reductions, the uncertainty related to future pricing pressure and top line volume, as well as the condition of Dixon's balance sheet, led SMK to conclude that the Offer and Merger represents an attractive price for the stockholders of Dixon.

      In the course of its review, SMK relied upon and assumed without independent verification the accuracy and completeness of all financial records and related information supplied by Dixon and its representatives.

      As described above, SMK's opinion to the board was one of many factors taken into consideration by the board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by SMK in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of SMK attached as Annex B.

      SMK specializes in valuing businesses and securities in connection with acquisitions and dispositions of both closely held and publicly traded companies and in advising clients on matters pertaining to equity ownership. SMK has performed valuation and advisory services since 1946 for clients in over 20 states. SMK's fees for its analysis and opinion are not contingent on the closing of the Offer or the Merger. Dixon has agreed to indemnify SMK against certain liabilities arising out of its engagement.

FINANCING CONDITION

      The merger is not conditioned on any financing arrangements.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS

      The following is a general summary of certain United States federal income tax consequences of the Merger relevant to a beneficial holder of Shares whose Shares are converted into the right to receive cash in the Merger (a "Holder"). This discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that may be relevant to Holders. The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). This discussion applies only to Holders that hold Shares as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment) and does not apply to Shares acquired pursuant to the exercise of employee stock options or otherwise as compensation, shares held as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment, or to certain types of Holders (including, without limitation, financial institutions, insurance companies, tax-exempt organizations and dealers in securities) that may be subject to special rules. This discussion does not address the United States federal income tax consequences to a Holder that, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust and does not consider the effect of any state, local, foreign or other tax laws.

      THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX EFFECTS TO SUCH STOCKHOLDER OF THE OFFER AND THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

      The receipt of cash for Shares pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. For United States federal income tax purposes, a Holder who receives cash in exchange for Shares pursuant to the Merger will generally recognize capital gain or loss equal to the difference (if any) between the amount of cash received and the Holder's adjusted tax basis in Shares exchanged for cash pursuant to the Merger. Gain or loss must be determined separately for each block of Shares exchanged for cash pursuant to the Merger (for example, Shares acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss if the Holder has held such Shares for more than one year at the time of the completion of the Offer or consummation of the Merger. Long-term capital gain of non-corporate stockholders generally is subject to federal income tax at the maximum rate of 15%. There are limitations on the deductibility of capital losses.

      Payments in connection with the Merger may be subject to "backup withholding" at a rate of 28% unless a Holder of Shares (i) provides a correct TIN (which, for an individual Holder, is the Holder's social security number) and any other required information, or (ii) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, and otherwise complies with applicable requirements of the backup withholding rules. A Holder that does not provide a correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"). Holders may prevent backup withholding by completing and signing the Substitute Form W-9 included as part of the Letter of Transmittal mailed to stockholders on January 7, 2005. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the Holder's United States federal income tax liability, provided that the required information is given to the IRS. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Each Holder should consult its tax advisor as to such Holder's qualification for exemption from backup withholding and the procedure for obtaining such exemption.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

      As provided for in the Merger Agreement, on [___________], 2005, after the Purchaser's payment for the Shares purchased in the Offer, the Purchaser designated ___ persons as members of Dixon's nine member board of directors, replacing [___________________]. Those prior members of our board of directors and our executive officers at the time of the approval by the board of the Merger Agreement had various interests in the merger described in this section that are different from, or in addition to, the interests of Dixon and our stockholders generally. The members of our board of directors were aware of these interests and considered them at the time they approved the merger agreement.

      Severance Arrangements. Dixon entered into an employment agreement with Mr. Pala in 1995 which, until amended effective January 1, 2004, had a rolling one-year term until Dixon or Mr. Pala terminates it. At the time of the approval of the Merger Agreement, Mr. Pala was paid a base salary at a rate of $278,800 per annum, subject to increase from time to time in accordance with Dixon's normal business practices and, if so increased, his employment agreement precluded a subsequent decrease. Under the agreement, Mr. Pala was also entitled to participate in other Dixon compensation programs and other benefits.

           Dixon was also permitted to terminate Mr. Pala's employment for cause (as defined in the agreement), in which case Dixon was obligated to pay him his full salary through the date of termination. If Dixon terminated the agreement other than for cause or other than for his disability or if he terminated the agreement for good reason (as defined in the agreement, including if a successor to all or substantially all of Dixon's business and/or assets did not expressly assume and agree to perform the agreement), he would:

            - Continue to receive his full salary through the date of termination;

            - Receive an amount equal to the product of (i) his annual salary, multiplied by (ii) the greater of the number of years remaining in the term of employment under the agreement or the number two, such payment to be made (a) if resulting from a termination based on a change of control of Dixon, in a lump sum on or before the fifth day following the date of termination, or (b) if resulting from any other cause, in substantially equal semi-monthly installments; and

            - Receive a bonus in an amount determined by multiplying his base salary by a percentage that is the average percentage of base salary that was paid (or payable) to him as a bonus under any Dixon bonus plan or arrangement, for the three full fiscal years immediately preceding the termination.

      Before the Dixon board of directors approved the Merger Agreement, Dixon had also entered into employment agreements with Messrs. Joyce, Asta and Dahlberg which are similar in their terms to the agreement the Company had entered into with Mr. Pala, except for the amounts of their salaries.

      Amendments to the employment agreements described above were approved by Dixon's compensation committee on July 7, 2004, signed on December 15, 2004, and effective as of January 1, 2004 (each, an "Amendment", and together, the "Amendments"). The Amendments establish a three year term of employment commencing as of January 1, 2004, with annual renewals thereafter, update salaries and titles, change the definition of a change in control as defined in the employment agreements so that a change in control approved by Dixon's board of directors is within the definition of that term, add a provision that during a disability period and after termination by Dixon for cause or by the executive for Dixon's breach of the employment agreement or for good reason as defined in the employment agreement, benefits and other compensation will be paid as provided for under the employment agreements. The amount of the severance payments as provided for in the employment agreements upon a change in control was not changed.

      On December 15, 2004, Dixon entered into a Second Amendment to employment agreement (each, a "Second Amendment", and together, the "Second Amendments") with each of Messrs Pala, Joyce, Asta, and Dahlberg, (each, an "Executive", and together, the "Executives"). Each Second Amendment amends the Employment Agreement previously entered into between the applicable Executive and Dixon, as previously amended by the Amendment. All of the Second Amendments are conditioned on the closing of the Offer.

      The Second Amendments for Messrs. Pala and Joyce provide that Messers. Pala and Joyce are not entitled to terminate their respective Employment Agreements because of a change in control until the expiration of the six month period immediately following the payment by the Purchaser for Shares of Dixon pursuant to the Offer, (the "Transition Period") and that the payment by the Purchaser for Shares pursuant to the Offer will constitute a change in control giving rise to the right of the Executive to terminate his employment for good reason under the employment agreement and the Executive has the right to terminate his employment for good reason as a result of a change in control only during the three month period immediately following the end of the Transition Period. The Second Amendments for Messrs. Asta and Dahlberg are the same as those for Messrs. Pala and Joyce, except that the Transition Period is twelve months.

      Success Bonus Plan. In July, 2004, Dixon's compensation committee approved in concept and in late November, 2004, approved the terms of a written Success Bonus Plan to encourage the Executives to remain with Dixon and to support the sale of Dixon on terms approved by the independent members of Dixon's board. The success bonuses will be paid six months after a closing of the Offer and will be forfeited if the Executive does not honor his employment agreement through that six month period unless Dixon agrees to allow the Executive to voluntarily terminate his employment before that time. The bonuses are in the following amounts: Mr. Pala and Mr. Joyce - $46,000 each, Mr. Asta - $34,000, and Mr. Dahlberg - $22, 500.

      Indemnification of Directors and Executive Officers and Insurance. The Merger Agreement provides Dixon, as the surviving corporation, or any successor to the surviving corporation must jointly and severally indemnify each person who is now, or has been at any time prior to the date of the Merger Agreement, or who becomes prior to the effective time of the Merger, a director or officer of Dixon or any of its Subsidiaries against all certain claims, losses, liabilities, damages, judgments, fines, and reasonable fees, costs, and expenses. See "THE MERGER AGREEMENT AND RELATED AGREEMENTS - The Merger Agreement - Insurance and indemnification", beginning on page 37..

DISSENTERS' APPRAISAL RIGHTS

      General. Stockholders of a Delaware corporation that is proposing to merge with another entity are sometimes entitled under Section 262 of the DGCL to what are known as appraisal or dissenters' rights in connection with the proposed merger. Such rights generally confer on stockholders who oppose a merger or the consideration to be received in a merger, and who comply with the applicable statutory procedures to perfect and preserve their appraisal rights, the right to receive, in lieu of the consideration being offered in the merger, the "fair value" of their shares in cash as determined in a judicial appraisal proceeding. The Delaware Supreme Court has stated that the determination of fair value requires consideration of all relevant factors involving the value of a company and that proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court should be considered. Elements of future value, including the nature of the enterprise, that are known or susceptible of proof as of the date of the merger and not the product of speculation may be considered, but any element of value arising from the accomplishment or expectation of the merger may not be considered.

      The Merger was approved by written consent on [________], 2005, and Dixon's stockholders are entitled to appraisal rights in connection with the Merger under Delaware law.

      Under the DGCL, if a stockholder does not wish to accept, in accordance with the Merger Agreement, the cash payment of $7.00 for each Share that he or she owns, the stockholder must not have consented in writing to the Merger and must deliver, in accordance with the requirements of Section 262 of the DGCL, a written demand for appraisal of such Shares within 20 days after the date of mailing by Dixon of the notice to which this information statement is attached. A stockholder who has taken all steps required to perfect his or her appraisal rights under Delaware law may elect to have his or her

Shares appraised by the Delaware Court of Chancery and to receive, in lieu of the cash payment of $7.00 per Share, payment in cash of the judicially determined "fair value" of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by the Delaware Court of Chancery, provided that the stockholder complies with the provisions of Section 262 of the DGCL. FAILURE TO STRICTLY COMPLY WITH THOSE PROCEDURES WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

      THE FOLLOWING SUMMARY IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO YOUR APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262, WHICH IS REPRINTED AS ANNEX C. YOU SHOULD READ ANNEX C IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF YOUR APPRAISAL RIGHTS UNDER DELAWARE LAW.

      All references in this summary to a "stockholder" are to the record holder of shares of Dixon common stock. Only a holder of record of Shares is entitled to assert appraisal rights for the Shares registered in that holder's name. A person having a beneficial interest in Shares that are held in "street name" or otherwise held of record in the name of another person, such as a broker or nominee, and who desires to seek appraisal of his or her Shares, is responsible for ensuring that a demand for appraisal is made by the record holder and must act promptly to cause the record holder to properly follow the steps summarized below in a timely manner to exercise whatever appraisal rights the record owner may have.

      Notice by Dixon of Appraisal Rights. Under Section 262 of the DGCL, where a merger was approved by the written consent of a corporation's stockholders without a meeting, either the corporation before the effective date of the merger or the surviving corporation within 10 days after the effective date of the merger must notify each of the stockholders entitled to appraisal rights of the approval of the merger and that such appraisal rights are available. Such notice also must include a copy of Section 262 of the DGCL. The notice to which this information statement is attached constitutes notice to the holders of Shares that the Merger was approved by written consent and that appraisal rights are available for those Shares. The effective date of the Merger is expected to be [________].

      Perfection of Appraisal Rights To perfect appraisal rights under Section 262 of the DGCL, you must:

      - hold your Shares on the date of the making of the demand for appraisal; and

      - continuously hold your Shares through the effective date of the Merger (a stockholder who is the record holder of Shares on the date the written demand for appraisal is made, but who subsequently transfers Shares prior to the completion of the Merger, will lose any right to appraisal in respect of those Shares); and

      - deliver to Dixon, as the surviving corporation in the Merger, a written demand for appraisal of your Shares within 20 days after the date of mailing by Dixon of the notice to which this information statement is attached, which demand must reasonably inform us of your identity and that you intend to demand the appraisal of your Shares.

      A demand for appraisal should be executed by or on behalf of the record holder, fully and correctly, as the holder's name appears on the holder's stock certificates and must state that such person intends thereby to demand appraisal of such holder's Shares in connection with the Merger. If the Shares for which appraisal rights are available are owned of record in a fiduciary capacity, for example by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if those Shares are owned of record by more than one owner, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record. The agent, however, must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner.

      A record holder of Shares who holds Shares as a broker or nominee for several beneficial owners for which appraisal rights are available may exercise appraisal rights with respect to Shares held for one or more beneficial owners, while not exercising these rights with respect to the Shares held for other beneficial owners. In such case, the written demand should set forth the number of Shares for which appraisal rights are available and are being sought. When no number of Shares for which appraisal rights are available is expressly mentioned, the demand will be presumed to cover all the Shares in brokerage accounts or other nominee forms held by such record holder. IF YOUR SHARES ARE HELD IN STREET NAME AND YOU WISH TO DISSENT FROM THE MERGER, YOU ARE URGED TO CONSULT WITH YOUR BROKER TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH A NOMINEE.

      All written demands for appraisal must be mailed or delivered to:

                              Dixon Ticonderoga Company
                              Attention: Richard A. Asta
                              195 International Parkway
                              Heathrow, Florida 32746

   Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights. If any stockholder who demands appraisal for his or her Shares under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his or her right to appraisal as provided in the DGCL, the Shares of that stockholder will be converted into the right to receive the Merger consideration of $7.00 per share in cash in accordance with the Merger Agreement.

   Filing a Petition for Appraisal. Within 120 days after the effective date of the Merger, but not thereafter, Dixon, as the surviving corporation, or any stockholder who has complied with the statutory requirements summarized above, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Shares that are entitled to appraisal rights. Neither we nor the Purchaser is under any obligation to, and neither of us has any present intention to, file a petition with respect to the appraisal of the fair value of the Shares that are entitled to appraisal rights. Accordingly, it will be the obligation of stockholders wishing to assert appraisal rights to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262 of the DGCL.

   Stockholder Request for Information. Within 120 days after the effective date of the Merger, any Dixon stockholder that has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Dixon, as the surviving corporation, a statement setting forth the aggregate number of Shares not voted in favor of the Merger and with respect to which demands for appraisal have been timely received and the aggregate number of holders of those Shares. These statements must be mailed to the stockholder within 10 days after a written request by such stockholder for the information has been received by the surviving corporation, or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.

   Appraisal Proceeding in the Delaware Court of Chancery. If a petition for an appraisal is timely filed with the Delaware Court of Chancery and a copy served upon Dixon, as the surviving corporation, the surviving corporation will then be obligated within 20 days of service to file with the Delaware Register in Chancery a list containing the names and addresses of all the stockholders who have demanded appraisal of their Shares and with whom agreements as to the value of their Shares have not been reached. After notice to the stockholders by the Register in Chancery, as required under Section 262 of the DGCL, the Delaware Court of Chancery may conduct a hearing on such petition to determine those Dixon stockholders entitled to appraisal rights. The Court of Chancery may require the stockholders who demanded appraisal of their Shares to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceeding. If any Dixon stockholder fails to comply, the Court of Chancery may dismiss the proceedings as to that stockholder.

      After determining which stockholders are entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their Shares, excluding any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The Delaware Court of Chancery will determine the amount of interest, if any, to be paid upon the amounts to be received by Dixon's stockholders whose Shares have been appraised.

      DIXON STOCKHOLDERS CONSIDERING THE EXERCISE OF APPRAISAL RIGHTS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 OF THE DGCL COULD BE MORE THAN, THE SAME AS OR LESS THAN THE VALUE OF THE MERGER CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES AND THAT OPINIONS AS TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW ARE NOT NECESSARILY OPINIONS AS TO THE FAIR VALUE OF SUCH STOCK UNDER SECTION 262 OF THE DGCL. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

      In addition, Delaware courts have decided that a stockholder's statutory appraisal remedy may not be a dissenter's exclusive remedy, depending on the factual circumstances. In such cases, additional remedies may be available to dissenting stockholders that could result in a recovery that is different than the appraised value of the Shares.

      The costs of the appraisal action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Court deems equitable. The Court also may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Shares entitled to appraisal.

      Withdrawal of Appraisal Demand. At any time within 60 days after the effective date of the Merger, any Dixon stockholder will have the right to withdraw his or her demand for appraisal and to accept the cash amount of $7.00 for each Share that he or she owns, without interest, in accordance with the terms of the Merger Agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. However, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court of Chancery, which may be conditioned on such terms as the Court deems just.

      No Right to Vote Appraisal Shares or Receive Dividends or Distributions on Appraisal Shares. Any holder of Share for which appraisal rights are available that has duly demanded an appraisal in compliance with Section 262 of the DGCL and which demand has not been effectively withdrawn will not, after the effective date of the Merger, be entitled to vote those Shares for which he or she seeks appraisal for any purpose or be entitled to the payment of dividends or other distributions on those Shares, except dividends or other distributions payable to holders of record of those Shares as of a record date prior to the effective time of the Merger.

FORM OF THE MERGER

      Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the effective time of the Merger, the Purchaser will merge with and into Dixon. Dixon will survive the Merger as a wholly owned subsidiary of Fila.

CONVERSION OF SHARES; PROCEDURE FOR EXCHANGE OF CERTIFICATES

      The conversion of Shares into the right to receive the Merger consideration of $7.00 in cash, without interest, will occur automatically at the effective time of the Merger. Promptly after the effective time of the Merger, the paying agent will send a letter of transmittal to each holder of record of a certificate or certificates representing Shares. The letter of transmittal will contain instructions for obtaining cash in exchange for Shares. Stockholders should not return stock certificates before receiving the letter of transmittal.

      In the event of a transfer of ownership of Shares that are not registered in the records of our transfer agent, the cash consideration for Shares may be paid to a person other than the person in whose name the certificate so surrendered is registered if:

      - the certificate is properly endorsed or otherwise is in proper form for transfer; and

      - the person requesting such payment (i) pays any transfer or other taxes to a person other than the registered holder of the certificate or (ii) establishes that the tax has been paid or is not applicable.

      The cash paid in exchange for Shares will be issued in full satisfaction of all rights relating to Shares.

                   THE MERGER AGREEMENT AND RELATED AGREEMENTS

THE MERGER AGREEMENT

            The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this information statement. The summary is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference herein. Capitalized terms used in this summary but not defined have the meanings given them in the Merger Agreement.

            The Offer. The Merger Agreement provides for the commencement by the Purchaser of a tender offer to purchase all outstanding Shares at a purchase price of $7.00 per Share net to the seller as promptly as reasonably practicable but in no event later than fifteen business days after the execution of the Merger Agreement, which occurred on December 16, 2004. Purchaser commenced the Offer on January 7, 2005. The obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer was subject to the satisfaction of a number of conditions, including the valid tender of a number of Shares which, when added together with the Shares subject to purchase by Purchaser under the Stock Purchase Agreement, results in Fila and the Purchaser owning at least 66-2/3% of Dixon's outstanding Shares. We refer to that condition as the "minimum condition" in this Information Statement.

On February [___], 2005, Purchaser consummated the offer and purchased the Shares covered by the Stock Purchase Agreement. As a result, the Purchaser owns approximately [__]% of the outstanding Shares.

            Directors. The Merger Agreement provides that, promptly upon the payment for Shares pursuant to the Offer and the Stock Purchase Agreement, the Purchaser became entitled to designate up to such number of directors, rounded to the closest whole number, of the board of directors, as will give the Purchaser representation on the board equal to its proportionate ownership of the Shares acquired and required us, upon request by the Purchaser, to promptly, at our election, either increase the size of the board or secure the resignation of such number of directors as is necessary to enable the Purchaser's designees to be elected or appointed to the board and to use our reasonable best efforts to cause the Purchaser's designees to be so elected or appointed. Our obligations relating to the board are subject to Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act. Pursuant to this provision, on [_________], 2005, [FOUR] members of Dixon's board of directors, Messrs. [_____, ______, ______ and _______], resigned effective February [________], 2005, and the following persons were elected to the board: [___________________________]. The Merger Agreement requires that, following this election until the effective time, Dixon's board shall have at least two directors [(CURRENTLY _____________________)], or such greater number as may be required by the rules of the American Stock Exchange, who are Independent Directors. The term "Independent Director" means a member of the board (i) who (except as otherwise provided in the Merger Agreement) was a member of the board on the date of the Merger Agreement, (ii) who is not an Affiliate or Associate of Fila or the Purchaser, (iii) who is not an employee of Dixon or any of our subsidiaries, and
(iv) who is otherwise considered an independent director within the meaning of the rules of the American Stock Exchange. If the number of Independent Directors is reduced below two, or such greater number as may be required by the rules of the American Stock Exchange, the remaining Independent Director(s) will be entitled to designate persons to fill such vacancies who are not affiliates or associates of Fila or the Purchaser and who otherwise are considered independent directors within the meaning of the rules of the American Stock Exchange, and such persons shall be deemed to be Independent Directors for purposes of the Merger Agreement. If there are no Independent Directors, then the other directors must use commercially reasonable efforts to designate two persons, or such greater number as may be required by the rules of the American Stock Exchange, to fill such vacancies who are not affiliates or associates of Fila or the Purchaser and who otherwise are considered independent directors within the meaning of the rules of the American Stock Exchange, and those persons will be deemed to be Independent Directors for purposes of the Merger Agreement.

            Following the purchase by the Purchaser of Shares pursuant to the offer, and prior to the effective time of the merger, Fila and The Purchaser must use their reasonable best efforts to ensure that at least two Independent Directors (or such greater number as may be required by the rules of the American Stock Exchange) serve as directors until the effective time and neither Fila nor twill take any action to cause any Independent Director to be removed as a director except for cause. The Independent Directors must form a committee that, during the period from the time Shares are accepted for purchase pursuant to the Offer until the Merger becomes effective, shall, to the extent permitted by the DGCL and the Merger Agreement, have the sole power and authority, by a majority vote of such Independent Directors, to cause Dixon to (a) agree to amend the Merger Agreement or to extend the time for the performance of any of the obligations or other acts of Fila or Purchaser under the Offer, the Merger or the Merger Agreement, or (b) exercise or waive any of Dixon's rights, benefits, or remedies under the Merger Agreement, except for the right to terminate the Merger Agreement. In addition, during the period from the time Shares are accepted for purchase pursuant to the Offer until the effective time, any (a) amendment to our Certificate of Incorporation or Bylaws, (b) termination of the Merger Agreement by us, (c) other action that could adversely affect the interests of the holders of Shares (other than Fila or Purchaser), and (d) action specified in the immediately preceding sentence with respect to which the

DGCL does not permit a committee of the board to exercise sole power and authority, shall require, in addition to any other affirmative vote required under the DGCL or our certificate of incorporation or bylaws, the affirmative vote of not less than a majority of the entire board, which majority shall include the concurrence of a majority of the Independent Directors, and neither Fila nor the Purchaser shall approve (either in its capacity as a stockholder or as a party to the Merger Agreement, as applicable), and each shall use its reasonable best efforts to prevent the occurrence of, any such actions, unless such action shall have received the concurrence of a majority of the Independent Directors.

            Conversion of Securities. Pursuant to the Merger Agreement, at the effective time (a) each Share outstanding immediately prior to the effective time (other than Shares owned by Dixon or any subsidiary, Fila or any affiliate of Fila, all of which will be cancelled, and other than shares that are held by stockholders, if any, who properly exercise their appraisal rights under the
DGCL) will be converted into the right to receive the Offer price of $7.00 per share; and (b) each Share that is owned by us or any of our subsidiaries, Fila or any affiliate of Fila immediately prior to the effective time will be canceled and no payment will be made with respect to such shares. Each share of capital stock of Purchaser issued and outstanding immediately prior to the effective time will be converted into one share of common stock of Dixon as the surviving corporation of the Merger.

            Certificate of Incorporation and Bylaws. The Merger Agreement provides that at the Merger effective time, Dixon's certificate of incorporation, as amended and restated in its entirety, will be the certificate of incorporation of Dixon as the surviving corporation, until thereafter amended as provided therein or under the DGCL. The Merger Agreement also provides that the bylaws of Purchaser, as in effect immediately prior to the effective time, will be the bylaws of Dixon as the surviving corporation.

            Directors and Officers of the Surviving Corporation. The Merger Agreement provides that, immediately prior to the effective time, each of our directors will resign, and that the directors and officers of the Purchaser immediately prior to the effective time will, from and after the effective time, be the directors and officers, respectively, of Dixon as the surviving corporation.

            Options. Pursuant to the Merger Agreement, as soon as practicable following the execution of the Merger Agreement, we agreed to take or cause to be taken such actions as are reasonably required to ensure that (i) each holder of a an option to purchase Shares (referred to as a "Company Stock Option" - in the Merger Agreement) that has not previously expired or been exercised in full as of or prior to the effective time of the Merger, whether vested or unvested (each such option, an "Eligible Option"), has the right to irrevocably elect, no later than immediately prior to the consummation of the Merger, to surrender, following the consummation of the Merger, any Eligible Option then held by the optionee in exchange for the right to receive a cash payment equal to (x) the excess, if any, of (A) the per share price paid in the Merger over (B) the exercise price per share of the Shares subject to such Eligible Option, multiplied by (y) the number of Shares then issuable pursuant to the unexercised portion of such Eligible Option, payable not later than five days after the effective time, (ii) each optionee shall have the right to purchase, effective no later than immediately prior to the consummation of the Merger, subject to the consummation of the Merger and in accordance with the terms of the relevant plan or document, all or any part of the Shares covered by any Eligible Option held by the optionee (that has not been surrendered pursuant to (i) above), and each Share so purchased shall be converted, as of the effective time, into the right to receive the per Share price paid in the merger, and (iii) each Eligible Option (with respect to which an optionee has not exercised one of the rights set forth in (i) and (ii) above) will following the Merger confer upon the optionee only the right to receive upon exercise in accordance with the terms of the relevant plan or document (including payment of the aggregate exercise price), for each Share that otherwise would be issuable pursuant to the unexercised portion of such Eligible Option, $7.00 per Share.

            The Merger. The Merger Agreement provides that, at the effective time of the Merger, the Purchaser will be merged with and into Dixon with Dixon being the surviving corporation. Following the Merger, the separate existence of the Purchaser will cease, and Dixon will continue as the surviving corporation, wholly owned by Fila.

            Stockholders Meeting. If, after consummation of the Offer, a meeting of the Company's stockholders became necessary to consummate the Merger and the Merger had not become effective without a meeting of stockholders as described below and in this information statement, and had not been approved by stockholders' written consent, then Dixon would have been required to call and hold a meeting of its stockholders as soon as is reasonably practicable following consummation of the Offer for the purpose of voting upon the approval of the Merger Agreement. In this case, Dixon would have been required to prepare and file with the SEC a proxy statement for such a meeting, and the Company's board of Directors, subject to any withdrawal, modification or amendment in accordance with the provisions of the Merger Agreement, would have been required to recommend approval and adoption of the Merger Agreement and approval of the merger by the stockholders (and include such recommendation in the proxy statement). Dixon also agreed that the will not withdraw or modify such recommendation and would use its reasonable best efforts to solicit such stockholder approval and obtain the vote required of the stockholders to approve the Merger. At any such meeting all shares then owned by Fila, the Purchaser or any other subsidiary of Fila will be voted in favor of approval of the Merger Agreement and the Merger. Because the Purchaser acquired a sufficient number of shares to act by written consent to approve the Merger, no such stockholder meeting is required, and no meeting will be held.

            Merger Without Meeting of Stockholders. If the Purchaser had accepted for payment pursuant to the Offer a number of Shares that, when aggregated with all Shares owned by Fila or its affiliates including shares of stock subject to the Stock Purchase Agreement, represented 90% or more of our Shares, then we and Fila agreed to take all necessary action to cause the Merger to become effective pursuant to Section 253 of the DGCL as soon as practicable after the Purchaser accepted for payment and paid for shares tendered in the offer. This event did not occur. Instead, because the Purchaser acquired pursuant to the Offer and the Stock Purchase Agreement a number of shares greater than 66 2/3% but less than 90% of the then outstanding Shares, Fila and the Purchaser were required to, and did, execute and deliver to us, in accordance with Section 228 of the DGCL, a consent or consents in writing voting all Shares beneficially owned by them or over which they exercised control in favor of the approval and adoption of the Merger Agreement and the Merger.

            Representations and Warranties. Pursuant to the Merger Agreement, Dixon has made customary representations and warranties to the Purchaser and Fila, including representations relating to: organization, standing, and corporate power; board recommendation; rights agreement; Section 203 of the DGCL; subsidiaries; capitalization; authorization; enforceability; no violation or conflict; governmental approvals; SEC documents; financial statements; information provided by us for inclusion in the offer documents, the tender offer documents and proxy statement; absence of certain changes or events; legal proceedings; existing permits and violations of law; environmental matters; real estate; title to tangible assets; intellectual property; agreements, documents and minute books; insurance; benefit plans; labor matters; taxes; vote required; brokers and finders fees; fairness opinion; interests of officers and directors; and absence of questionable payments.

            Certain representations and warranties made by Dixon in the Merger Agreement are qualified as to "materiality" or "Material Adverse Effect." For purposes of the Merger Agreement, the term "Material Adverse Effect" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions has materially adversely affected or would reasonably be expected to materially adversely affect the results of operations, financial condition, or business of Dixon, including its subsidiaries together with it taken as a whole. Any of the foregoing constitutes a "Material Adverse Effect" or "Material Adverse Change" if such effect, change, event, circumstance or condition (i) does or would reasonably be expected to result in reducing our EBITDA (earnings before interest, tax, depreciation and amortization expenses) for the 12 months ending September 30, 2004 by 5% or more of our EBITDA for the 12 months ending September 30, 2004, as reflected in the September 30, 2004 financial statements we provided to Fila and the Purchaser prior to execution of the Merger Agreement, or (ii) does or would reasonably be expected to result in reducing our EBITDA for the 12 months ending September 30, 2005 by 5% or more from the projected amount of EBITDA for the 12 months ending September 30, 2005, as reflected in the projections we delivered to Fila and the Purchaser prior to execution of the Merger Agreement.

            Pursuant to the Merger Agreement, Fila and the Purchaser have made customary representations and warranties to us, including representations relating to: organization; standing; corporate power; authorization; enforceability; no violation or conflict; government approvals; information supplied; information in other documents; ownership of capital stock of the company; interested stockholders; legal proceedings; and limited operation of Fila or the Purchaser. Certain representations and warranties in the Merger Agreement made by Fila and the Purchaser are qualified as to "materiality."

            Company Conduct of Business Covenants. The Merger Agreement provides that, except (a) as expressly contemplated by the Merger Agreement, or (b) as Fila may consent in writing, after the date of the Merger Agreement, and prior to the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the time that the Purchaser's designees are elected or appointed to our board of directors, or (iii) the effective time of the merger, Dixon would, and would cause its subsidiaries, to carry on their respective businesses only in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organizations, use commercially reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them and we will not, and will not permit any of our subsidiaries, to take a number of actions enumerated in the Merger Agreement. As Fila and the Purchaser have assumed control of Dixon's board of directors, these restrictions are no longer in effect.

            No Solicitation. In the Merger Agreement, Dixon agreed that it will not, nor will any of our subsidiaries, or their or our directors, officers, employees, investment bankers, accountants, attorneys or other professional advisors (collectively, our "representatives") (i) solicit, initiate, or knowingly encourage (including by way of furnishing nonpublic information) any acquisition proposal (as defined in the Merger Agreement), (ii) enter into, continue, or otherwise participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, any acquisition proposal, or (iii) enter into any agreement providing for an acquisition proposal. However, nothing in the Merger Agreement prohibited us, our subsidiaries, or our respective representatives from furnishing information regarding Dixon to, or entering into discussions or negotiations with, any person in response to an acquisition proposal that the board of directors (or a committee thereof) determines in good faith, after consultation with outside legal counsel, reasonably could be expected to lead to a superior proposal (as defined) if (1) none of us, our subsidiaries, or any of our representatives shall have violated certain restrictions set forth in the Merger Agreement in a manner that resulted in the submission of such acquisition proposal; (2) the board of directors (or a committee thereof) determines in good faith, after consultation with outside legal counsel, that failure to take such action is likely to constitute a breach of the fiduciary duties of the board of directors under applicable law; and (3) we receive from such person an executed confidentiality agreement (the provisions of which are no less restrictive than the comparable provisions, and do not omit any restrictive provisions, contained in the confidentiality agreement between Fila and Dixon. We must notify Fila promptly (and at least 24 hours prior to furnishing nonpublic information to, or entering into discussions or negotiations with, any person who has made or submitted an acquisition proposal) of our intention to furnish nonpublic information to, or enter into discussions or negotiations with, any person who has made or submitted an acquisition proposal.

            As used in the Merger Agreement, "acquisition proposal" means any inquiry, proposal, or offer from any third party relating to (i) any direct or indirect acquisition or purchase of substantially all of the assets of Dixon and its subsidiaries, taken as a whole, or a majority of our equity securities, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning more than 50% of Dixon's common stock or (iii) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving Dixon, other than the Offer and the Merger.

            "Superior proposal" means any offer made by a third party to consummate an acquisition proposal on terms that the board of directors (or a committee thereof) determines in good faith, after consultation with outside legal counsel, to be more favorable to Dixon's stockholders than the Offer and the Merger (as the terms of the Offer and the Merger may be amended in accordance with the Merger Agreement) after consideration of any factors permitted to be considered in such circumstances under Delaware law, including without limitation, any condition for obtaining financing and all financial, regulatory, legal and other aspects of such proposal.

            Nothing in the Merger Agreement prohibits Dixon or its board of directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to our stockholders required by applicable law, or from making any disclosure to our stockholders if, in the good faith judgment of the board of directors (or a committee thereof), after consultation with outside legal counsel, failure to make such other disclosure could create a reasonable possibility of a breach of Dixon's or the board's obligations (including, without limitation, any fiduciary obligations) under applicable law.

            In the Merger Agreement, we agreed that we will advise Fila promptly (and in no event later than two business days after receipt) of any acquisition proposal or any request for nonpublic information in connection with any acquisition proposal (including the identity of the person making or submitting such acquisition proposal or request, and the principal terms of any such acquisition proposal) that is made or submitted by any person (other than Fila and its Affiliates) at any time prior to consummation of the merger.

            Insurance and Indemnification. The Merger Agreement provides that, for a period of six years after the time Merger becomes effective, Fila and Dixon as the surviving corporation, or any successor to Dixon will jointly and severally indemnify each person who is now, or has been at any time prior to the date of the Merger Agreement, or who becomes prior to the effective time, a director or officer of Dixon, or any of its subsidiaries, against all claims, losses, liabilities, damages, judgments, fines, and reasonable fees, costs, and expenses, including reasonable attorneys' fees and disbursements (collectively, "costs"), incurred in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative or investigative (a "proceeding"), arising out of or pertaining to the fact that a person covered by this provision is or was an officer, director, employee or agent of Dixon or any of our subsidiaries, to the fullest extent permitted under applicable law. Each person covered by this provision shall be entitled to advancement from Dixon of reasonable expenses (including attorneys' fees and disbursements) incurred in the defense of any covered proceeding arising out of or pertaining to the fact that the covered person is or was an officer, director, employee or agent of Dixon or any of its subsidiaries, such advancement to be made within twenty days of receipt by Dixon from the person of a request therefor, provided, that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

            Following the effective time of the Merger, Dixon must maintain, at no expense to the persons covered by the indemnification obligations described above, directors' and officers' liability insurance coverage for those persons for six (6) years following the effective time with respect to claims arising from or related to facts or events that occurred at or before the effective time, which insurance coverage shall provide them with the same coverage and amounts and shall contain terms and conditions that are in the aggregate no less advantageous to them than those in effect on the date of the Merger Agreement, so long as the annual premium Dixon must pay for such coverage does not exceed two hundred percent (200%) of the annual premiums we currently pay in respect of our current policy or policies (the "maximum premium"). If such directors' and officers' liability insurance coverage expires, is terminated or is canceled during that six (6) year period or if the annual premium required to maintain such insurance exceeds the maximum premium, Dixon must obtain and maintain, and Fila shall cause Dixon to obtain and maintain, at no expense to the persons required to be covered, as much directors' and officers' insurance coverage as can be obtained and maintained for the remainder of such period for an annualized premium not in excess of the maximum premium, on terms and conditions no less advantageous to them than the terms and conditions of the coverage in effect on the date of the Merger Agreement. In lieu of maintaining such liability insurance coverage, Purchaser or Dixon may obtain a "tail" policy that provides the same coverage and amounts and contains terms and conditions that are in the aggregate no less advantageous to the covered persons than those in effect on the date of the Merger Agreement.

            Rights Agreement. The Merger Agreement required Dixon's board of directors to take all action necessary to prevent any rights issued under our Rights Agreement dated as of March 3, 1995, with First Union National Bank of North Carolina, as Rights Agent, as amended, from becoming exercisable by virtue of the Merger Agreement, the offer, or the Merger, or any combined effect of the foregoing while the Merger Agreement remains in effect or upon its consummation. The board took such action at a meeting held on December 15, 2004 by authorizing an amendment to the Rights Agreement that became effective on December 16, 2004.

            Conditions to the Merger. The Merger Agreement provides that the obligations of each party to effect the Merger are subject to the satisfaction or waiver of each of the following conditions:

                  (a) Any approval by Dixon's stockholders, if required for consummation of the merger, shall have been obtained. This condition would not apply if the Purchaser had acquired 90% or more of Dixon's outstanding common stock. This condition was satisfied when Fila and the Purchaser delivered their stockholder written consent approving the Merger Agreement and the Merger.

                  (b) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing the consummation of the Merger.

                  (c) The Purchaser must purchase, or cause to be purchased, all Shares validly tendered and not withdrawn pursuant to the Offer. This condition was satisfied on February [__], 2005 when the offer was consummated.

                  (d) The filing of a Certificate of Merger with the Secretary of State of the State of Delaware must be made and must become effective.

                  (e) Because the stockholders' written consent has been delivered to Dixon, then more than twenty (20) calendar days must elapse after the date that Dixon mails this information statement to its stockholders such that Rule 14c-2 promulgated under the Securities Exchange Act of 1934 is satisfied in all respects.

            Termination. The Merger Agreement may be terminated prior to the time the Merger becomes effective, whether before or after stockholder approval as follows:

                  (a) by mutual written consent of Fila and us;

                  (b) by either Fila or us if (1) as a result of the failure of any conditions described in the Merger Agreement, the offer shall have terminated or expired in accordance with its terms without Purchaser having purchased shares of common stock pursuant to the offer or (2) the offer had not been consummated on or before March 1, 2005, subject to certain conditions (This provision is moot in light of the Purchaser's completion of the Offer); or

                  (c) by either Fila or us if a court of or other governmental entity shall have issued a final and nonappealable order, judgment, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the offer or the merger.

            A number of additional conditions relating to the Offer or applying only until its consummation have been satisfied or have expired, including, among other things, conditions relating to breaches of representations, warranties and covenants, a change of Dixon's recommendation in favor of the offer, and the entry by Dixon into an agreement for an alternative acquisition transaction.

            Fees and Expenses. Fila deposited $800,000 with an escrow agent (the "Deposit"), which would have been returned to Fila within three business days after termination of the Merger Agreement if the Agreement had been terminated
(i) by agreement between the parties, (ii) as a result of the failure of any condition to Fila's obligations or (ii) as a result of the breach of any representation, warranty or covenant by the Company. If Fila breached its obligations under the Merger Agreement, the Deposit was payable to us. At the time the offer expired, the Deposit was delivered to the paying agent for the offer for the purpose of purchasing Shares in the offer.

            All fees and expenses incurred in connection with the Merger Agreement, the Offer and the Merger will be paid by the party incurring such expenses, whether or not the offer or merger are consummated. If the Merger Agreement had been terminated for breach, in connection with the execution of an alternative acquisition agreement or because of a change in Dixon's recommendation of the Offer, Dixon or, in certain circumstances, Fila, would have been required to pay a termination fee of $800,000 (or, in certain instances $400,000) plus certain expenses up to a cap of $750,000. Because the offer has been consummated and the Merger Agreement has been approved, these termination fee provisions no longer apply.

            Amendment. The Merger Agreement may be amended by the parties at any time prior to the effective time; provided that stockholder approval must be obtained for any amendments for which the DGCL requires such approval.

STOCK PURCHASE AGREEMENT.

            The following is a summary of the material provisions of the Stock Purchase Agreement entered into by Fila, the Purchaser, and certain senior executives of Dixon, including Gino Pala, Rick Joyce and Rick Asta, among others. A form of the Stock Purchase Agreement was filed by the Purchaser as an exhibit to its Tender Offer Statement on Schedule TO. The summary is qualified in its entirety by reference to the form of Stock Purchase Agreement.

            Transfer of the Shares. Pursuant to the Stock Purchase Agreement, Gino Pala, Rick Joyce and certain of their affiliates, Richard Asta, Len Dahlberg, John Adornetto and Laura Hemmings, who owned 911,824 outstanding Dixon shares in the aggregate, or approximately 28% of the outstanding shares (each referred to as a "stockholder," and collectively as the "stockholders") each agreed to sell the shares owned by him or her to Purchaser at a purchase price of $7.00 per share (or any higher price that may be paid pursuant to the offer). In the event that, after entering into the Stock Purchase Agreement, any stockholder became the beneficial owner of any additional shares of Dixon stock, those would become subject to purchase and sale pursuant to and subject to all terms and conditions of the Stock Purchase Agreement. The closing of the purchase of the shares pursuant to the Stock Purchase Agreement took place simultaneously with the closing of the offer.

            The obligations of Purchaser to purchase the shares pursuant to the Stock Purchase Agreement and of the stockholders to sell their shares, was subject to the fulfillment of certain conditions.

            Prior to the termination of the Stock Purchase Agreement, each stockholder agreed he or it would not sell, transfer, assign, pledge, hypothecate or otherwise dispose of or limit his or its right vote in any manner, or otherwise encumber, any of the shares which were the subject matter of the Stock Purchase Agreement, or enter into any agreement to do any of the foregoing. Each stockholder agreed not to take any action which would have the effect of preventing or disabling such stockholder from performing his or its obligations under the Agreement.

            Voting Arrangements. Effective upon the execution of the Stock Purchase Agreement, each Stockholder appointed Massimo Candela, President of Fila, and Greg Byrne, an independent financial consultant who assisted Fila in connection with certain aspects of the transaction, and each of them, as proxies, (a) to vote their shares at any meeting of stockholders of Dixon or any adjournment or adjournments thereof or (b) to execute and deliver consents with respect to the shares upon any and all such matters as each such proxy or his substitute shall in his sole discretion deem proper. Effective upon the execution and delivery of the Stock Purchase Agreement, each stockholder agreed to vote their shares in favor of the approval of the merger and adoption of the Merger Agreement at any meeting of stockholders or any adjournment or adjournments thereof and in opposition to any transaction or action inconsistent with the merger or the Merger Agreement and, if requested by the Purchaser, to execute and deliver a consent to the approval of the merger and adoption of the Merger Agreement and in opposition to any transaction or action inconsistent with the merger or the Merger Agreement.

            Representations and Warranties of the Stockholders. Each stockholder made certain representations and warranties to the Purchaser, including representations relating to: ownership of the shares; legal capacity, power and authority; due authorization and execution, enforceability; absence of conflicts; title to shares; consents; and certain tax matters.

            Representations and Warranties of Purchaser. The Purchaser made certain representations and warranties to the Stockholders, including representations relating to: power and authority to execute and consummate the transactions contemplated by the Stock Purchase Agreement; and due authorization and enforceability.

            Termination. The Stock Purchase Agreement was subject to automatic termination immediately upon termination of the Merger Agreement in accordance with the terms of the Merger Agreement.

            All transactions contemplated by the Stock Purchase Agreement have now been completed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents information regarding the beneficial ownership of our common stock as of [___________], 2005, by each person known by Dixon to be a beneficial owner of five percent or more of the Shares. None of our current directors and executive officers own Shares.

                                                      AMOUNT OF
                                                      BENEFICIAL
          BENEFICIAL OWNER                            OWNERSHIP       % OF CLASS(1)
          ----------------                           ------------     -------------
PENCIL ACQUISITION CORP...........................   [___________]        [___]
VIA SEMPIONE, 2/C, 20016 PERO (MI)
MILAN, ITALY

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website located at http://www.sec.gov, which contains reports, proxy statements and other information regarding companies that file electronically with the SEC.

      Pursuant to the rules of the SEC, services that deliver Dixon's communications to stockholders that hold their Shares through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of Dixon's information statement, unless Dixon has received contrary instructions from one or more of the stockholders. Upon written or oral request, Dixon will promptly deliver a separate copy of the information statement to any stockholder at a shared address to which a single copy of the information statement was delivered. Multiple stockholders sharing the same address may also notify Dixon if they wish to receive separate copies of Dixon's communications to stockholders in the future or if they are currently receiving multiple copies of such communications and they would prefer to receive a single copy in the future. Stockholders may notify Dixon of their requests by calling or writing Richard A. Asta, Executive Vice President and Chief Financial Officer, Dixon Ticonderoga Company, 195 International Parkway, Heathrow, Florida 32746, telephone (407) 829-9000.

      You should rely only on the information contained in this information statement or to which we have referred you. We have not authorized anyone to provide you with any additional information. This information statement is dated as of the date listed on the cover page of this information statement. You should not assume that the information contained in this information statement is accurate as of any date other than such date, and neither the mailing of this information statement to Dixon's stockholders nor the payment of the merger consideration shall create any implication to the contrary.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                FILA - FABBRICA ITALIANA LAPIS ED AFFINI S.P.A.,

                             PENCIL ACQUISITION CORP

                                       AND

                            DIXON TICONDEROGA COMPANY

                          DATED AS OF DECEMBER 16, 2004

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger, dated as of December 16, 2004 (this "AGREEMENT"), is by and among Fila - Fabbrica Italiana Lapis Ed Affini S.p.A., an Italian corporation (the "PARENT"), Pencil Acquisition Corp, a newly formed Delaware corporation and wholly-owned subsidiary of the Parent (the "Merger Sub"), and Dixon Ticonderoga Company, a Delaware corporation (the "COMPANY").

                                    RECITALS

      WHEREAS, the respective boards of directors of the Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective corporations and stockholders to approve the acquisition of the Company by the Parent upon the terms and subject to the conditions set forth herein;

      WHEREAS, in furtherance thereof, this Agreement provides for Merger Sub to commence a cash tender offer (the "OFFER") to acquire all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company (the "COMPANY COMMON STOCK") for $7.00 per share in cash (such price, or any such higher price per share as may be paid in the Offer, referred to herein as the "OFFER PRICE");

      WHEREAS, the respective boards of directors of the Parent, Merger Sub, and the Company have each approved, and have each declared advisable the merger of Merger Sub with and into the Company, following consummation of the Offer, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Company Common Stock, other than shares owned by the Parent, the Parent's Affiliates (including Merger Sub), the Company or the Company's Subsidiaries, and other than Dissenting Shares (as defined below), will be converted into the right to receive the Merger Consideration (as defined below);

      WHEREAS, the respective boards of directors of the Parent, Merger Sub, and the Company have each determined that the Offer and the Merger (as defined below) are consistent with, and in furtherance of, their respective business strategies and goals;

      WHEREAS, simultaneously with the execution of this Agreement Merger Sub and certain of the Company's stockholders have entered into a stock purchase agreement (the "STOCK PURCHASE AGREEMENT"); and

      WHEREAS, the board of directors of the Company has determined that this Agreement and the consideration to be paid for each share of Company Common Stock in the Offer and the Merger are fair to the Company's stockholders and has recommended that the stockholders accept the Offer, tender their shares of Company Common Stock pursuant thereto, and vote in favor of the Merger and the adoption of the Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements in this Agreement, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                            THE OFFER AND THE MERGER

      1.1 THE OFFER.(a) Provided that this Agreement shall not have been terminated in accordance with Section 6.1 of this Agreement and none of the events set forth in Annex I shall have occurred and be continuing, then as promptly as reasonably practicable following the execution of this Agreement (but in no event later than fifteen (15) Business Days following the date hereof), Merger Sub shall, and Parent shall cause Merger Sub to, commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer to purchase for cash all the shares of Company Common Stock at the Offer Price; provided, however, that Merger Sub shall not commence the Offer prior to the tenth Business Day following the date hereof without the prior written consent of the Company. The obligations of Merger Sub to, and of Parent to cause Merger Sub to, accept for payment, and pay for, shares of Company Common Stock validly tendered pursuant to the Offer on or prior to the final expiration of the Offer and not withdrawn shall be subject only to (i) there being validly tendered and not withdrawn prior to the final expiration of the Offer that number of shares of Company Common Stock which, together with the shares of Company Common Stock then beneficially owned by the Parent or Merger Sub (including, without limitation, the shares of Company Common Stock to be sold to Merger Sub pursuant to the Stock Purchase Agreement), represents at least 66-2/3% of the outstanding shares of Company Common Stock (the "MINIMUM CONDITION") and (ii) the other conditions set forth in Annex I hereto. Subject to the terms of the Offer and this Agreement, and the prior satisfaction or waiver by Parent or Merger Sub of the Minimum Condition and the other conditions set forth in Annex I hereto as of any expiration date of the Offer, Merger Sub shall, in accordance with the terms of the Offer, promptly after the expiration of the Offer, consummate the Offer and accept for payment and pay for, and Parent shall cause Merger Sub to accept for payment and pay for, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer (subject to the applicable provisions of Rule 14d-11 under the Exchange Act, to the extent applicable). The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") containing the terms set forth in this Agreement and having only the Minimum Condition and the other conditions set forth in Annex I hereto. Each of Parent and Merger Sub agrees that the Offer to Purchase will provide a statement in all appropriate places therein to the effect that Merger Sub's obligation to purchase shares of Company Common Stock pursuant to the Offer is not conditioned on any financing arrangements or subject to any financing condition. Unless extended in accordance with this Section 1.1(a), the Offer shall provide for an initial expiration date of twenty (20) Business Days following the commencement of the Offer (the "INITIAL EXPIRATION DATE"). Parent and Merger Sub shall have the right to extend the Offer for one ten Business Day period for any reason in their sole discretion. The latest time and date at which the Offer, as may be extended beyond the Initial Expiration Date as permitted or required by this
Section 1.1(a), shall expire shall not be later than the Outside Date (except as may otherwise be required by rule, regulation, interpretation, or position of the SEC or its staff) and is herein referred to as the "EXPIRATION DATE." Merger Sub expressly reserves the right to waive or modify the terms of the Offer, except that, without the prior written consent of the Company (such consent to be authorized by the board of directors of the Company or a duly authorized committee thereof), neither Parent nor Merger Sub shall (i) amend or waive satisfaction of the Minimum Condition, (ii) decrease the Offer Price, (iii) change the form of consideration payable in the Offer, (iv) decrease the number of shares of Company Common Stock sought in the Offer, (v) impose additional conditions to the Offer, (vi) amend any of the conditions set forth in Annex I in any manner adverse to the holders of the shares of Company Common Stock, (vii) amend any other term of the Offer in a manner that is adverse to the holders of the shares of Company Common Stock, or (viii) extend the Offer except as expressly permitted or required by this Section 1.1(a). Each of Parent and Merger Sub agree that they shall not terminate or withdraw the Offer unless, at the Initial Expiration Date, the Minimum Condition shall not have been satisfied or the other conditions to the Offer described in Annex I shall not have been satisfied or earlier waived. Notwithstanding the foregoing:

(1) without limiting the right of Parent and Merger Sub to extend the Offer as permitted by this Section 1.1(a), provided that this Agreement shall not have been terminated in accordance with Section 6.1 hereof, at the request of the Company, Merger Sub will, and Parent will cause Merger Sub to, extend the Offer for one or more periods of ten (10) Business Days each, but in no event beyond the Outside Date, if the conditions set forth in Annex I hereto are not satisfied or, to the extent permitted by this Agreement, waived at or prior to the time the Offer otherwise would expire, except to the extent any such conditions that have not been waived are incapable of being satisfied.

(2) Parent and Merger Sub may (but shall not be obligated to), without the consent of the Company, provided that this Agreement shall not have been terminated in accordance with Section 6.1 hereof, extend the Offer

         (A) beyond the Initial Expiration Date from time to time, for such period or periods of time, no later than the Outside Date, as Parent or Merger Sub reasonably believes are necessary to cause the conditions to be satisfied if, at or prior to the time the Offer otherwise would expire, any conditions to the Offer shall not have been satisfied or, to the extent permitted by this Agreement, waived;

         (B) for any period required by any rule, regulation, interpretation, or position of the SEC or the staff thereof applicable to the Offer; and

         (C) beyond the latest Expiration Date that would otherwise be permitted by this Section 1.1(a) on up to two occasions for periods of ten (10) Business Days each, but in no event beyond the Outside Date, if, on such Expiration Date, all of the conditions to the Merger Sub's obligation to accept for payment and pay for shares of Company Common Stock validly tendered pursuant to the Offer are satisfied or, to the extent permitted by this Agreement, waived, but the number of shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer, together with the Company Common Stock then beneficially owned by Parent and Merger Sub (including, without limitation, the shares of Company Common Stock to be sold to Merger Sub pursuant to the Stock Purchase Agreement), represents less than ninety percent (90%) of the outstanding shares of Company Common Stock; provided, however, that Merger Sub's decision to extend the Offer in the case of this clause
         (C) shall constitute a
         waiver of the conditions set forth in clauses (b) and (d) of Section
         (ii) of Annex I and of its right to terminate the Agreement under
         Section 6.1(f) of the Agreement (except, in the case of Section 6.1(f), any failure by the Company to perform a covenant or agreement), but, in each case, such waiver shall apply only to the extent that any Material Adverse Effect or any breach of representation or warranty giving rise to the failure of such condition or to such termination right resulted from events that occurred after the time of such extension.

In the event the Minimum Condition is satisfied and Merger Sub purchases the shares of Company Common Stock tendered pursuant to the Offer, Merger Sub may, in its sole discretion, provide a subsequent offering period in accordance with Rule 14d-11 promulgated under the Exchange Act (a "SUBSEQUENT OFFERING PERIOD"). In addition, Merger Sub may increase the Offer Price (but not change any other condition to the Offer) and extend the Offer to the extent required by law in connection with such increase, in each case in its sole discretion and without the consent of the Company.

            (b) As soon as practicable on the date the Offer is commenced, Parent and Merger Sub shall file with the SEC, a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE TO"). The Schedule TO will comply as to form in all material respects with the provisions of all applicable federal securities Laws and will contain or incorporate by reference the summary term sheet required thereby and, as exhibits, the Offer to Purchase, forms of the related letters of transmittal, and summary advertisement, and all other ancillary Offer documents (which documents, together with any amendments and supplements thereto, and any other SEC schedule or form which is filed in connection with the Offer and related transactions, are referred to collectively herein as the "OFFER DOCUMENTS"). Parent and Merger Sub further agree to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to the holders of the Company Common Stock, together with the Schedule 14D-9, in each case, as and to the extent required by applicable federal securities Laws. The Company shall provide Parent and Merger Sub with any information regarding the Company or its Subsidiaries that may be required by applicable Law or reasonably requested by Parent or Merger Sub in order to effectuate the preparation and filing of the Offer Documents. Parent and Merger Sub agree promptly to correct the Schedule TO or the Offer Documents if and to the extent that any information shall have become false or misleading in any material respect or as otherwise required by Law (and the Company, with respect to written information supplied by it specifically for use in the Schedule TO or the Offer Documents, shall promptly notify Parent of any required corrections of such information and shall cooperate with Parent and Merger Sub with respect to correcting such information). Parent and Merger Sub further agree to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the SEC and the Offer Documents, as so corrected, to be disseminated to the holders of the Company Common Stock as required by applicable federal securities Laws. Parent and Merger Sub shall consult with the Company and its counsel with respect to the Offer Documents and shall afford the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents and all documents required to be furnished by Parent or Merger Sub under Rules 14d-2(b) and 14a-12 of the Exchange Act before they are transmitted to or filed with the SEC or disseminated to the Company's stockholders, and Parent and Merger Sub shall consider any such comments in good faith. In addition, Parent and Merger Sub agree to provide in writing to the Company and its counsel any comments or communications, written or oral, that Parent, Merger Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after Parent's or Merger Sub's, as the case may be, receipt of such comments. Prior to responding to any such comments, Parent and Merger Sub shall consult with the Company and its counsel and provide them with a reasonable opportunity to review and participate in any response to any such comments. Parent and Merger Sub shall consider in good faith any suggestions from the Company or its counsel with respect to such comments or response. Parent and Merger Sub shall provide the Company and its counsel with copies of all correspondence between the Parent, Merger Sub, their counsel, or their representatives, on the one hand, and the SEC or its staff, on the other hand.

            (c) Parent shall provide or cause to be provided to Merger Sub on a timely basis all of the funds necessary to purchase all of the shares of Company Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer. Prior to the time the Offer expires, the Parent shall appoint a bank or trust company in the United States reasonably acceptable to the Company to act as the paying agent hereunder (the "PAYING AGENT") to receive in trust the funds to which stockholders of the Company shall become entitled upon validly tendering and not withdrawing prior to the final expiration of the Offer their shares pursuant to the Offer. At or prior to the time the Offer expires, Parent shall cause to be deposited with the Paying Agent the aggregate amount necessary for payment in full of all consideration that holders of Company Common Stock are entitled to receive pursuant to the Offer.

            (d) If this Agreement has been terminated pursuant to Section 6.1 of this Agreement, Merger Sub shall, and the Parent shall cause Merger Sub to, promptly terminate the Offer without accepting any of the shares of Company Common Stock for payment.

      1.2   COMPANY ACTIONS.

            (a) Simultaneously with the filing of the Offer Documents with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all amendments, supplements, and exhibits thereto, the "SCHEDULE 14D-9"). The Schedule 14D-9 will comply as to form in all material respects with the provisions of all applicable federal securities Laws. The Schedule 14D-9 shall, subject to the provisions of Section 4.3(e) of this Agreement, contain the recommendation of the Company's board of directors that the stockholders of the Company accept the Offer, tender their shares of Company Common Stock to Merger Sub pursuant to the Offer, and approve and adopt this Agreement and the Merger (the "COMPANY RECOMMENDATION"). The Parent and Merger Sub shall provide the Company with any information regarding Parent, Merger Sub, or their Affiliates that may be required by applicable Law or reasonably requested by the Company in order to effectuate the preparation and filing of the Schedule 14D-9. The Company agrees to cause the Schedule 14D-9 to be filed with the SEC and disseminated to the holders of shares of Company Common Stock, together with the Offer Documents, in each case as and to the extent required by applicable federal securities Laws. The Company, on the one hand, and Parent and Merger Sub, on the other hand, agree promptly to correct any information provided by it for use in the Schedule 14D-9 if it shall have become false or misleading in any material respect or as otherwise required by Law. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the holders of the Company Common Stock as required by applicable federal securities Laws. The Company shall consult with Parent, Merger Sub, and their counsel with respect to the Schedule 14D-9 and shall afford Parent, Merger Sub, and their counsel a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC. The Company shall consider any such comments in good faith. In addition, the Company agrees to provide in writing to Parent, Merger Sub and their counsel any comments or communications, written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the Company's receipt of such comments. Prior to responding to any such comments, the Company shall consult with Parent, Merger Sub and their counsel and provide them with a reasonable opportunity to review and participate in any response to such comments. The Company shall consider in good faith any suggestions from Parent, Merger Sub or their counsel with respect to such comments or response. The Company shall provide the Parent, Merger Sub, and their counsel with copies of all correspondence between the Company, its counsel, or its representatives, on the one hand, and the SEC or its staff, on the other hand.

            (b) In connection with the Offer, the Company will as promptly as practicable furnish or cause to be furnished to Merger Sub any available listing or electronic file containing the names and addresses of the record holders of shares of Company Common Stock as of a recent date, together with copies of security position listings, and shall promptly furnish or cause to be furnished to Merger Sub such information and assistance (including, but not limited to, updated lists of holders of shares of Company Common Stock and updated listings of security positions) as Merger Sub may reasonably request for purposes of communicating the Offer to the Company's stockholders. Except for such steps as are reasonably necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Parent and Merger Sub shall hold in confidence the information contained in any such listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession or in the possession of their agents or representatives. Parent and Merger Sub shall take such action as is necessary to disseminate the Offer Documents and Company Recommendation to holders of the Company Common Stock.

            (c) Promptly upon the payment by Merger Sub for shares of Company Common Stock pursuant to the Offer and the Stock Purchase Agreement and from time to time thereafter, Merger Sub shall be entitled to designate such number of directors of the Board of Directors of the Company (the "BOARD"), rounded to the closest whole number, as is equal to the product of the number of directors on the Board, after giving effect to such representation, and the percentage of the outstanding Shares owned by Merger Sub, and the Company, upon request of Merger Sub, subject to applicable law and the Company's Certificate of Incorporation, shall promptly, at the Company's election, either increase the size of the Board or secure the resignation of such number of directors as is necessary to enable Merger Sub's designees to be elected or appointed to the Board and shall use its reasonable best efforts to cause Merger Sub's designees to be so elected or appointed.

            (d) The Company's obligations to appoint designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to Section 14 (f) and Rule 14f-1 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14 (f) and Rule 14f-1 so long as Parent and Merger Sub have provided the Company on a timely basis all information required to be provided pursuant to the last sentence of this subsection (d). Parent and Merger Sub will provide the Company with all necessary assistance, in order to fulfill the Company's obligations under this
Section 1.2(d), and will supply to the Company in writing and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14 (f) and Rule 14f-1.

            (e) Anything in this Section 1.2 to the contrary notwithstanding, if Merger Sub's designees are elected or appointed to the Company's Board, then until the Effective Time, the Company's Board shall have at least two directors, or such greater number as may be required by the rules of the American Stock Exchange, who are Independent Directors. For purposes of this Agreement, the term "Independent Director" shall mean a member of the Company's Board (i) who (except as otherwise provided in this subsection (e)) was a member thereof on the date hereof, (ii) who is not an Affiliate or Associate of Parent or Merger Sub, (iii) who is not an employee of the Company or any of its Subsidiaries, and
(iv) who is otherwise considered an independent director within the meaning of the rules of the American Stock Exchange. If the number of Independent Directors shall be reduced below two, or such greater number as may be required by the rules of the American Stock Exchange, the remaining Independent Director(s) shall be entitled to designate persons to fill such vacancies who are not Affiliates or Associates of Parent or Merger Sub and who otherwise are considered independent directors within the meaning of the rules of the American Stock Exchange, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. If there shall be no Independent Directors, then the other directors shall use commercially reasonable efforts to designate two persons, or such greater number as may be required by the rules of the American Stock Exchange, to fill such vacancies who are not Affiliates or Associates of Parent or Merger Sub and who otherwise are considered independent directors within the meaning of the rules of the American Stock Exchange, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Following the purchase by Merger Sub of shares of Company Common Stock pursuant to the Offer, and prior to the Effective Time, Parent and Merger Sub shall use their reasonable best efforts to ensure that at least two Independent Directors (or such greater number as may be required by the rules of the American Stock Exchange) serve as directors of the Company until the Effective Time and neither Parent nor Merger Sub will take any action to cause any Independent Director to be removed as a director of the Company except for cause. The Independent Directors shall form a committee that, during the period from the time shares of Company Common Stock are accepted for purchase pursuant to the Offer until the Effective Time, shall, to the extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") and this Agreement, have the sole power and authority, by a majority vote of such Independent Directors, to cause the Company to (a) agree to amend this Agreement or to extend the time for the performance of any of the obligations or other acts of the Parent or Merger Sub under the Offer, the Merger or this Agreement, or (b) exercise or waive any of the Company's rights, benefits, or remedies under this Agreement except for the right to terminate the Agreement. In addition, during the period from the time shares of Company Common Stock are accepted for purchase pursuant to the Offer until the Effective Time, any (a) amendment to the Company's Certificate of Incorporation or Bylaws, (b) termination of this Agreement by the Company, (c) other action that could adversely affect the interests of the holders of shares of Company Common Stock (other than the Parent or Merger Sub), and (d) action specified in the immediately preceding sentence with respect to which the DGCL does not permit a committee of the Board to exercise sole power and authority, shall require, in addition to any other affirmative vote required under the DGCL or the Company's Certificate of Incorporation or Bylaws, the affirmative vote of not less than a majority of the entire Board, which majority shall include the concurrence of a majority of the Independent Directors, and neither Parent nor Merger Sub shall approve (either in its capacity as a stockholder or as a party to this Agreement, as applicable), and each shall use its reasonable best efforts to prevent the occurrence of, any such actions, unless such action shall have received the concurrence of a majority of the Independent Directors.

      1.3 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time (the "MERGER"). At the Effective Time the separate corporate existence of Merger Sub shall cease, the Company shall be the surviving corporation (sometimes referred to as the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

      1.4 CLOSING. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second Business Day following the later of: (a) the expiration of the Offer (or the expiration of any Subsequent Offering Period if Merger Sub elects to provide such a Subsequent Offering Period) and (b) satisfaction or waiver of all of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to by the parties. The Closing shall take place at the offices of Shapiro Forman Allen & Miller LLP at 380 Madison Avenue, New York, New York 10017, or such other location as agreed to by the parties.

      1.5 EFFECTIVE TIME; FILING OF CERTIFICATE OF MERGER. Subject to the provisions of this Agreement, on the Closing Date, the parties shall cause the Merger to be consummated by filing a properly executed certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time of such filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later date or time as the Parent and the Company shall agree and specify in the Certificate of Merger (the "EFFECTIVE TIME").

      1.6   EFFECTS OF THE MERGER.

            (a) The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

            (b) At the Effective Time, (i) the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth on Exhibit A hereto and (ii) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

            (c) Immediately prior to the Effective Time, each of the directors of the Company shall resign such position. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall become the initial directors and officers of the Surviving Corporation and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until his or her death, disability, resignation or removal or until his or her successor is duly elected and qualified, as the case may be.

            (d) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that consistent with the terms of this Agreement any deeds, bills of sale, assignments, assurances in Law or any other acts or things are necessary or desirable (i) to continue, vest, perfect or confirm, of record or otherwise, the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of the constituent corporations acquired or to be acquired by the Surviving Corporation by reason of, as a result of, or in connection with, the Merger, or (ii) otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of each of such constituent corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

      1.7   THE PROXY STATEMENT; SPECIAL MEETING; COMPANY RECOMMENDATION.

            (a) If, after consummation of the Offer, a meeting of the Company's stockholders is necessary to consummate the Merger and the Merger has not become effective without a meeting of stockholders pursuant to Section 1.8(a) hereof and has not been approved by the Stockholders' Written Consent pursuant to Section 1.8(b) hereof, then:

            (1) As promptly as practicable after the consummation of the Offer and if required by the Exchange Act, the Company shall prepare and cause to be filed with the SEC a preliminary Proxy Statement in connection with the Special Meeting (as defined below), and shall use reasonable efforts to have the Proxy Statement cleared by the SEC as soon as possible. As promptly as reasonably practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the definitive Proxy Statement to stockholders of the Company. Except as permitted by Section 4.3(e), the Proxy Statement shall contain the Company Recommendation. The Parent and Merger Sub shall provide the Company with any information regarding Parent, Merger Sub, or their Affiliates that may be required by applicable Law or reasonably requested by the Company in order to effectuate the preparation and filing of the Proxy Statement. The Company shall consult with the Parent and Merger Sub with respect to the Proxy Statement and shall afford the Parent and Merger Sub reasonable opportunity to review and comment thereon prior to its finalization. The Company shall consider any such comments in good faith. If, at any time prior to the Special Meeting, any event shall occur which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company or the Parent, as the case may be, shall promptly notify the other of such event. In such case, the Company, with the cooperation of the Parent and Merger Sub, will promptly prepare and mail such amendment or supplement to its stockholders, and the Company shall consult with the Parent and Merger Sub with respect to such amendment or supplement and shall afford the Parent and Merger Sub reasonably opportunity to comment thereon prior to such mailing. The Company shall consider any such comments in good faith.

            (2) Except as otherwise permitted in this Agreement, the Company shall take all action reasonably necessary in accordance with the DGCL, its certificate of incorporation, and its bylaws to cause a special meeting of its stockholders to be duly called, noticed and convened to consider the adoption of this Agreement (including any postponement or adjournment thereof, the "SPECIAL MEETING"). Subject to applicable Law, the Special Meeting shall be held (on a date selected by the Company in consultation with the Parent) as promptly as reasonably practicable after the acceptance of payment and purchase of Company Common Stock by Merger Sub pursuant to the Offer and the definitive Proxy Statement has been mailed to the stockholders of the Company. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Special Meeting (i) to ensure that any supplement or amendment to the Proxy Statement is provided to its stockholders in advance of a vote on this Agreement, or (ii) if as of the time for the Special Meeting as set forth in the Proxy Statement there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Special Meeting.

            (b) The Parent shall cause all shares of Company Common Stock beneficially owned by the Parent or any Affiliate of the Parent or over which Parent or any of its Affiliates exercise voting control to be voted in favor of the adoption of this Agreement at the Special Meeting.

            (c) As soon as practicable after the Special Meeting, the Company shall deliver to Parent a certificate of its corporate secretary setting forth the voting results from the Special Meeting.

      1.8   MERGER WITHOUT MEETING OF STOCKHOLDERS.

            (a) Notwithstanding anything in Section 1.7 of this Agreement to the contrary, if Merger Sub shall have accepted for payment pursuant to the Offer such number of shares of Company Common Stock which, when aggregated with the shares of Company Common Stock otherwise beneficially owned by the Parent or its Affiliates (including, without limitation, shares of Company Common Stock sold to Merger Sub pursuant to the Stock Purchase Agreement), represents a number of shares sufficient to enable Merger Sub (if all such shares of Company

Common Stock were owned by Merger Sub) to cause the Merger to become effective without a meeting of stockholders of the Company pursuant to Section 253 of the DGCL, then the parties will take all necessary and appropriate action to cause the Merger to become effective pursuant to Section 253 of the DGCL as soon as practicable after Merger Sub accepts for payment and pays for shares tendered in the Offer (including, without limitation, causing any shares of Company Common Stock beneficially owned by Parent or any of its Affiliates but not owned directly by Merger Sub to be transferred to Merger Sub).

            (b) Notwithstanding anything in Section 1.7 of this Agreement to the contrary, if Merger Sub shall have accepted for payment pursuant to the Offer such number of shares of Company Common Stock which, when aggregated with the shares of Company Common Stock otherwise beneficially owned by the Parent or its Affiliates or over which any of them exercises voting control (including, without limitation, shares of Company Common Stock sold to Merger Sub pursuant to the Stock Purchase Agreement), represents a number of shares equal to not less than 66-2/3% of the then outstanding shares of Company Common Stock but less than that number of shares sufficient to enable Merger Sub (if all such shares of Company Common Stock were owned by Merger Sub) to cause the Merger to become effective without a meeting of stockholders of the Company pursuant to
Section 253 of the DGCL, Merger Sub shall, and Parent shall cause its Affiliates and any record holder of Company Common Stock over which Parent or any of its Affiliates exercises voting control to, execute and deliver to the Company, in accordance with Section 228 of the DGCL, a consent or consents in writing voting all shares of Company Common Stock beneficially owned by Parent and any of its Affiliates or over which Parent or any of its Affiliates exercises voting control in favor of the approval and adoption of this Agreement and the Merger (the "STOCKHOLDERS' WRITTEN CONSENT"). Simultaneously with the filing of the Company's Schedule 14D-9, the Company shall file with the SEC an information statement on Schedule 14C pursuant to Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder (the "SCHEDULE 14C INFORMATION STATEMENT"). The Company shall use all reasonable efforts to respond as promptly as practicable to any comments of the SEC or its staff with respect to the
Schedule 14C Information Statement. The Company shall promptly notify the Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Schedule 14C Information Statement and shall provide the Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Schedule 14C Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company (i) shall consult with Parent, Merger Sub, and their counsel and provide them with a reasonable opportunity to review and comment on such document or response and (ii) shall consider any such comments in good faith. Upon Parent's request, if the Offer is consummated but the number of shares of Company Common Stock accepted for payment in the Offer, together with the shares of Company Common Stock then beneficially owned by the Parent or its Affiliates (including, without limitation, shares of Company Common Stock sold to Merger Sub pursuant to the Stock Purchase Agreement) is less than 90% of the Company Common Stock then outstanding, the Company shall cause the Schedule 14C Information Statement to be mailed to the Company's stockholders as promptly as practicable following the Expiration Date and delivery by Merger Sub of the Stockholders' Written Consent.

      1.9 CONVERSION OF STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Parent, Merger Sub or the stockholders thereof:

            (a) Each share of capital stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be canceled in accordance with Section 1.9(c) and Dissenting Shares, shall be converted into the right to receive $7.00 in cash, payable to the holder thereof, without any interest thereon (the "MERGER CONSIDERATION"), as soon as reasonably practicable after the surrender of the certificate(s) representing such Company Common Stock as provided in Section 1.10. Notwithstanding the foregoing, if Parent or Merger Sub increases the Offer Price as permitted by Section 1.1(a) of this Agreement, then the Merger Consideration shall be the same cash amount as the Offer Price paid to holders in connection with consummation of the Offer. At and after the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a share certificate which immediately prior to the Effective Time represented shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with Section 1.10, or in the case of holders of Dissenting Shares, such rights as are granted pursuant to Section 262 of the DGCL and this Agreement.

            (c) Each share of Company Common Stock that is held in the Company's treasury or owned or held by any Subsidiary of the Company, the Parent, or any Affiliate of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

      1.10  EXCHANGE OF CERTIFICATES.

            (a) Prior to the Effective Time, the Parent shall appoint the Paying Agent and authorize the Paying Agent to receive in trust the funds to which stockholders of the Company shall become entitled upon surrender of the certificates in accordance with this Section 1.10. At or prior to the Effective Time, Parent shall cause to be deposited with the Paying Agent the aggregate amount necessary for payment in full of all consideration that holders of Company Common Stock and Eligible Options are entitled to receive pursuant to
Section 1.9 and Section 1.13, respectively, to be held for the benefit of, and distribution to, such holders in accordance with this Agreement. The Paying Agent shall agree to hold such funds (the "PAYMENT FUND") for delivery as contemplated by this Section 1.10. The Payment Fund shall be invested as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to holders of Company Common Stock and Eligible Options. Earnings from such investments in excess of the aggregate Merger Consideration shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of the holders of Company Common Stock or Eligible Options. If for any reason (including losses) the Payment

Fund is inadequate to pay the cash amounts to which holders of shares of Company Common Stock and Eligible Options shall be entitled, Parent and the Surviving Corporation shall in all events remain liable for the payment thereof and Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 1.9 and to pay the cash amount due to holders of Eligible Options pursuant to Section 1.13. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

            (b) As soon as reasonably practicable after the Effective Time, but in no event later than ten (10) Business Days thereafter, the Paying Agent shall mail to each holder of record of a certificate that immediately prior to the Effective Time represented shares of Company Common Stock (other than Parent, any Affiliate of Parent, the Company, any Subsidiary of the Company and any holder of Dissenting Shares): (i) a letter of transmittal (a "LETTER OF TRANSMITTAL"), which Letter of Transmittal shall specify that delivery shall be effected, and risk of loss and title to each such certificate shall pass, only upon delivery of such certificates to the Paying Agent, and contain such other provisions as the Company and Parent may reasonably specify; and (ii) instructions for use in surrendering such certificates in exchange for Merger Consideration. Thereafter, upon surrender of a certificate representing Company Common Stock for cancellation to the Paying Agent, together with a Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such certificate shall (subject to applicable abandoned property, escheat and similar Laws) receive in exchange therefor the amount of cash equal to the product of (x) the Merger Consideration and (y) the number of shares of Company Common Stock represented by such certificate, and the certificate so surrendered shall be canceled. If a transfer of ownership of shares of Company Common Stock has not been registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such certificate or establish to the satisfaction of the Parent that such Taxes have been paid or are not applicable.

            (c) All cash paid upon the surrender of certificates representing Company Common Stock in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock and that remain unpaid at the Effective Time. If, after the Effective Time, certificates representing Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article I, except as otherwise provided by Law.

            (d) None of the Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. No Person previously entitled to any amounts payable pursuant to this Article I shall have any claim to such amount to the extent such amount has escheated or become the property of, and paid to, any Governmental Entity. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require that the Paying Agent deliver to it any funds (including any earnings received with respect thereto) that had been made available to the Paying Agent and that have not been disbursed to holders of certificates representing Company Common Stock or holders of Eligible Options, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their certificates.

            (e) The Paying Agent shall be authorized to pay the Merger Consideration attributable to any certificate(s) representing Company Common Stock that have been lost, stolen or destroyed upon receipt of evidence of ownership of the Company Common Stock represented thereby and of appropriate indemnification and/or bond in each case reasonably satisfactory to the Surviving Corporation.

            (f) The Parent, the Surviving Corporation, and the Paying Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of certificates previously representing Company Common Stock or to any holder of Eligible Options such amounts as the Parent, the Surviving Corporation, or the Paying Agent, respectively, reasonably determines is required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such certificates or of such Eligible Options in respect of which such deduction and withholding was made by the Parent, the Surviving Corporation, or the Paying Agent.

      1.11 NO FURTHER RIGHTS OR TRANSFERS. Except for the surrender of the certificate(s) in exchange for the Merger Consideration or the perfection of appraisal rights with respect to the Dissenting Shares, at and after the Effective Time, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Merger shall cease to have any rights as a stockholder of the Company, and no transfer of shares of Company Common Stock issued and outstanding immediately prior to the Merger shall thereafter be made on the stock transfer books of the Surviving Corporation.

      1.12  DISSENTING SHARES.

            (a) Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable Law, shares of Company Common Stock that are owned by stockholders of the Company who have properly perfected their rights of appraisal in accordance with the provisions of Section 262 of the DGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect or shall have effectively withdrawn or lost their rights of appraisal under applicable law, but, instead, the holders thereof shall be entitled only to such rights as are granted pursuant to Section 262 of the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of Company Common Stock held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, as of the Effective Time, the Merger Consideration, as provided in Section 1.9(b).

            (b) The Company shall notify the Parent of any written demands for appraisal with respect to any shares of Company Common Stock received by the Company in accordance with Section 262 of the DGCL, and any withdrawals of such written demands, and any other instruments served in connection with such written demands pursuant to the DGCL. The Company shall give Parent the opportunity to participate in all negotiations and proceedings with respect to such demands for appraisal under the DGCL consistent with the obligations of the Company thereunder, and shall keep Parent reasonably informed with respect to such negotiations or proceedings. The Company shall not, except with the prior written consent of the Parent, (x) voluntarily make any payment with respect to any such demand for appraisal, (y) offer to settle or settle any such demand for appraisal, or (z) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL.

      1.13  STOCK OPTIONS AND PURCHASE PLAN.

            (a) As soon as practicable following the date of this Agreement, the Company shall take or cause to be taken such actions as are reasonably required to ensure that (i) each holder (each, an "OPTIONEE") of a Company Stock Option that has not previously expired or been exercised in full as of or prior to the Effective Time, whether vested or unvested (each such option, an "ELIGIBLE OPTION"), shall have the right to irrevocably elect, no later than immediately prior to the consummation of the Merger, to surrender following the consummation of the Merger any Eligible Option then held by the Optionee in exchange for the right to receive a cash payment equal to (x) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Eligible Option, multiplied by (y) the number of shares of Company Common Stock then issuable pursuant to the unexercised portion of such Eligible Option, payable not later than five days after the Effective Time, (ii) each Optionee shall have the right to purchase, effective no later than immediately prior to the consummation of the Merger, subject to the consummation of the Merger and in accordance with the terms of the relevant plan or document, all or any part of the shares of Company Common Stock subject to any Eligible Option held by the Optionee (that has not been surrendered pursuant to (i) above), and each share of Company Common Stock so purchased shall be converted, as of the Effective Time, into the right to receive the Merger Consideration, all in accordance with Section 1.10 hereof, and (iii) each Eligible Option (with respect to which an Optionee has not exercised one of the rights set forth in subsection (i) or (ii) of this Section 1.13(a)) shall following the Merger confer upon the Optionee only the right to receive upon exercise in accordance with the terms of the relevant plan or document (including payment of the aggregate exercise price), for each share of Company Common Stock that otherwise would be issuable pursuant to the unexercised portion of such Eligible Option, the Merger Consideration.

            (b) Prior to the Effective Time, the Company shall take or cause to be taken such actions as are required to cause (i) the Company Stock Plans to terminate as of the Effective Time, (ii) the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any shares of capital stock of the Company or any interest in respect of any capital stock of the Company to be terminated as of the Effective Time, and (iii) the exemption set forth in Rule 16b-3(e) under the Exchange Act to be applicable to the disposition of the Company

Common Stock and Company Stock Options in or in connection with the Merger as contemplated by this Agreement by all persons who are officers or directors of the Company.

      1.14 WITHHOLDING RIGHTS. The Surviving Corporation shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration payable pursuant to this Agreement to any holder of Company Common Stock or Eligible Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any other provision of applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders in respect of which such deduction and withholding was made.

                                   ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Parent and Merger Sub, subject to the exceptions disclosed in writing in the disclosure letter dated as of the date hereof delivered to the Parent by the Company pursuant to, and as an integral part of, this Agreement (the "COMPANY DISCLOSURE LETTER"), as follows:

      2.1   ORGANIZATION, STANDING AND CORPORATE POWER.

            (a) Organization. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and is qualified to do business as a foreign corporation or similar entity and in good standing in the jurisdictions in which the ownership, leasing, or operation of property or the conduct of its business requires its qualification as a foreign corporation or similar entity, except where the failure so to qualify would not have a Material Adverse Effect on the Company.

            (b) Powers. Each of the Company and its Subsidiaries has the requisite corporate or other entity power and authority to carry on its business as it is now conducted.

            (c) Certificate of Incorporations and Bylaws. Prior to the date hereof, the Company has made available to the Parent complete and correct copies of its certificate of incorporation and bylaws, as currently in effect.

      2.2   COMPANY RECOMMENDATION; RIGHTS AGREEMENT; TAKEOVER STATUTES.

            (a) Recommendation. The board of directors of the Company, at a meeting duly called and held, has (i) determined that each of the Offer, this Agreement, and the Merger contemplated hereby is advisable and in the best interests of the Company and its stockholders and is fair to the Company's stockholders and (ii) resolved to make the Company Recommendation to the Company's stockholders, and none of such determinations, approvals or resolutions has been amended, rescinded, or modified as of the date of this Agreement.

            (b) Rights Agreement. Subject to the accuracy of the representations and warranties contained in Sections 3.7 and 3.8 of this Agreement, the Company and the board of directors of the Company have taken all necessary action so that the approval, execution or consummation of the Offer, this Agreement, the Stock Purchase Agreement and the Merger do not and will not result in the ability of any Person to exercise any Right issued under the Rights Agreement and do not and will not cause the Rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or to become exercisable. The Company and the board of directors of the Company have taken all actions necessary under the Rights Agreement so that neither the execution of this Agreement or any amendments thereto, nor the consummation of the Offer, the Stock Purchase Agreement or the Merger shall cause (i) Parent and/or Merger Sub or their respective Affiliates or Associates to become an Acquiring Person (as such terms are defined in the Rights Agreement) or (ii) a Distribution Date, a Stock

Acquisition Date, or a Triggering Event (as such terms are defined in the Rights Agreement) to occur by reason of the approval, execution, or consummation of this Agreement, the Offer, or the Merger.

            (c) Takeover Law. Subject to the accuracy of the representations and warranties contained in Sections 3.7 and 3.8 of this Agreement, the board of directors of the Company has taken all actions required to be taken by it in order to render the restrictions on business combinations contained in Section 203 of the DGCL inapplicable to the Offer, this Agreement, the Stock Purchase Agreement and the Merger. No other state takeover, anti-takeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Offer, this Agreement, the Stock Purchase Agreement or the Merger other than those that may be made applicable solely by reason of Parent's or Merger Sub's (as opposed to the Company's or any of its Subsidiaries') participation in the Offer or the Merger.

      2.3 SUBSIDIARIES. Section 2.3 of the Company Disclosure Letter sets forth a true and complete list of each of the Company's Subsidiaries and the manner in which the Company's ownership in such Subsidiary is held. Section 2.3 of the Company Disclosure Letter lists all subsidiaries and divisions (it being understood that a group of assets shall not be deemed to have been a "division" unless the Company considered it to be such) of the Company owned and divested by the Company since 1999 and the manner and to whom such subsidiary or division was divested. Except as noted in Section 2.3 of the Company Disclosure Letter, all of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages, security interests or adverse claims of any kind or nature whatsoever (collectively, "LIENS") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except restrictions arising under applicable securities laws. Other than the capital stock of, or other equity interests in, its Subsidiaries, and other than securities held by or through any Company Benefit Plan, the Company does not, directly or indirectly, beneficially own any securities or other beneficial ownership interests in any other entity.

      2.4   CAPITALIZATION.

            (a) Capital Stock. The authorized capital stock of the Company consists of (i) 8,000,000 shares of common stock, par value $1.00 per share, and
(ii) 100,000 shares of preferred stock, par value $1.00 per share, having such rights and preferences as the Company's board of directors may designate. As of the date hereof, 3,207,894 shares of the Company's common stock, par value $1.00 per share, are issued and outstanding; 502,415 shares of the Company's common stock, par value $1.00 per share, are held in treasury; and no shares of the Company's preferred stock, par value $1.00 per share, are outstanding. Section 2.4(a) of the Company Disclosure Letter sets forth all of the Company Stock Options and the number of shares of Company Common Stock that are issuable in respect of the Company Stock Options and the price at which each option is exercisable.

            (b) Issuance; Ownership. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights. The Company is not a party to any voting agreement with respect to the voting of any such securities. Except for the Company Stock Options and Warrants, there are no options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to, any capital stock of the Company or its Subsidiaries and there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or its Subsidiaries.

            (c)   Voting Debt; Repurchase Obligations. As of the date hereof,
(i) no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) are issued or outstanding, and (ii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

      2.5 AUTHORIZATION; ENFORCEABILITY. The execution and delivery by the Company of this Agreement and the performance of this Agreement and consummation of the Merger by the Company are within the corporate power and authority of the Company and have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect generally affecting the rights of creditors and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      2.6 NO VIOLATION OR CONFLICT. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and consummation of the Merger by the Company will not, except as disclosed in
Section 2.6 of the Company's Disclosure Letter (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under or to the loss of a material benefit under or to the increase of obligations under any Material Contract of the Company or its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) result in any violation of any provision of the certificate of incorporation or bylaws of the Company or the charter documents of its Subsidiaries, (iii) violate any Existing Permits of the Company or its Subsidiaries or any Law applicable to the Company or its Subsidiaries, other than, in the case of clauses (i) and (iii), any such violations, defaults, rights, losses or Liens that, individually and in the aggregate, would not (x) have a Material Adverse Effect on the Company, (y) reasonably be expected to significantly impair the ability of the Company to perform its obligations under this Agreement or (z) reasonably be expected to prevent or materially delay the consummation of the Merger.

      2.7 GOVERNMENTAL APPROVALS. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and consummation of the Merger by the Company will not, require any consent of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, the

Securities Act and state securities or "blue sky" Laws, (ii) for the filing of a certificate of merger as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) where failure to obtain such Consents or make such filings or notifications would not (x) have a Material Adverse Effect on the Company, (y) reasonably be expected to significantly impair the ability of the Company to perform its obligations under this Agreement or (z) reasonably be expected to prevent or materially delay the consummation of the Merger, and (iv) as disclosed in Section 2.7 of the Company Disclosure Letter.

      2.8 SEC DOCUMENTS. The Company has filed with the SEC all forms, reports, schedules, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by it since September 30, 2002 (as such documents have been amended since the time of their filing, collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein: (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act at the time of such filing.

      2.9 FINANCIAL STATEMENTS. (a) The Company's financial statements contained in the Company SEC Documents comply in all respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with the applicable generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein). The Company's financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to the absence of footnotes and year-end adjustments).

            (b) The unaudited balance sheet, results of operations and statement of cash flows of the Company for the year ended September 2004, fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods indicated (subject to the absence of footnotes and year-end adjustments). The standard cost information for the Company's products delivered to Parent prior to the execution of this Agreement were derived from the Company's accounting books and records maintained in the ordinary course of the Company's business, were prepared in accordance with the Company's past practice with respect to similar information and, on that basis, accurately reflect the cost to manufacture such products.

            (c) The Company and its Subsidiaries have no Liabilities having a value individually or in the aggregate in excess of $400,000, except, (i) to the extent reflected on the September 30, 2004 balance sheet (including the draft footnotes to the September 30, 2004 balance sheet delivered to Parent prior to the execution of this Agreement), (ii) Liabilities incurred in the normal and ordinary course of business of the Company since September 30,

2004, or (iii) Liabilities disclosed in Section 2.9(c) of the Company Disclosure Letter. For purposes of this Section 2.9(c), the term "Liabilities" means liabilities of any kind or nature, whether known or unknown, absolute or contingent, other than Liabilities otherwise disclosed in any other representation or warranty made in this Agreement or in any other section of the Company Disclosure Letter.

      2.10  INFORMATION SUPPLIED; CONTENT OF SCHEDULE 14D-9 AND PROXY STATEMENT.

            (a) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents will, on the date filed with the SEC, or on the date first published or sent to the Company's stockholders, or, if shares of Company Common Stock are accepted for purchase pursuant to the Offer, on the date that the Offer expires, or at the time of any amendment or supplement of the Offer Documents, in each case, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Content of Schedule 14D-9 and Proxy Statement. The Schedule 14D-9, on the date it is filed with the SEC and, if shares of Company Common Stock are accepted for purchase pursuant to the Offer, on the date that the Offer expires, and at the time of any amendment or supplement of the Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub. The Proxy Statement, on the date it is mailed to the stockholders of the Company, at the time of the Special Meeting, and at the time of any amendment or supplement thereof will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub. The Schedule 14D-9 and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

      2.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for changes set forth in Section 2.11 of the Company Disclosure Letter, since June 30, 2004, the Company and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practices, and since such date (i) there has not been any Material Adverse Change to the Company and (ii) no action or event listed in Section 4.1 has occurred.

      2.12 LEGAL PROCEEDINGS. (a) Except as disclosed in Section 2.12(a) of the Company Disclosure Letter, (i) there are no suits, actions, proceedings, investigations, arbitrations or claims (collectively, "LEGAL PROCEEDINGS") pending or threatened in writing against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, would, if decided adversely to the Company, have a Material Adverse Effect on the Company; and (ii) there are no material judgments, settlements, decrees, injunctions, rules or orders of any Governmental

Entity or arbitrator outstanding against the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

            (b) The Company has delivered to Parent a complete list of all actions pending as of the date hereof and of which the Company has received notice, against the Company or any of its current or former Subsidiaries or divisions alleging injury from exposure to silica, asbestos or mixed dust, which list includes the name of the plaintiff, date of filing, and court in which each case is pending. To date, the Company's out of pocket expenditure with respect to the defense of all such claims has been less than $5,000, it being understood that such amount does not include (i) fees paid to the Company's registered agents in connection with service of process or (ii) fees and related expenses paid to Kleinbard, Bell & Brecker LLP.

            (c) The Company has made available to Parent all material information in the Company's possession concerning the corporate history of New Castle Refractories from the time of its acquisition in July 1963 by the Company until its disposition on July 31, 2003.

      2.13 EXISTING PERMITS AND VIOLATIONS OF LAW. The Company and each of its Subsidiaries have all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities (the "EXISTING PERMITS") required by Law which are material for the conduct of the business of the Company and its Subsidiaries as currently conducted. The business of the Company and its Subsidiaries is being conducted in material compliance with applicable Law. No Governmental Entity has notified the Company or any of its Subsidiaries of its intention to conduct an investigation or review with respect to the Company or any of its Subsidiaries.

      2.14 ENVIRONMENTAL. Except as set forth in Section 2.14 of the Company Disclosure Letter, (i) the Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, (ii) the Company and its Subsidiaries have obtained, and are in compliance in all material respects with, all material permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws, (iii) neither the Company nor any of its Subsidiaries has within the last five years received any written communication from a governmental authority or third party that alleges that the Company or any of its Subsidiaries is not in compliance with applicable Environmental Law, (iv) neither the Company nor any of its Subsidiaries has received any written communication from a governmental authority or third party that alleges that the Company or any of its current or former Subsidiaries is a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or subject to corrective actions requirements under the Resource Conservation and Recovery Act, or other similar laws of any state or country, (v) neither the Company nor its Subsidiaries have received notice that any claims for personal injury or property damage relating to Hazardous Materials have been asserted against the Company or any of its Subsidiaries, (vi) neither the Company nor any of its Subsidiaries has assumed or otherwise agreed to be responsible for any liabilities arising under any Environmental Law, and (vii) the Company has provided to Parent and Merger Sub copies of all legal opinions, environmental reports and documents listed or referred to in Section 2.14 of the Company Disclosure Letter. The representations and warranties in this Section 2.14 are the Company's exclusive representations and warranties relating to environmental matters.

      2.15 REAL ESTATE. All real property owned or leased by the Company or its Subsidiaries is listed in Section 2.15 of the Company Disclosure Letter (the "REAL ESTATE"). The Company has valid fee simple title to or valid leaseholder interests in (as the case may be) its Real Estate, free and clear of any Liens, and the Real Estate is not subject to any leases, tenancies, encumbrances or encroachments of any kind, excluding Permitted Liens, except as set forth in
Section 2.15 of the Company Disclosure Letter.

      2.16 TITLE TO TANGIBLE ASSETS. Each of the Company and its Subsidiaries has valid title to or leases each of the tangible assets used in the conduct of, and that are material to, the business of the Company and its Subsidiaries as presently conducted, free and clear of any Liens, except for Permitted Liens or Liens listed on Section 2.16 of the Company Disclosure Letter.

      2.17  INTELLECTUAL PROPERTY.

            (a) The Company and its Subsidiaries have such ownership of or such rights by license or otherwise in all patents and patent applications, mask works, trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, brands, titles, copyrights, subsidiary rights, copyright registrations and applications, trade secrets, names and likenesses, know-how, proprietary processes, compositions of matter, formulae, designs, computer software programs and other proprietary rights (collectively, the "INTELLECTUAL PROPERTY RIGHTS") as are necessary to conduct and permit the conduct of the business of the Company and its Subsidiaries as currently conducted, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

            (b) Section 2.17(b) of the Company Disclosure Letter sets forth a list of all (i) registered or applied for Intellectual Property Rights owned by the Company and (ii) material Intellectual Property Rights licensed or otherwise used by the Company in the conduct of its business.

            (c) The manufacture, advertising, sale, distribution, promotion, or offering of any products or services material to the Company now being manufactured, offered or sold by the Company did not and does not infringe the Intellectual Property Rights of others. Except as set forth on Section 2.17(c) of the Company Disclosure Letter, during the period from November 1, 2003 to the date of this Agreement, no third party has notified the Company or its Subsidiaries in writing of any claim that any activities of the Company infringe or constitute the unauthorized use of the Intellectual Property Rights of any third party.

            (d) Except as disclosed in Section 2.17(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (i) pursuant to which the Company or any of its Subsidiaries has assigned, transferred, licensed or granted to a third party any Intellectual Property Right on an exclusive basis or agreed to forego using or asserting rights to any Intellectual Property Rights or (ii) that contains any "most favored nation" pricing provision in favor of a third-party in connection with any Intellectual Property Right.

            (e) Except as disclosed in Section 2.17(e) of the Company Disclosure Letter, no third party is infringing on any material Intellectual Property Rights of the Company or its Subsidiaries.

            (f) The Company owns or has the right to use all software used in the conduct of its business.

            (g) To the Company's Knowledge, the Intellectual Property Rights of the Company and its Subsidiaries that are registered in any jurisdictions are not invalid or unenforceable, and those Intellectual Property Rights constituting trade secrets used in the conduct of the business of the Company and its Subsidiaries are non-public and have not been disclosed to third parties without commercially reasonable restrictions on further disclosure.

      2.18  AGREEMENTS; DOCUMENTS; MINUTE BOOKS.

            (a) Material Contracts. Section 2.18(a) of the Company Disclosure Letter sets forth the following written Contracts to which the Company or any of its Subsidiaries is a party (the "MATERIAL CONTRACTS"):

                  (i) any Contract (or group of related Contracts) not terminable upon notice within one hundred eighty (180) days (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) that (A) contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate in any twelve month period, or (B) contemplates or involves the furnishing, performance, or receipt of services or the delivery of products or materials by or to the Company or any of its Subsidiaries having a value in excess of $100,000 in the aggregate in any twelve month period;

                  (ii) any Contract under which the consequences of a default or termination would have a Material Adverse Effect on the Company;

                  (iii) any Contract (or group of related Contracts) for the lease of personal property from or to third parties providing (A) for lease payments in excess of $50,000 per annum, or (B) for a term of more than one year;

                  (iv) any Contract establishing a partnership or joint venture involving the Company or any of its Subsidiaries;

                  (v) any Contract (or group of related Contracts) under which the Company or any of its Subsidiaries had a Lien imposed on any of their assets;

                  (vi) any Contract for the sale of any asset or related group of assets of the Company or any of its Subsidiaries (other than sales in the ordinary course of business) having a sales value in excess of $100,000;

                  (vii) any Contract by which the Company has agreed to indemnify and hold harmless any Person for any material liability or any liability that would be material to the

Company if it became required to indemnify and hold harmless any such Person;

                  (viii) any Contract allowing an employee to terminate his employment with the Company and receive payments from the Company upon a change in control; and

                  (ix) any Contract with any consultant or independent contractor for professional services having a remaining term of at least one year and requiring payments of base salary or fee in excess of $75,000 per year or aggregate payments of base salary in excess of $100,000.

Other than as set forth in Section 2.18(a) of the Company Disclosure Letter, the Company is not party to any Material Contract. None of the Company or any of its Subsidiaries is in violation of or in default under (nor does there exist any condition that with the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that have not and would not, individually or in the aggregate, result in a Material Adverse Effect on the Company. Each Material Contract is in full force and effect, and is a legal, valid and binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect generally affecting the rights of creditors and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the Company nor any of its Subsidiaries is a party to any oral contract that, if reduced to written form, would be required to be listed in 2.18(a) of the Company Disclosure Letter under the terms of this Section 2.18(a).

            (b) Debt Instruments. Set forth in Section 2.18(b) of the Company Disclosure Letter is (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments under which the Company or any of its Subsidiaries has incurred, assumed, or guaranteed any Indebtedness in excess of $200,000, and (ii) the respective principal amounts currently outstanding thereunder.

            (c) Guarantees. Except as set forth in Section 2.18(c) of the Company Disclosure Letter and other than guarantees by Subsidiaries of the Company of the Company's obligations or liabilities, none of the material obligations or liabilities of the Company or any of its Subsidiaries is guaranteed by any Person. The Company has not guaranteed the obligations of any Person other than any current Subsidiary.

            (d) Related Party Agreements. Except as disclosed in Section 2.18(d) of the Company Disclosure Letter, there are no outstanding loans or advances from the Company or any of its Subsidiaries currently owed by directors, officers, employees, or stockholders of the Company or any of its Subsidiaries, or by any Affiliate of any director or officer of the Company or any of its Subsidiaries, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses. The Company has possession of the stock certificates securing the loans made to the Company's directors, officers, and employees described in Section 2.18(d) of the Company Disclosure Letter.

            (e) Documents Provided. All documents listed or described in the Company Disclosure Letter have been previously furnished or made available to Parent or its representatives. All such documents furnished to Parent are correct and complete copies, and there are no amendments or modifications thereto, except as expressly noted in the Company Disclosure Letter.

            (f) Minute Books. The minute books of the Company and each of its Subsidiaries contain accurate records of all corporate actions taken by the directors and stockholders of the Company and each of its Subsidiaries since January 1, 2001.

      2.19 INSURANCE. Section 2.19 of the Company Disclosure Letter sets forth a list of all current material policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of the Company or its Subsidiaries. Such policies and binders are in full force and effect, are reasonably adequate for the businesses engaged in by the Company or any of its Subsidiaries and are in conformity in all material respects with the requirements of all Material Contracts to which the Company or any of its Subsidiaries is a party and are valid and enforceable in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default with respect to any provision contained in any such policy or binder nor has the Company or any of its Subsidiaries failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except as set forth in Section 2.19 of the Company Disclosure Letter, there are no outstanding unpaid claims under any such policy or binder. Neither the Company nor any of its Subsidiaries has received notice of cancellation or non-renewal of any such policy or binder. The Company has given proper notice to its insurer of all claims that individually or in the aggregate are material to the Company and its Subsidiaries. Except as disclosed in Section 2.19 of the Company Disclosure Letter, the Company has not received any notice from its insurers disclaiming coverage for any material claim of which it has provided notice to its insurers.

      2.20  BENEFIT PLANS.

            (a) Company Benefit Plans. Section 2.20(a) of the Company Disclosure Letter contains a complete list of all "employee benefit plans" as defined in Section 3(3) of ERISA (the "COMPANY EMPLOYEE BENEFIT PLANS"), "employee pension benefit plans" as defined in Section 3(2) of ERISA (the "COMPANY EMPLOYEE PENSION PLANS"), and "employee welfare benefit plans" as defined in Section 3(1) of ERISA (together with the Company Employee Benefit Plans and the Company Pension Plans, the "COMPANY BENEFIT PLANS"), sponsored, maintained or contributed to, or required to be contributed to, by the Company. All Company Benefit Plans have been administered in compliance in all material respects with their terms and the applicable provisions of ERISA and the Code. With respect to each such Company Benefit Plan, (i) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code operates in all material respects in accordance with the requirements for such qualifications and is the subject of a favorable determination letter as to its qualification, and to the Company's Knowledge, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (ii) all contributions, premiums or other payments required under the terms of the Company Benefit Plans or Other Plans (as defined below) or under applicable Law have been made within the time required by Law and the terms of the Company Benefit Plans or Other Plans; (iii) there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Company Benefit Plan; and (iv) there are no inquiries, proceedings, claims or suits pending or, to the Company's Knowledge, threatened by any Governmental Entity or by any participant or beneficiary against any of the Company Benefit Plans, the assets of any of the trusts under such Company Benefit Plans or the Company Benefit Plan sponsor or the Company Benefit Plan administrator, or against any fiduciary of any of such Company Benefit Plans with respect to the design or operation of the Company Benefit Plans, other than routine claims for benefits.

            (b) Multiemployer Plans. Neither the Company nor any entity required to be aggregated with the Company under Section 414(b), (c), (m), or
(o) of the Code ("ERISA AFFILIATE") contributes (or is obligated to contribute) to a "multiemployer plan" as such term is defined in ERISA Section 3(37) and, except as set forth in Section 2.20(b) of the Company Disclosure Letter, neither the Company nor any ERISA Affiliate has contributed or been obligated to contribute to such a plan during the six-year period ending on the Closing Date.

            (c) Unsatisfied Liabilities. There are no unsatisfied liabilities to participants, the IRS, the United States Department of Labor ("DOL"), the Pension Benefit Guaranty Corporation ("PBGC") or to any other Person that have been incurred as a result of the termination of any Company Benefit Plan maintained by the Company or any ERISA Affiliate since January 1, 2001. With respect to each Company Benefit Plan maintained by the Company or any ERISA Affiliate which is subject to the minimum funding requirements of Part 3 of Subtitle B of Title I of ERISA or subject to Section 412 of the Code, (i) there does not exist any "accumulated funding deficiency" within the meaning of
Section 302 of ERISA or Section 412 of the Code, whether or not waived; (ii) no "reportable event," as defined in Section 4043(c) of ERISA for which notice has not been waived by the regulations issued under such Section has occurred; and
(iii) all premiums to the PBGC have been timely paid in full.

            (d)   Consummation of the Transactions. Except as disclosed in
Section 2.20(d) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the Merger will, either alone or in combination with another event, (i) entitle any current or former employee, officer, director, consultant or agent of the Company to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation or benefits due to any such individual.

            (e) Continuing Coverage. The Company and its ERISA Affiliates are in compliance in all material respects with respect to the "continuation coverage requirement" of "group health plans" as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA (sometimes referred to as "COBRA") with respect to any Company Benefit Plan maintained by the Company or any ERISA Affiliate to which such continuation coverage requirements apply. The Company and its ERISA Affiliates are in compliance in all material respects with respect to the health insurance obligations imposed by Section 9801 of the Code and Part 7 of Subtitle B of Title I of ERISA with respect to any Company Benefit Plan to which such insurance obligations apply. Neither the Company nor any ERISA Affiliate has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no ERISA Affiliate has incurred a Tax under
Section 5000(a) of the Code that is or is reasonably expected to become a liability of the Company or an ERISA Affiliate. Other than such health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and except as disclosed in Section 2.20(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries maintains retiree life or retiree health plans providing for continuing coverage for any employee or any beneficiary of an employee after the employee's termination of employment.

            (f) Other Plans. Section 2.20(f) to the Company Disclosure Letter lists each other employee benefit plan, program or arrangement of any kind maintained by the Company or any of its Subsidiaries that is not a Company Benefit Plan (the "OTHER PLANS") to which the Company contributes or has any obligation to contribute, or with respect to which the Company has any liability or potential liability. Each Other Plan (and each related trust, insurance contract, or fund) of the Company has been maintained, funded and administered in all material respects in accordance with the terms of such Other Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the requirements of all applicable Laws.

            (g) Title IV Plans. Except as disclosed in Section 2.20(g) of the Company Disclosure Letter, neither the Company nor any ERISA Affiliate maintains, contributes to, has any obligation to contribute to, or has any liability, whether direct or indirect (including withdrawal liability as defined in Section 4201 of ERISA) under or with respect to any plan covered by Title IV of ERISA, nor has the Company nor any ERISA Affiliate maintained, contributed to, had any obligation to contribute to, or had any liability, whether direct or indirect (including withdrawal liability as defined in Section 4201 of ERISA) under or with respect to any plan covered by Title IV of ERISA in the past seven years. Except as disclosed in Section 2.20(g) of the Company Disclosure Letter, no Company Benefit Plan of the Company or any ERISA Affiliate has been completely or partially terminated under Title IV of ERISA; nor has any Plan covered by Title IV of ERISA been the subject of a reportable event (as defined in ERISA and PBGC regulations) in the past seven years. The Company and any ERISA Affiliates have not incurred, and to the Company's Knowledge do not have any reason to expect that they will incur, any liability to the PBGC or any other violation under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201) or under the Code with respect to any Plan or under COBRA. There are no Liens with respect to any Plan, including Liens pursuant to Sections 302 and 4068 of ERISA and Section 412 of the Code.

            (h) International Plans. Each compensation and benefit plan required to be maintained or contributed to by the Law or applicable rule of the relevant jurisdiction outside of the United States (the "COMPANY INTERNATIONAL PLANS") is listed in Section 2.20(h) of the Company Disclosure Letter. As regards each such Company International Plan, unless disclosed in Section 2.20(h) of the Company Disclosure Letter, (i) each of the Company International Plans is in compliance in all material respects with the provisions of the Laws of each jurisdiction in which each such Company International Plan is maintained, to the extent those Laws are applicable to the Company International Plans; (ii) all contributions to, and payments from, the Company International Plans which may have been required to be made in accordance with the terms of any such Company International Plan, and, when applicable, the Law of the jurisdiction in which such Company International Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to the Company International

Plans, and all payments under the Company International Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability in the most recent audited financial statements in the Company SEC Documents; (iii) there are no pending investigations by any Governmental Entity involving the Company International Plans of which the Company has received notice, and no pending claims (except for claims for benefits payable in the normal operation of the Company International Plans), suits or proceedings against any Company International Plan or asserting in writing any rights or claims to benefits under any Company International Plan; and (iv) the consummation of the Merger will not by itself create or otherwise result in any liability with respect to any Company International Plan, other than the triggering of payment to participants.

      2.21  LABOR MATTERS.

            (a) Agreements; Employee Relations. Except as set forth in Section 2.21(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement with employees or other Material Contract with a labor union or labor organization. There are no strikes or lockouts by or with respect to any employee of the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no union organizing effort pending or threatened against the Company or any of its Subsidiaries.

            (b) Proceedings. Except as disclosed in Section 2.21(b) of the Company Disclosure Letter, there is no litigation pending or threatened in writing against the Company or any of its Subsidiaries, at law or in equity, alleging a violation of any applicable Law, rule or regulation respecting employment and employment practices, terms and conditions of employment and wages and hours, or unfair labor practice. Except as disclosed in Section 2.21(b) of the Company Disclosure Letter, there is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their business. Neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Notification Act as a result of any action taken by the Company.

            (c) Compliance with Laws. The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, and (iii) unfair labor practices. All of the Company's products were produced in compliance in all material respects with all applicable requirements of (x) Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended (the "FLSA"), and all regulations and orders of the DOL issued under
Section 14 thereof; (y) state and local Laws pertaining to child labor, minimum wage and overtime compensation; and (z) with respect to merchandise (including components thereof) manufactured outside the United States, the wage and hour Laws of the country of manufacture and without the use of child, prison or slave labor. The Company has in effect a program of monitoring any sub-contractors who performed work for it in connection with the production of merchandise for compliance with the FLSA and comparable state, local and foreign Laws.

            (d) Current Compensation. Section 2.21(d) of the Company Disclosure Letter sets forth the current salary and benefits of the executive officers listed in Section 2.21(d) of the

Company Disclosure Letter.

      2.22  TAXES.

            (a) Tax Returns. For all years for which the applicable statutory period of limitations has not expired, the Company and each of its Subsidiaries have filed all material Tax Returns (including, but not limited to, income, franchise, sales, payroll, employee withholding and social security and unemployment) which were required to be filed by them and all such returns are complete and correct in all material respects, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired. The Company and each of its Subsidiaries have paid (or caused to be paid) all Taxes shown as due on such Tax Returns. The most recent financial statements contained in Company SEC Documents reflect an adequate reserve (in addition to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes not yet due and payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

            (b) Deliveries. The Company has made available to Parent correct and complete copies of all Tax Returns and Tax reports of the Company filed for all periods not barred by the applicable statute of limitations, through the date hereof.

            (c) Audits. To the Company's Knowledge, no Tax Return of the Company or any of its Subsidiaries is under audit or examination by any Taxing authority, and no written notice of such an audit or examination has been received by the Company or any of its Subsidiaries. There is no material deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any of its Subsidiaries. Except as set forth in Section 2.22(c) of the Company Disclosure Letter, the federal income Tax Returns of the Company and each of its Subsidiaries consolidated in such Tax Returns have been either examined by and settled with the IRS or closed by virtue of the applicable statute of limitations, and no requests for waivers of the time to assess any such Taxes are pending.

            (d) Liens. There are no Tax Liens upon any assets or properties of the Company or any of its Subsidiaries necessary for the conduct of their respective businesses as currently conducted, except for Liens for current Taxes not yet due and payable and except for such claims which, individually or in the aggregate, do not exceed $200,000.

            (e)   Income After the Effective Time. Except as disclosed in
Section 2.22(e) of the Company Disclosure Letter, for federal income tax purposes, neither the Company nor any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in Company SEC Documents) in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or
Section 481 of the Code or for any other reason.

      2.23 VOTE REQUIRED. If the Merger is not approved pursuant to Section 253 of the DGCL as provided in Section 1.8(a) hereof, then subject to the accuracy of the representations and warranties of Parent and Merger Sub in Sections 3.7 and 3.8 of this Agreement, following consummation of the Offer, the affirmative vote or consent of the holders of not less than 66-2/3 percent of the voting power of all outstanding shares of Company Common Stock entitled to vote with respect to the Merger in favor of the Merger (the "COMPANY STOCKHOLDER APPROVAL") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger.

      2.24 BROKERS' AND FINDERS' FEES. Except as described in Section 2.24 of the Company Disclosure Letter, the Company has not incurred any brokers', finders', investment bankers' or any similar fee in connection with the Offer or the Merger. Prior to the date of this Agreement, the Company has made available to the Parent correct and complete copies of all agreements under which any such fees are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

      2.25 FAIRNESS OPINION. The Company has received the written opinion of Sheldrick, McGehee & Kohler, Inc. to the effect that, as of the date of this Agreement, based upon and subject to the assumptions and limitations set forth in such opinion, the cash consideration to be received in the Offer and the Merger by the Company's stockholders (other than Parent and its Affiliates) is fair from a financial point of view to such stockholders.

      2.26 INTERESTS OF OFFICERS AND DIRECTORS. None of the officers or directors of the Company or any of its Subsidiaries has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries, except for the normal rights of a stockholder and rights under the Company Benefit Plans and the Company Stock Options.

      2.27 ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any current director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or expenditures.

      2.28 ANTI-DUMPING NOTIFICATION. The Company received notification (the "ANTI-DUMPING NOTIFICATION") dated November 26, 2004 from the United States Customs and Border Protection that the Company would receive, within fifteen
(15) days of the notice, a check in the amount of $1,113,853.28 in satisfaction of its "Continued Dumping and Subsidiary Offset Claim." The Company has received no notice that amends, modifies or supersedes the Anti-Dumping Notification.

                                  ARTICLE III.
             REPRESENTATION AND WARRANTIES OF PARENT AND MERGER SUB

      The Parent and the Merger Sub jointly and severally represent and warrant to the Company as follows:

      3.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Parent and the Merger Sub is a corporation or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each of the Parent and Merger Sub is qualified to do business as a foreign corporation or other entity and is in good standing in the jurisdictions in which the ownership, leasing, or operation of its property or the conduct of its business requires its qualification as a foreign corporation or other entity, and has all requisite corporate or other entity power and authority to carry on its business as now being conducted, except where the failure to be so qualified and in good standing or to have such power and authority would not reasonably be expected to impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement.

      3.2 AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement by each of the Parent and the Merger Sub and the performance of this Agreement and consummation of the Offer and the Merger by each of Parent and Merger Sub are within the respective corporate or other entity power and authority of each of Parent and Merger Sub, and have been duly authorized by all necessary entity action on the part of the Parent and Merger Sub. This Agreement has been duly executed and delivered by each of the Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of the Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect generally affecting the rights of creditors and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      3.3 NO VIOLATION OR CONFLICT. The execution and delivery of this Agreement by each of the Parent and Merger Sub does not, and the performance of this Agreement and consummation of the Offer and the Merger by each of the Parent and Merger Sub will not: (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under or to the loss of a material benefit under, or to the increase of obligations under any Contract of the Parent or Merger Sub, or result in the creation of any Lien upon any of the properties or assets of the Parent or Merger Sub, (ii) result in any violation of any provision of the certificate of incorporation or the bylaws or similar organizational documents of the Parent or Merger Sub, (iii) violate any Existing Permits of the Parent or Merger Sub or any Law applicable to the Parent or the Merger Sub, other than, in the case of clauses (i) and (iii), any such violations, defaults, rights, losses or Liens that, individually and in the aggregate, would not (y) significantly impair the ability of the Parent or the Merger Sub to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the Offer or the Merger.

      3.4 GOVERNMENTAL APPROVALS. The execution and delivery of this Agreement by each of the Parent and Merger Sub do not, and the performance of this Agreement and consummation of the Offer and the Merger by each of the Parent and Merger Sub will not, require any consent of, or filing with or notification to, any Governmental Entity, except for (i) applicable requirements, if any, of the Exchange Act, the Securities Act and state securities or

"blue sky" Laws, (ii) filing of a certificate of merger as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Parent is qualified to do business, and (iii) where failure to obtain such consents or make such filings or notifications is not reasonably likely to (y) impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of the Offer or the Merger.

      3.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Parent or Merger Sub for inclusion or incorporation by reference in the Schedule 14D-9 (including, without limitation, all information required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder) will, at the time it is filed with the SEC or, if shares of Company Common Stock are accepted for purchase pursuant to the Offer, on the date that the Offer expires, or at the time of any amendment or supplement thereof, in each case, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by the Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC, at the time it is mailed to the Company's stockholders, at the time of the Special Meeting, or at the time of any amendment or supplement thereof, in each case, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.6 INFORMATION IN THE OFFER DOCUMENTS. The Offer Documents will comply as to form in all material respects with the provisions of applicable federal securities Laws and, on the date filed with the SEC, on the date first published or sent or given to the Company's stockholders, and, if shares of Company Common Stock are accepted for purchase pursuant to the Offer, on the date that the Offer expires, and at the time of any amendment or supplement of the Offer Documents, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Sub with respect to information furnished by the Company expressly for inclusion in the Offer Documents.

      3.7 OWNERSHIP OF CAPITAL STOCK OF THE COMPANY. As of the date of this Agreement and prior to consummation of the Offer, none of Parent or Merger Sub or any of their respective Affiliates or Associates (i) owns or will own of record or beneficially, directly or indirectly (within the meaning of the general rules and regulations promulgated under the Exchange Act), or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in the case of either clause (i) or
(ii), shares of capital stock of the Company which exceed two percent (2%) of the Company Common Stock, other than shares to be sold to Merger Sub pursuant to the Stock Purchase Agreement.

      3.8 INTERESTED STOCKHOLDER. Immediately prior to the time of the actions of the Company's board of directors described in Section 2.2(c) and at all times during the preceding three years, neither the Parent nor Merger Sub (nor any of their Affiliates or

Associates, as those terms are defined in Section 203 of the DGCL) is or has been an Interested Stockholder of the Company (within the meaning of Section 203 of the DGCL). No other state takeover, anti-takeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to this Agreement, the Offer, or the Merger other than those that may be made applicable solely by reason of the Company's or any of its Subsidiaries' (as opposed to Parent's or Merger Sub's or any of their Affiliates') participation in the Offer or the Merger.

      3.9 LEGAL PROCEEDINGS. There are no Legal Proceedings pending or, to the knowledge of the Parent or Merger Sub, threatened against or affecting the Parent or any of its Subsidiaries that, individually or in the aggregate, would, if decided adversely to the Parent or its Subsidiaries, significantly impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or materially adversely affect or prevent or materially delay consummation of the Offer or the Merger, nor is there any judgment, settlement, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to significantly impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or materially adversely affect or prevent or materially delay consummation of the Offer or the Merger.

      3.10 LIMITED OPERATIONS OF MERGER SUB. Merger Sub was formed in 2004 solely for the purpose of engaging in the Offer and the Merger. Merger Sub has not engaged in any other business activities. Except for (i) obligations or liabilities incurred in connection with its organization, the Offer, and the Merger and (ii) this Agreement and any other agreements and arrangements contemplated hereby or entered into in furtherance hereof, Merger Sub has not incurred any material obligations or liabilities or engaged in any business activities.

                                   ARTICLE IV.
                                    COVENANTS

      4.1 CONDUCT OF BUSINESS BY COMPANY. Except as otherwise expressly contemplated by this Agreement or as consented to in writing by the Parent, during the period from the date of this Agreement to the earliest of (a) the termination of this Agreement in accordance with Article VI, (b) the time that Merger Sub's designees are elected or appointed to the Company's Board of Directors pursuant to Section 1.2(c), or (c) the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses only in the ordinary course consistent with past practice and in compliance in all material respects with all applicable Laws and regulations and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organizations, use commercially reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those Persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the earlier of (a) the termination of this Agreement in accordance with Article VI or (b) the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

            (a)   other than dividends and distributions (including liquidating

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

distributions) by a direct or indirect wholly-owned Subsidiary of the Company to its parent, (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire, directly or indirectly, for value any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (b) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien (i) any shares of its capital stock, (ii) any other voting securities, (iii) any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or (iv) any "phantom" stock or stock rights, SARs or stock-based performance units, other than the issuance of shares of Company Common Stock and associated rights upon the exercise of Company Stock Options outstanding as of the date hereof in accordance with their present terms;

            (c) amend its certificate of incorporation, bylaws or other comparable organizational documents;

            (d) merge or consolidate with another Person, acquire, license or agree to acquire or license any business, division or Person or any equity or debt interest therein, acquire, license or agree to acquire or license any assets, other than immaterial assets or assets acquired in the ordinary course of business consistent with past practice, or enter into any joint venture, partnership or similar arrangement;

            (e) sell, lease, license out, sell and leaseback, mortgage or otherwise encumber or subject to any Lien (other than any Lien imposed by Law, such as a carriers', warehousemen's or mechanics' Lien) or otherwise dispose of any of its properties or assets having a value of $200,000 or more, other than sales or non-exclusive licenses out of finished goods or services in the ordinary course of business consistent with past practice;

            (f) repurchase or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person other than in the ordinary course of business consistent with past practice, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other Contract to maintain any financial statement condition of another Person or enter into any Contract having the economic effect of any of the foregoing, other than intercompany indebtedness between the Company and any of its direct or indirect wholly-owned Subsidiaries or between such Subsidiaries; provided, however, that upon notice to, and consultation with, Parent, the Company and its Subsidiaries shall be permitted to continue, renew, or extend for a period of no more than three (3) years any existing revolving lines of credit on terms no less favorable in the aggregate to the Company than currently exist;

            (g) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly-owned Subsidiary of the Company and except for investments in publicly traded securities or other investments in the ordinary course of the Company's cash management or benefit plan management systems;

            (h) make or agree to make any new capital expenditures, or enter into any Contract providing for payments by the Company or any of its Subsidiaries which, individually, are in excess of $100,000 or, in the aggregate, are in excess of $200,000, except for Contracts to purchase inventory or supplies entered into in the ordinary course of business or renewals or extensions of existing Contracts relating to capital projects already in progress as of the date of this Agreement, which existing projects are identified in Section 4.1(h) of the Company Disclosure Letter;

            (i) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or Legal Proceeding (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in Company SEC Documents or incurred in the ordinary course of business since the date of such financial statements;

            (j) except as required in order to comply with Law, (i) establish, enter into, adopt, amend or terminate any Company Benefit Plan or Company Stock Plan, (ii) change any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan, or change the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined, or (iii) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Company Benefit Plan, except in each case to the extent required to comply with any changes in the Laws applicable to any such Company Benefit Plan or Company Stock Plan;

            (k) other than in the ordinary course of business consistent with past practice (except with respect to directors and officers whose compensation may not be increased), (i) increase the compensation, bonus or other benefits of any current or former director, consultant or employee, (ii) grant any Person any increase in severance or termination pay, or (iii) pay any benefit or amount not required by an agreement, plan, or arrangement as in effect on the date of this Agreement to any such Person;

            (l) transfer or license to any Person or otherwise extend, amend or modify or allow to revert, lapse or expire any material rights to the Intellectual Property Rights of the Company and its Subsidiaries, other than in the ordinary course of business consistent with past practice;

            (m) increase the number of full-time, permanent employees of the Company or any of its Subsidiaries other than as a result of hiring permanent employees for annual salaries of less than $100,000 in the ordinary course of business consistent with past practice;

                  (n) except insofar as may be required by a change in GAAP or regulatory requirements, make any material changes in accounting methods, principles or practices;

                  (o) authorize, or commit, resolve or agree to take, any of the foregoing actions.

      4.2 ADVISE OF CHANGES. The Company shall promptly advise the Parent orally and in writing to the extent it has Knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and (iii) any change or event that would have a Material Adverse Effect on the Company or the ability of the conditions in Article V of this Agreement to be satisfied, but no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

      4.3   NO SOLICITATION BY THE COMPANY.

                  (a) The Company shall not, nor shall any of its Subsidiaries, or their directors, officers, employees, investment bankers, accountants, attorneys or other professional advisors (collectively, the "REPRESENTATIVES") (i) solicit, initiate, or knowingly encourage (including by way of furnishing nonpublic information) any Acquisition Proposal, (ii) enter into, continue, or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, any Acquisition Proposal, or (iii) enter into any agreement providing for an Acquisition Proposal; provided, however, that neither this Section 4.3(a) nor any other provision contained in this Agreement shall prohibit the Company, its Subsidiaries, or their respective Representatives from furnishing information regarding the Company to, or entering into discussions or negotiations with, any Person in response to an Acquisition Proposal that the Company's board of directors (or a committee thereof) determines in good faith, after consultation with outside legal counsel, reasonably could be expected to lead to a Superior Proposal if (1) none of the Company, its Subsidiaries, or any of their Representatives shall have violated any of the restrictions set forth in this
Section 4.3(a) in a manner that resulted in the submission of such Acquisition Proposal; (2) the board of directors of the Company (or a committee thereof) determines in good faith, after consultation with outside legal counsel, that failure to take such action is likely to constitute a breach of the fiduciary duties of the board of directors of the Company under applicable Law; and (3) the Company receives from such Person an executed confidentiality agreement (the provisions of which are no less restrictive than the comparable provisions, and do not omit any restrictive provisions, contained in the confidentiality agreement between the Parent and the Company (the "CONFIDENTIALITY AGREEMENT")). The Company shall notify Parent promptly (and at least 24 hours prior to furnishing nonpublic information to, or entering into discussions or negotiations with, any Person who has made or submitted an Acquisition Proposal) of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, any Person who has made or submitted an Acquisition Proposal.

For purposes of this Agreement, "ACQUISITION PROPOSAL" means any inquiry, proposal, or offer from any third party relating to (i) any direct or indirect acquisition or purchase of substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or a majority of the equity securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning more than 50% of the Company's common stock, or (iii) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving the Company, other than the Offer and the Merger.

For purposes of this Agreement, "SUPERIOR PROPOSAL" means any offer made by a third party to consummate an Acquisition Proposal on terms that the board of directors of the Company (or a committee thereof) determines in good faith, after consultation with outside legal counsel, to be more favorable to the Company's stockholders than the Offer and the Merger (as the terms of the Offer or the Merger may be amended in accordance with this Agreement) after consideration of any factors permitted to be considered in such circumstances under Delaware law, including without limitation, any condition for obtaining financing and all financial, regulatory, legal and other aspects of such proposal.

                  (b) The Company shall promptly (and in no event later than two Business Days after receipt of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal) advise Parent in writing of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal or request, and the principal terms of any such Acquisition Proposal) that is made or submitted by any Person (other than Parent and its Affiliates) at any time prior to consummation of the Merger.

                  (c) Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company or its board of directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders required by applicable Law, or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company's board of directors (or a committee thereof), after consultation with outside legal counsel, failure to make such other disclosure could create a reasonable possibility of a breach of the Company's or board's obligations (including, without limitation, any fiduciary obligations) under applicable Law.

                  (d) Notwithstanding anything to the contrary in this Section 4.3, the fact that the Company, any of its Subsidiaries, or any of their Representatives have had discussions or negotiations with Persons prior to the date of this Agreement regarding a possible Acquisition Proposal shall not prevent the Company from taking any of the actions specified in the proviso to the first sentence of Section 4.3(a) with respect to a new Acquisition Proposal submitted by any such Person after the date of this Agreement, that was not solicited in violation of this Section 4.3.

                  (e) The board of directors of the Company may withdraw, amend, or modify the Company Recommendation if, in the good faith judgment of the Company's board of directors (or a committee thereof), after consultation with outside legal counsel, failure to do so would likely constitute a breach of the board's fiduciary obligations under applicable Law.

      4.4 ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the Confidentiality Agreement, upon reasonable notice, the Company shall, and shall cause each of its Subsidiaries to, afford to the Parent and to its Representatives, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, managerial personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, promptly furnish or make available to the Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as the Parent may reasonably request. The Company shall authorize its attorneys to cooperate with Parent and respond to Parent's inquiries regarding legal matters affecting the Company. Notwithstanding anything in this Section 4.4 to the contrary, the Company and its attorneys shall not be required to (i) provide access to or disclose information where such access or disclosure would contravene any law, rule, regulation, order, decree or agreement, or (ii) take any action or disclose any information that would be likely to result in a waiver of any applicable privilege or immunity.

      4.5   FILINGS AND CONSENTS; REASONABLE BEST EFFORTS.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Offer and the Merger, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to the Offer and the Closing to be satisfied as promptly as practicable including, without limitation, (A) any other filing necessary to obtain any consent of a Governmental Entity necessary to consummate the Offer or the Merger, (B) any filings under any other comparable pre-merger notification forms required by the merger notification or control Laws of any applicable jurisdiction, as agreed by the parties hereto, and (C) any filings required under the Securities Act of 1933, as amended, the Exchange Act, any applicable state or securities or "blue sky" Laws and the securities Laws of any foreign country, or any other legal requirement relating to the Offer or the Merger; (ii) the obtaining of all actions or nonactions, waivers, consents and approvals from Governmental Entities necessary to consummate the Offer or the Merger and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (iii) the obtaining of all consents, approvals or waivers from third parties necessary to consummate the Offer or the Merger (excluding any waiver or consent from the Company's lenders); (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Offer or the Merger, including seeking to prevent the entry of any judgment, order, or decree of any court or other Governmental Entity or other legal restraint or prohibition, in each case, preventing or staying consummation of the Offer or the Merger, and to appeal, or otherwise seek to have vacated or reversed, as promptly as practicable any such judgment, order, decree, restraint, or prohibition that may be entered; and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement, but the Parent will not be required to agree to, or offer to, cease to conduct business or operations in any jurisdiction in which the Parent, the Company or any of their respective Subsidiaries conducts business or operations as of the date of this Agreement.

                  (b) Each of the Parent, Merger Sub and the Company shall notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any legal requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 4.5(a), the Parent, Merger Sub or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

                  (c) In connection with and without limiting the foregoing, the Company and its board of directors shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger or this Agreement (other than those that may be made applicable solely by reason of Parent's or Merger Sub's (as opposed to the Company's or its Subsidiaries') participation in the Offer or the Merger) and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger or this Agreement (other than those that may be made applicable solely by reason of Parent's or Merger Sub's (as opposed to the Company's or its Subsidiaries') participation in the Offer or the Merger), take all action reasonably necessary to ensure that the Offer and the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer and the Merger.

                  (d) Nothing in this Agreement shall require the Company, the Parent or Merger Sub to commence any litigation in order to prevent (or remove) the entry of any Restraint under antitrust or similar Laws.

      4.6   INDEMNIFICATION, EXCULPATION AND INSURANCE.

                  (a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent and the Surviving Corporation shall jointly and severally indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "COVERED PERSONS"), against all claims, losses, liabilities, damages, judgments, fines, and reasonable fees, costs, and expenses, including reasonable attorneys' fees and disbursements (collectively, "COSTS"), incurred in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative or investigative

(a "PROCEEDING"), arising out of or pertaining to the fact that the Covered Person is or was an officer, director, employee or agent of the Company or any of its Subsidiaries, to the fullest extent permitted under applicable Law. Each Covered Person shall be entitled to advancement from the Surviving Corporation of reasonable expenses (including attorneys' fees and disbursements) incurred in the defense of any Proceeding arising out of or pertaining to the fact that the Covered Person is or was an officer, director, employee or agent of the Company or any of its Subsidiaries, such advancement to be made within twenty days of receipt by the Surviving Corporation from the Covered Person of a request therefor, provided, that any Covered Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Covered Person is not entitled to indemnification. Alternatively, the Surviving Corporation may provide the defense of any such claim with counsel reasonably acceptable to the Covered Person; provided, however, that if in the opinion of such Covered Person's attorney (who is licensed to practice in the jurisdiction where the proceeding is pending) there exists a conflict of interest between the Surviving Corporation and such Covered Person, such Covered Person shall have the right to engage separate counsel, the reasonable expenses (including attorneys' fees and disbursements) of which shall be paid by the Surviving Corporation or, if not paid by the Surviving Corporation, by the Company's insurance carrier contemplated by Section 4.6(d). The Covered Person shall cooperate with the Surviving Corporation, at the Surviving Corporation's expense, in connection with the defense of any Proceeding.

                  (b) All rights to indemnification and advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing in favor of any Covered Person as provided in the respective certificate of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries and any indemnification agreements of the Company (as each is in effect prior to the date of this Agreement), shall survive the Merger and shall continue in full force and effect in accordance with their terms. The certificate of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to such indemnification, advancement of expenses, and elimination of liability for monetary damages at least as favorable in all material respects to the Covered Persons as those set forth in the current certificate of incorporation and bylaws of the Company, and for a period of six (6) years after the Effective Time, any repeal, amendment or modification of the certificate of incorporation or bylaws of the Surviving Corporation shall not adversely affect the rights thereunder of the Covered Persons, except to the extent, if any, that such modification is required by applicable law.

                  (c) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any Person or Persons, or otherwise dissolves or liquidates, then, and in each such case, the Parent and the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 4.6.

                  (d) Following the Effective Time, the Surviving Corporation shall maintain, at no expense to the Covered Persons, directors' and officers' liability insurance coverage for the Covered Persons for six (6) years following the Effective Time with respect to claims arising from or related to facts or events that occurred at or before the Effective Time, which insurance coverage shall provide them with the same coverage and amounts and shall contain terms and conditions that are in the aggregate no less advantageous to the Covered Persons than those in effect on the date hereof, so long as the annual premium therefor shall not be in excess of two hundred percent (200%) of the annual premiums currently paid by the Company in respect of the current policy or policies (the "MAXIMUM PREMIUM"). If such directors' and officers' liability insurance coverage expires, is terminated or is canceled during such six (6) year period or should the annual premium required to maintain such insurance exceed the Maximum Premium, the Surviving Corporation shall obtain and maintain, and the Parent shall cause the Surviving Corporation to obtain and maintain, at no expense to the Covered Persons, as much directors' and officers' insurance coverage as can be obtained and maintained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Covered Persons than the terms and conditions of the coverage in effect on the date hereof. Notwithstanding anything in this subsection (d) to the contrary, in lieu of maintaining liability insurance coverage pursuant to this subsection (d), Merger Sub or the Surviving Corporation may obtain, at no expense to the Covered Persons, a "tail" policy for the Covered Persons that provides the same coverage and amounts and contains terms and conditions that are in the aggregate no less advantageous to the Covered Persons than those in effect on the date hereof with respect to claims arising from or related to facts or events that occurred at or before the Effective Time and that is effective for claims asserted during the full six-year period referred to above.

                  (e) Notwithstanding anything herein to the contrary, if any claim is asserted or any Proceeding is initiated or commenced against or involving a Covered Person on or prior to the sixth anniversary of the Effective Time (whether such claim or Proceeding is asserted, initiated, or commenced prior to, at or after the Effective Time), the provisions of this Section 4.6 shall continue in effect until final disposition of such claim or Proceeding.

                  (f) The provisions of this Section 4.6 are intended to be for the benefit of, and will be enforceable by, each Covered Person, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Covered Person may have by contract or otherwise.

      4.7 PUBLIC ANNOUNCEMENTS. The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Agreement, the Offer, the Stock Purchase Agreement or the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine, upon advice of counsel, is required by applicable Law, the SEC, court process or by obligations pursuant to any listing or quotation agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the Agreement, the Offer, the Stock Purchase Agreement, and the Merger shall be a joint press release in the form attached hereto as
Exhibit 4.7. This Section 4.7 supercedes any contradictory provision that may be included in the Confidentiality Agreement, and no disclosure made by any of the parties in accordance with this Section 4.7 shall be construed as being in violation of the Confidentiality Agreement.

      4.8 RIGHTS AGREEMENT. The board of directors of the Company shall take all action necessary in order to prevent any Right (as defined in the Rights Agreement) issued or issuable under the Rights Agreement from becoming exercisable by virtue of this Agreement, the Offer, or the Merger, or the combined effect of the foregoing, while this Agreement remains in effect or upon its consummation.

      4.9 DEPOSIT. Immediately upon execution of this Agreement, the Parent shall deposit with Wachovia Bank, National Association, as escrow agent, pursuant to an escrow agreement substantially in the form attached hereto as
Exhibit 4.9 (the "ESCROW AGREEMENT"), the amount of $800,000 in cash (the "DEPOSIT"). In accordance with the Escrow Agreement, the Deposit shall be returned to the Parent within three (3) Business Days of termination of this Agreement pursuant to Section 6.1 of this Agreement, unless payable to the Company pursuant to Section 6.4(b) of this Agreement. At the time the Offer expires, upon the written request of Parent, the Deposit may be delivered to the Paying Agent for the purpose of purchasing shares of Company Common Stock in the Offer.

      4.10 AUDITED FINANCIAL STATEMENTS. No later than the time the Company files with the SEC its Form 10-K for the year ended September 30, 2004, the Company shall deliver to Parent its financial statements for the fiscal year ended September 30, 2004 together with the unqualified audit report of PricewaterhouseCoopers. The Company's consolidated audited financial statements for the year ended September 30, 2004 included in the Company's Form 10-K will report net income and EBITDA (excluding (i) expenses related to the Transactions contemplated by this Agreement and other efforts to achieve a sale of the Company and (ii) costs associated with the claims giving rise to the Anti-Dumping Notification) for the year ended September 30, 2004 of no less than $1,050,000 and $8,500,000.00, respectively.

      4.11 STOP TRANSFER INSTRUCTIONS. As soon as practicable after the date hereof and as long as the Stock Purchase Agreement shall remain in effect, the Company shall issue and deliver to the Company's transfer agent, stop transfer instructions prohibiting the transfer of any shares of Company Common Stock to be sold to Merger Sub pursuant to Section 1.01 of the Stock Purchase Agreement.

      4.12 TRANSFER OF MEXICAN SUBSIDIARIES. At or before expiration of the Offer, the Company shall cause Gino Pala to transfer to Massimo Candela each share of each of the Company's Mexican Subsidiaries identified in Section 2.3 of the Company Disclosure Letter.

      4.13  OFFICER CERTIFICATION. If the conditions referred to in clauses (b),
(c), (d), and (e) of Section (ii) of Annex I are satisfied as of the Expiration Date, the Company shall cause its chief executive officer and chief financial officer to certify on behalf of the Company that, as of the Expiration Date, the conditions referred to in clauses (b), (c), (d), and (e) of Section (ii) of Annex I have been satisfied. If any of the conditions referred to in clauses
(b), (c), (d), or (e) of Section (ii) of Annex I is not satisfied as of the Expiration Date, then the Company shall deliver to Parent a written notice specifying which of those conditions has not been satisfied.

                                   ARTICLE V.
                       CONDITIONS PRECEDENT TO THE MERGER

      5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO CONSUMMATE THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions (in addition to any other conditions set forth herein):

                  (a) The Company Stockholder Approval, if required for consummation of the Merger, shall have been obtained, unless Merger Sub shall have accepted for payment pursuant to the Offer such number of shares of Company Common Stock which, when aggregated with the shares of Company Common stock otherwise beneficially owned by Parent and its Affiliates, represents at least 90 percent of the outstanding shares of Company Common Stock.

                  (b) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing the consummation of the Merger.

                  (c) Merger Sub shall have purchased, or caused to be purchased, all Company Common Stock validly tendered and not withdrawn pursuant to the Offer.

                  (d) The filing of the Certificate of Merger with the Secretary of State of the State of Delaware shall have been made and shall have become effective.

                  (e) If the Stockholders' Written Consent has been delivered to the Company, then more than twenty (20) calendar days shall have elapsed since the date that the Company sent or gave the Schedule 14C Information Statement to its stockholders such that Rule 14c-2 promulgated under the Exchange Act is satisfied in all respects.

                                   ARTICLE VI.
                        TERMINATION, AMENDMENT AND WAIVER

      6.1 TERMINATION. This Agreement may be terminated prior to the Effective Time, notwithstanding the requisite adoption of this Agreement by the Company's stockholders:

            (a)   by mutual written consent of Parent and the Company;

            (b) by either Parent or the Company if (1) as a result of the failure of any conditions set forth in Annex I, the Offer shall have terminated or expired in accordance with its terms without Merger Sub having purchased shares of Company Common Stock pursuant to the Offer or (2) the Offer shall not have been consummated on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the circumstances specified in clause (1) or (2), as the case may be, of this Section 6.1(b);

                  (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable order, judgment, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger;

                  (d) by either Parent or the Company, at any time prior to consummation of the Offer, if the board of directors of the Company shall have authorized the Company to enter into a written agreement for a transaction that constitutes a Superior Proposal, and the Company shall have notified Parent in writing that it intends to enter into such an agreement;

                  (e) by the Parent, at any time prior to consummation of the Offer, if the board of directors of the Company or any committee thereof, pursuant to Section 4.3(e) of this Agreement or otherwise, shall have withdrawn, amended or modified, or resolved to withdraw, amend or modify, in a manner adverse to the Parent, the Company Recommendation;

                  (f) by the Parent, at any time prior to consummation of the Offer, if (i) any representation or warranty of the Company contained in the Agreement that is qualified as to materiality shall not be true and complete in all respects, or any representation or warranty of the Company contained in the Agreement that is not so qualified shall not be true and complete in all material respects, in each case as of the date of the Agreement and at any time through the time the Offer expires (provided that, to the extent any such representation or warranty speaks as of a specified date, it need be true and complete only as of such specified date) and such breach is incapable of being or has not been cured by the Company, in all material respects, by the earlier of 20 calendar days after Parent has given written notice to the Company of such breach or the Outside Date and such breach would cause the conditions set forth in clause (d) of Section (ii) of Annex I not to be satisfied, or (ii) the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement and such breach or failure to perform is incapable of being or has not been cured by the Company, in all material respects, by the earlier of 20 calendar days after Parent has given written notice to the Company of such breach or failure to perform or the Outside Date and such breach or failure to perform would cause the conditions set forth in clause (e) of Section (ii) of Annex I not to be satisfied; provided that neither Parent nor Merger Sub is then in material breach of any of its representations, warranties, covenants or other agreements in this Agreement;

                  (g) by the Company, at any time prior to consummation of the Offer, if (i) any representation or warranty of the Parent or Merger Sub contained in the Agreement that is qualified as to materiality shall not be true and complete in all respects, or any representation or warranty of the Parent or Merger Sub contained in the Agreement that is not so qualified shall not be true and complete in all material respects, in each case as of the date of the Agreement and at any time through the time the Offer expires (provided that, to the extent any such representation or warranty speaks as of a specified date, it need be true and complete only as of such specified date) and such breach is incapable of being or has not been cured by the Parent or Merger Sub, in all material respects, by the earlier of 20 calendar days after the Company has given written notice to the Parent of such breach or the Outside Date, or (ii) the Parent or Merger Sub shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement and such breach or failure to perform is incapable of being or has not been cured by the Parent or Merger Sub, in all material respects, by the earlier of 20 calendar days after the Company has given written notice to the Parent of such breach or failure to perform or the Outside Date; provided that the Company is not then in material breach of any of its representations, warranties, covenants or other agreements in this Agreement; and

            (h) by the Company, if, without the Company's consent, Merger Sub fails to commence the Offer as provided in Section 1.1 of this Agreement or if Parent or Merger Sub makes any material changes to the Offer in contravention of this Agreement; provided that any changes that are adverse to the holders of Company Common Stock shall be deemed material for purposes of this subsection
(h).

      6.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall be of no further force or effect, and no party hereto (and no stockholder, director, officer, agent, consultant, or representative of such party) shall have any further obligation or liability pursuant hereto; provided, however, that the Confidentiality Agreement, Section 4.7 (Public Announcements), this Section 6.2,
Section 6.4 (Expenses; Termination Fees), and Article VII (General Provisions) shall survive the termination of this Agreement and shall remain in full force and effect.

      6.3 PROCEDURE FOR TERMINATION. If a party has a right to terminate this Agreement under Section 6.1, it may exercise that right only by delivering written notice of such termination to the other parties, stating the subsection or subsections of Section 6.1 that provide the basis for such termination.

      6.4   EXPENSES; TERMINATION FEES.

            (a) Except as set forth in this Section 6.4, all fees and expenses incurred in connection with this Agreement, the Offer and the Merger shall be paid by the party incurring such expenses, whether or not the Offer and the Merger are consummated.

            (b)   In the event the Agreement is validly terminated pursuant to
Section 6.1(g) or Section 6.1(h), the Company shall be entitled to retain the Deposit as a non-refundable termination fee, and Parent shall reimburse the Company for all reasonable and documented out-of-pocket expenses incurred by the Company since September 1, 2004 in connection with this Agreement, the Offer and the Merger in an aggregate amount not to exceed $750,000, which expenses shall be reimbursed by Parent within three Business Days after the Company provides to Parent a notice requesting reimbursement of expenses under this Section 6.4(b), together with reasonable documentation of such expenses.

            (c)   In the event the Agreement is validly terminated pursuant to
Section 6.1(d) or Section 6.1(f) (and, with respect to termination pursuant to Section 6.1(f), the Company's breach of any of its representations, warranties, covenants or other agreements contained in this Agreement that creates such right of termination under Section 6.1(f) shall give rise to a Material Adverse Effect), the Company shall pay to Parent, within three Business Days of the notice of termination, a non-refundable termination fee of $800,000 and shall reimburse Parent for all reasonable and documented out-of-pocket expenses incurred by Parent after September 1, 2004 in connection with this Agreement, the Offer and the Merger in an aggregate amount not to exceed $750,000, which expenses shall be reimbursed by the Company within three Business Days after Parent provides to the Company a notice requesting reimbursement of expenses under this Section 6.4(c), together with reasonable documentation of such expenses. In the event the Agreement is validly terminated pursuant to Section 6.1(f) and the Company's breach of any of its representations, warranties, covenants or other agreements contained in this Agreement that creates such right of termination under Section 6.1(f) shall not give rise to a Material Adverse Effect, the Company shall pay to Parent, within three Business Days of the notice of termination, a non-refundable termination fee of $400,000 and shall reimburse Parent for all reasonable and documented out-of-pocket expenses incurred by Parent after September 1, 2004 in connection with this Agreement, the Offer and the Merger in an aggregate amount not to exceed $750,000, which expenses shall be reimbursed by the Company within three Business Days after Parent provides to the Company a notice requesting reimbursement of expenses under this Section 6.4(c), together with reasonable documentation of such expenses.

            (d)   In the event the Agreement is validly terminated pursuant to
Section 6.1(e) by reason of a withdrawal by the Board of Directors of the Company of the Company Recommendation, the Company shall pay to Parent, within three Business Days of the notice of termination, a non-refundable termination fee of $800,000 and shall reimburse Parent for all reasonable and documented out-of-pocket expenses incurred by Parent after September 1, 2004 in connection with this Agreement, the Offer and the Merger in an aggregate amount not to exceed $750,000, which expenses shall be reimbursed by the Company within three Business Days after Parent provides to the Company a notice requesting reimbursement of expenses under this Section 6.4(d), together with reasonable documentation of such expenses.

            (e) If (i) prior to the Expiration Date an Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted, or made by a third party (other than by Parent or an Affiliate of Parent) and shall not have been withdrawn or abandoned, and (ii) the Agreement is validly terminated pursuant to Section 6.1(b) because the Minimum Condition has not been satisfied, and at the time of termination, there are no Restraints in effect preventing consummation of the Offer, and Parent is not in breach of any material obligation under the Agreement, then the Company shall pay to Parent, within three Business Days of the notice of termination, a non-refundable termination fee of $800,000 and shall reimburse Parent for all reasonable and documented out-of-pocket expenses incurred by Parent after September 1, 2004 in connection with this Agreement, the Offer and the Merger in an aggregate amount not to exceed $750,000, which expenses shall be reimbursed by the Company within three
(3) Business Days after Parent provides to the Company a notice requesting reimbursement of expenses under this Section 6.4(e), together with reasonable documentation of such expenses.

            (f) If either the Parent or the Company fails to pay when due any amount payable under this Section 6.4, then the party failing to pay such amount shall reimburse the other party for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the collection of such overdue amount and the enforcement by the other party of its rights under this Section 6.4.

                  (g)   Payment of the fees and expenses described in this
Section 6.4 shall constitute the sole and exclusive remedy of Parent and Merger Sub against the Company and the Company against Parent and Merger Sub for any damages suffered or incurred in connection with this Agreement, except that the parties shall be entitled to the equitable remedies set forth in Section 7.11, including injunction and specific performance, and all other remedies available in equity to which a party is entitled. It is specifically agreed that any amount to be paid pursuant to this Section 6.4 represents liquidated damages and not a penalty.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

      7.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 7.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

      7.2 AMENDMENT. This Agreement may be amended by the parties at any time prior to the Effective Time; provided that after the Company Stockholder Approval has been obtained, there shall not be made any amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      7.3 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso of Section 7.2, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if and to the extent set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      7.4 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by internationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   If to the Parent or Merger Sub, to:

                  Mr. Alberto Candela
                  Mr. Massimo Candela
                  Fila - Fabbrica Italiana Lapis Ed Affini S.p.A.
                  Via Pozzone
                  5, Milano, Italy
                  Facsimile: 39 02 35 38 546

            With a copy (which shall not constitute notice) to:

                  Robert W. Forman, Esq.
                  Shapiro Forman Allen Miller & McPherson LLP
                  380 Madison Avenue
                  New York, NY 10017
                  Facsimile: (212) 557-1275

                  and

                  Alessandro Marena
                  Studio legale Marena, Bonvinci, Aghina e Ludergnani Via degli Omenoni, 2
                  20121 Milan
                  Italy
                  Facsimile: 39 02 72 02 39 04

            (b)   If to the Company, to:

                  Dixon Ticonderoga Company
                  Attention:  Gino Pala
                  195 International Parkway
                  Heathrow, FL  32746
                  Facsimile:  (407) 829-2574

            With a copy (which shall not constitute notice) to each of:

                  Philip M. Shasteen, Esq.
                  Johnson, Pope, Bokor, Ruppel & Burns, LLP
                  100 N. Tampa Street, Suite 1800
                  Tampa, FL  33602
                  Facsimile:  (813) 225-1857

                        and

                  Michael A. Pittenger, Esq.
                  Potter Anderson & Corroon LLP
                  1313 North Market Street
                  Hercules Plaza
                  P.O. Box 951
                  Wilmington, DE  19899
                  Facsimile:  (302) 658-1192

      7.5   DEFINITIONS. For purposes of this Agreement:

                  (a) Except as provided otherwise in Sections 2.2(b) and 3.7, "AFFILIATE" shall mean, in relation to any party hereto, any entity directly or indirectly, controlling, controlled by, or under common control with, such party, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a party, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

                  (b) Except as provided otherwise in Sections 2.2(b) and 3.7, "ASSOCIATE" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

                  (c) "BUSINESS DAY" shall have the meaning set forth in Rule 14d-1(g)(3) under the Exchange Act.

                  (d) "COMPANY STOCK OPTIONS" shall mean outstanding stock options granted pursuant to (i) the Company's Amended and Restated Stock Option Plan (formerly known as the 1988 Executive Stock Plan) and (ii) the Company's 1999 Stock Option Plan, the plans in clauses (i) and (ii) being collectively referred to as the "COMPANY STOCK PLANS."

                  (e) "CONTRACT" shall mean any written contract, agreement or obligation of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party or by which the Company or any Subsidiary or any of the assets of the Company or any of its Subsidiaries are bound.

                  (f) "ENVIRONMENTAL LAW" shall mean any federal, state, or local law of the United States, Canada, Mexico, the Peoples Republic of China or the United Kingdom, relating to (i) releases or threatened releases of Hazardous Materials; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials; or (iii) pollution or protection of the environment.

                  (g) "ENVIRONMENTAL LIEN" shall mean any Lien, whether recorded or unrecorded, in favor of any Governmental Entity, relating to any liability of the Company or any of its Subsidiaries, arising under any Environmental Law.

                  (h) "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as in effect on the date hereof.

                  (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (j) "EXISTING PERMITS" shall mean those permits, licenses, approvals, qualifications, authorizations, and registrations required by Law that the Company and its Subsidiaries have or hold.

                  (k) "GOVERNMENTAL ENTITY" shall mean any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency.

                  (l) "HAZARDOUS MATERIALS" shall mean (i) those substances defined in or regulated under any of the following United States federal statutes and any similar statutes or statutes with similar purposes in the states or in Canada, Mexico, the Peoples Republic of China or the United Kingdom, as each may be amended from time to time, and all regulations promulgated thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) asbestos or silica or mixed dust; and (iv) any regulated radioactive materials, hazardous or toxic substances, wastes, or chemicals regulated by any Governmental Entity pursuant to any Environmental Law.

                  (m) "INDEBTEDNESS" shall mean (i) all obligations for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (iii) all obligations upon which interest charges are customarily paid, (iv) all obligations under conditional sale or other title retention agreements relating to purchased property, (v) all obligations issued or assumed as the deferred purchase price of property or services (excluding obligations to creditors for raw materials, inventory, services and supplies incurred in the ordinary and usual course of business), (vi) all capitalized lease obligations, (vii) all obligations of others secured by a Lien, on property or assets, whether or not the obligations secured thereby have been assumed, (viii) all obligations under interest rate or currency hedging transactions (valued at the termination value thereof), (ix) all obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (x) all guarantees and arrangements having the economic effect of a guarantee of any indebtedness of any other Person and (xi) net obligations under any swap or derivative agreement.

                  (n)   "IRS" shall mean the Internal Revenue Service.

                  (o) "KNOWLEDGE" shall mean the actual knowledge of the directors and officers of the Company and its Subsidiaries listed in Section 7.5 of the Company Disclosure Letter.

                  (p) "LAW" shall mean any foreign, federal, state or local governmental law, rule, regulation or requirement, including any rules, regulations and orders promulgated thereunder and any orders, decrees, consents or judgments of any governmental regulatory agencies and courts having the force of law, excluding any Environmental Law.

                  (q) "LIEN" shall mean, with respect to any asset (real, personal or mixed): (i) any mortgage, pledge, encumbrance, lien, easement, lease, title defect or imperfection or any other form of security interest, whether imposed by Law or by contract; and (ii) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

                  (r) "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions has materially adversely affected or would reasonably be expected to materially adversely affect the results of operations, financial condition, or business of the Company, including its Subsidiaries together with it taken as a whole. For purposes hereof, any of the foregoing shall constitute a "Material Adverse Effect" or "Material Adverse Change" if, among other things, such effect, change, event, circumstance or condition (i) does or would reasonably be expected to result in the amount of the Company's EBITDA for the 12 months ending September 30, 2004 being reduced by 5% or more from the amount of the Company's EBITDA for the 12 months ending September 30, 2004, as reflected in the September 30, 2004 financial statements referred to in Section 2.9(b) hereof, or (ii) does or would reasonably be expected to result in the amount of the Company's EBITDA for the 12 months ending September 30, 2005 being reduced by 5% or more from the projected amount of the Company's EBITDA for the 12 months ending September 30, 2005, as reflected in the projections previously delivered to Parent and Merger Sub. In no event shall any of the following, considered alone without regard to any other effects, changes, events, circumstances or conditions, constitute a Material Adverse Effect or a Material Adverse Change: (i) a change in the trading prices of the Company's securities between the date hereof and the Effective Time; (ii) effects, changes, events, circumstances or conditions generally affecting the industry in which either the Parent or the Company operate or arising from changes in general business or economic conditions, provided such effects, changes, events, circumstances or conditions do not disproportionately impact the Company and its Subsidiaries, taken as a whole; (iii) any effects, changes, events, circumstances or conditions resulting from any change in Law or GAAP, which affect generally entities such as the Company; (iv) any effects, changes, events, circumstances or conditions resulting from the announcement or pendency of the Offer or the Merger other than a breach of a representation or warranty pursuant to this Agreement which would occur except for clauses (iv) or (v) of this definition of Material Adverse Effect and Material Adverse Change; and (v) any effects, changes, events, circumstances or conditions resulting from actions taken by the Parent or the Company in order to comply with the terms of this Agreement other than a breach of a representation or warranty pursuant to this Agreement which would occur except for clauses (iv) or (v) of this definition of Material Adverse Effect and Material Adverse Change.

                  (s) "OUTSIDE DATE" shall mean March 1, 2005; provided, however, that if, on an Expiration Date occurring on or within ten (10) Business Days prior to March 1, 2005, all conditions to Merger Sub's obligations to accept for payment and pay for shares of Company Common Stock validly tendered pursuant to the Offer are satisfied or, to the extent permitted by this Agreement, waived, other than the condition set forth in Section (vi) of Annex I, then the Company or Parent may elect, by notifying Parent or the Company, respectively, in writing, to extend the Outside Date to a date up to ten (10) Business Days after March 1, 2005, such date to be specified in such written notice.

                  (t) "PERMITTED LIENS" shall mean those Liens affecting any of the assets or properties of the Company or any of its Subsidiaries that do not materially detract from the value of the property or assets of the Company subject thereto and do not materially impair the business or operations of the Company.

                  (u) "PERSON" shall mean a natural person, corporation, partnership (general or limited), limited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity, agency or branch or department thereof, or any other legal entity.

                  (v) "PROXY STATEMENT" shall mean the proxy statement (as such term is defined in Regulation 14(a)-1 under the Exchange Act) filed with the SEC with respect to the Special Meeting, including the form of proxy, and all amendments or supplements thereto, if any, similarly filed.

                  (w) "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into, onto, or through the atmosphere, soil, surface water or groundwater.

                  (x) "RIGHTS" shall mean those Rights issued pursuant to the Rights Agreement.

                  (y) "RIGHTS AGREEMENT" shall mean the Rights Agreement, dated as of March 3, 1995, between the Company and First Union National Bank of North Carolina, as Rights Agent, and any supplements or amendments thereto.

                  (z)   "SEC" shall mean the Securities and Exchange Commission.

                  (aa) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (bb) An entity shall be deemed to be a "SUBSIDIARY" of a Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity's board of directors or other governing body, or, if there are no such voting interests, 50% or more of the equity or financial interests of such entity.

                  (cc) "TAX" shall include (i) all forms of taxation, whenever created or imposed, and whether domestic or foreign, and whether imposed by a national, federal, state, provincial, local or other Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts, (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amount described in clause (i) or (ii).

                  (dd)  "TAX LAW" shall mean any Law relating to Taxes.

                  (ee) "TAX RETURNS" shall mean all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, and any amended Tax Return.

                  (ff) "WARRANTS" shall mean those warrants issued pursuant to the Amended and Restated Note and Warrant Purchase Agreement, dated as of October 3, 2002, by and between the Company and the institutional investors named therein.

      7.6 CONSTRUCTION AND INTERPRETATION. When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto. The parties have participated jointly in the negotiation and drafting of this Agreement. If there is an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Each provision of this Agreement shall be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided in this Agreement, each such provision be read separately, be given independent significance and not be construed as limiting any other provision in this Agreement (whether or not more general or more specific in scope, substance or context). No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement.

      7.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered (whether delivered electronically or otherwise) one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      7.8 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements, negotiations and understandings, whether written, electronic or oral, among the parties with respect to the subject matter of this Agreement, and each party hereto represents and acknowledges that it has not relied in any way upon any such other agreements, negotiations or understandings, and (b) except for the provisions in Article I and Section 4.6 (Indemnification, Exculpation and Insurance), is not intended to confer upon any Person, other than the parties, any rights or remedies.

      7.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any other choice of law or conflict of law provision or rule (whether of the State of Delaware or otherwise) that would cause the application of the Laws of any jurisdiction, other than the State of Delaware.

      7.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      7.11 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, in the case of claims as to which there is exclusive federal question jurisdiction, in the United States District Court for the District of Delaware), this being in addition to any other remedy to which any party may be entitled at law or in equity, subject to Section 6.4(g) hereof. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, in the case of claims as to which there is exclusive federal question jurisdiction, in the United States District Court for the District of Delaware), in connection with any dispute that arises out of or relates to this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action arising out of or relating to this Agreement in any court other than the Court of Chancery of the State of Delaware (or, in the case of claims as to which there is exclusive federal question jurisdiction, in the United States District Court for the District of Delaware). In the event the Court of Chancery of the State of Delaware (or the Delaware Supreme Court) determines that the Court of Chancery does not have or should not exercise subject matter jurisdiction with respect to any particular action or proceeding (or part thereof) arising out of or relating to this Agreement, then each of the parties (a) consents to submit itself to the personal jurisdiction of the United States District Court for the District of Delaware, if such court has subject matter jurisdiction, and to any other court having subject matter jurisdiction and personal jurisdiction over the parties hereto, if the United States District Court for the District of Delaware does not have subject matter jurisdiction, in connection with such action or proceeding (or part thereof), (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the United States District Court for the District of Delaware and (c) agrees that it will not bring such action or proceeding (or part thereof) in, or transfer such action or proceeding (or part thereof) to, any court other than the United States District Court for the District of Delaware as provided in this Section 7.11 unless the United States District Court for the District of Delaware does not have subject matter jurisdiction. EACH OF THE PARENT, MERGER SUB, AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF.

Each of the parties hereby consents to service of any summons and complaint and any other process that may be served in any action or proceeding arising out of or relating to this Agreement in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware as is specified in this Section 7.11 by mailing by certified or registered mail copies of such process to such party at its address for receiving notice pursuant to Section
7.4 hereof. Nothing herein shall preclude service of process by any other means permitted by Law.

      7.12 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, delete specific words or phrases, or replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

      IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                       FILA - FABBRICA ITALIANA LAPIS ED
                                       AFFINI S.P.A.

                                       By:________________________________
                                       Name: ___________________________
                                       Title: __________________________

                                       PENCIL ACQUISITION CORP

                                       By:________________________________
                                       Name: __________________________
                                       Title: _________________________

                                       DIXON TICONDEROGA COMPANY

                                       By:_________________________________
                                       Name: ___________________________
                                       Title: __________________________

                                                                         ANNEX I

CONDITIONS OF OFFER

      Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Merger Sub's right to extend and amend the Offer as permitted by the Agreement and subject to any applicable rules and regulations of the SEC, including Rule 14e(1)(c) under the Exchange Act, Merger Sub shall not be required to accept for payment, or may delay the acceptance for payment of, any validly tendered Company Common Stock if:

      (i) by the expiration of the Offer (as it may be extended in accordance with the requirements of Section 1.1) the Minimum Condition shall not be satisfied;

      (ii) any of the following events shall occur and be continuing as of the Expiration Date:

            (a) there shall be any Restraints in effect preventing the consummation of the Offer;

            (b) since the date of this Agreement, there shall have occurred any Material Adverse Effect on the Company and any of its Subsidiaries taken as a whole;

            (c) the Company's board of directors shall have (i) withdrawn or modified in a manner adverse to Parent and Merger Sub the Company Recommendation, (ii) recommended any Acquisition Proposal, or (iii) resolved to do any of the foregoing of this subsection (c);

            (d) any representation or warranty of the Company contained in the Agreement that is qualified as to materiality shall not be true and complete in all respects or any representation or warranty of the Company contained in the Agreement that is not so qualified shall not be true and complete in all material respects, in each case as of the time the Offer otherwise would expire (provided that, to the extent any such representation or warranty speaks as of a specified date, it need be true and complete only as of such specified date);

            (e) the Company shall have breached or failed, in any material respect, to perform or to comply with its covenants and other agreements to be performed or complied with by it under the Agreement;

            (f) all consents, permits and approvals of Governmental Entities and other Persons necessary to permit Merger Sub to purchase the shares of Company Common Stock validly tendered and not withdrawn shall not have been obtained other than those the failure of which to obtain, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; provided that in no event shall any consent of any kind of the Company's lenders be a condition to consummation of the Offer; or

            (g) the Agreement shall have been validly terminated in accordance with its terms;

      (iii) any of the following have occurred and continue to exist (A) any general suspension of trading in, or limitation on prices for, securities on any major United States stock exchange or market, (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (B) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or
            (C) any material limitation (whether or not mandatory) by any United States federal or United States state or governmental authority or agency on the extension of credit by banks or other financial institutions;

      (iv) the Company has not filed with the SEC its Form 10-K for the year ended September 30, 2004, accompanied by certifications, without qualification, required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

      (v) the Company's shareholders who are party to the Stock Purchase Agreement with Merger Sub shall have failed to sell their stock pursuant to such Stock Purchase Agreement; or

      (vi) the number of shares of Company Common Stock validly tendered and not withdrawn prior to the final expiration of the Offer, together with the shares of Company Common Stock then beneficially owned by the Parent or its Affiliates (including, without limitation, the shares of Company Common Stock to be sold to Merger Sub pursuant to the Stock Purchase Agreement), represents less than 90% of the shares of Company Common Stock then outstanding and the Schedule 14C Information Statement, as filed with the SEC, would not be permitted by applicable SEC rules to be mailed to the Company's stockholders immediately after the Offer is consummated and the Stockholders' Written Consent is delivered to the Company.

      The foregoing conditions are for the benefit of Parent and Merger Sub, may be asserted by Parent or Merger Sub regardless of the circumstances giving rise to such condition, and except for the Minimum Condition may be waived by Parent or Merger Sub in whole or in part at any time and from time to time, subject in each case to the terms of the Agreement. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

      The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed.

                                                                         ANNEX B

PERSONAL AND CONFIDENTIAL

December 16, 2004

The Board of Directors
Dixon Ticonderoga Company, Inc.
195 International Parkway, Suite 200
Heathrow, Florida 32746-5036

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Fila Fabbrica Lapis ed Affini S.p.A. ("Fila") and its affiliates) of the outstanding shares of Common Stock, $1.00 par value per share (the "Shares"), of Dixon Ticonderoga Company, Inc. (the "Company") of the $7.00 per Share in cash proposed to be received by holders of Shares in the Tender Offer and the Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of December 16, 2004 (the "Agreement"), among Fila, Pencil Acquisition Corp., a wholly owned subsidiary of Fila ("Merger Sub"), and the Company; and the Stock Purchase Agreement, dated December 16, 2004 among Pencil Acquisition Corp. and certain Shareholders . The Agreement provides for a tender offer for all of the Shares (the "Tender Offer") pursuant to which Merger Sub will pay $7 per share in cash for each Share accepted. The Agreement further provides that, following the completion of the Tender Offer, Merger Sub will be merged with and into the Company (the "Merger") and each outstanding Share (other than Shares already owned by the Company, Fila or Merger Sub) will be converted into the right to receive $7.00 in cash. The transaction contemplated by the Agreement is referred to herein as the "Transaction."

In connection with this opinion, we have reviewed, among other things, the Agreement; internally-generated financial statements for the fiscal year ended September 30, 2004; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the three fiscal years ended September, 2003; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its senior management. We also have held discussions with members of the senior management of the Company and the Company's financial advisors regarding the assessment of its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial information and stock market information for the Company with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the U.S. writing instruments industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion does not address the underlying business decision of the Company to engage in the Transaction. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company. The opinion expressed herein is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Agreement and such opinion does not constitute a recommendation whether or not any holder of Shares should tender such Shares in connection with the Tender Offer or how any holder of Shares should vote with respect to the Merger.

The Board of Directors
Dixon Ticonderoga Company, Inc.
Page Two

Based upon and subject to the foregoing it is our opinion that, as of the date hereof, the $7.00 per Share in cash to be received by the holders (other than Fila, Merger Sub or any of their affiliates) of the Shares in the Tender Offer and the Merger is fair from a financial point of view to such holders.

Very truly yours,

/s/ SHELDRICK, McGEHEE & KOHLER, INC.
------------------
(SHELDRICK, McGEHEE & KOHLER, INC..)

                                                                         ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

APPRAISAL RIGHTS.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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